Registration No. 333-_____
 ===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-1
                             REGISTRATION STATEMENT
                                      under
                           The Securities Act of 1933

                           HARVEST STATES COOPERATIVES
               (Exact name of registrant as specified in charter)

                                  -------------

       Minnesota                           5150                  41-0251095
(State or other jurisdiction   (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

                               1667 North Snelling
                                 P.O. Box 64594
                            St. Paul, Minnesota 55164
                                 (612) 646-9433
               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)

                                 Thomas F. Baker
                          Group Vice President--Finance
                           Harvest States Cooperatives
                               1667 North Snelling
                                 P.O. Box 64594
                            St. Paul, Minnesota 55164
                                 (612) 641-3736
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  -------------

                                     Copy To
                                William B. Payne
                              Dorsey & Whitney LLP
                             220 South Sixth Street
                        Minneapolis, Minnesota 55402-1498
                                 (612) 340-2722

                                  -------------

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                      CALCULATION OF REGISTRATION FEE(1)
======================================================================
                                       Proposed
                                        Maximum             Aggregate
       Title of Each                   Aggregate            Amount of
   Class of Securities                 Offering           Registration
     to be Registered                  Price (1)               Fee
----------------------------------------------------------------------
Equity Participation          )
   Units (Milling)            )
Equity Participation          )      $100,000,000          $30,303.04
   Units (Processing          )
   and Refining)              )
======================================================================


(1)  In accordance with Rule 457(o) under the Securities Act of 1933.

                                  -------------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

===============================================================================


                           HARVEST STATES COOPERATIVES

                              CROSS REFERENCE SHEET


Item Number and Heading                         Location in Prospectus
-----------------------                         ----------------------
1.  Forepart of the Registration Statement      Outside Front Cover Page
    and Outside Front Cover Page of
    Prospectus

2.  Inside Front and Outside Back Cover         Inside Front Cover Page;
    Pages of Prospectus                         Additional Information

3.  Summary Information, Risk Factors and       Cover Page; Prospectus Summary;
    Ratio of Earnings to Fixed Charges          Risk Factors

4.  Use of Proceeds                             Use of Proceeds

5.  Determination of Offering Price             Equity Participation Units

6.  Dilution                                    Not Applicable

7.  Selling Security Holders                    Not Applicable

8.  Plan of Distribution                        Cover Page

9.  Description of Securities to be             Equity Participation Units;
    Registered                                  Dividend Policy; Membership in the Company
                                                and Authorized Capital

10. Interests of Named Experts and Counsel      Not Applicable

11. Information with Respect to the Registrant  Prospectus Summary; Risk Factors; Capitalization;
                                                Business; Management; Certain Transactions;
                                                Financial Statements

12. Disclosure of Commission Position on        Not Applicable
    Indemnification for Securities Act
    Liabilities


INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED DECEMBER 13, 1996

                           HARVEST STATES COOPERATIVES

                           Equity Participation Units
                              ____ Units (Milling)
                      ____ Units (Processing and Refining)

         Harvest States Cooperatives (the "Company") is offering Equity Participation Units ("Units") in its Wheat Milling Defined Business Unit ("Milling Business Unit") and its Oilseed Processing and Refining Defined Business Unit ("Processing and Refining Business Unit"), each of which has been designated as a Defined Business Unit by the Company's Board of Directors. Each subscriber for Units in a Business Unit is required to also enter into a Member Marketing Agreement ("Agreement") by which such holder has the right and obligation to deliver annually the number of bushels of wheat or soybeans equal to the number of Units held. Pursuant to the Agreement and the Company's Articles of Incorporation and Bylaws, subscribers for Units will participate in the net patronage sourced income from operations of the applicable Business Unit as patronage refunds. Net patronage sourced income from a Business Unit will be allocated on the basis of wheat or soybeans delivered pursuant to the Agreement.

         The Units in the Milling Business Unit are expected to represent 50% of the milling capacity if all are sold (giving effect to construction of additional capacity now in process and anticipated). The Units in the Processing and Refining Business Unit are expected to represent 50% of the soybean crushing capacity if all are sold.

         Any person wishing to purchase Units must execute a Subscription Agreement in the form of Exhibit A and an Agreement in the form of Exhibit B and send them, accompanied by payment, to the Company at 1667 North Snelling, P.O. Box 64594, St. Paul, Minnesota 55164. Such Subscription Agreement and Agreement are subject to acceptance by the Company in its sole discretion. The Subscription Agreement and the Agreement must both be accepted if either is accepted. Pending acceptance, all payments will be deposited in a segregated bank account. A subscriber will receive interest income at the rate borne by the segregated account if the subscriber's subscription is not accepted.

         The offering of Units pertaining to a particular Business Unit will continue through May 31, 1997, unless earlier terminated by the Company, which may occur when all such Units have been sold by the Company or for any other reason without the sale of any Units. If by the close of business on May 31, 1997, all Units pertaining to a particular Business Unit have not been subscribed for, the Company may (i) terminate the offering as to those Units,
(ii) accept subscriptions submitted for those Units and terminate the offering for the remaining Units or (iii) accept subscriptions submitted for those Units and continue the offering for the remaining Units. Upon acceptance, Agreements will become effective as of June 1, 1997. The Company reserves the right to offer Units where the subscriber has defaulted in payment.

         No producer may subscribe for Units representing more than anticipated 1997 production. No subscription for less than $6,000 will be accepted (except to the extent prorated, as described in the next paragraph). No one Defined Member may own more than 1% of the outstanding capacity of any one Business Unit.

         If on ___________, 1997, the Units of either Business Unit have been oversubscribed, subscriptions will be accepted, subject to approval of the Board of Directors, on a prorata basis, based on subscriptions actually received by the Company through the close of business on that date.

         A member may elect to use outstanding Capital Equity Certificates for the payment of up to one-sixth of the purchase price. In addition, patrons of Affiliated Associations who wish to subscribe may, if authorized by an Affiliated Association, elect to use outstanding patrons' equities of such Affiliated Association for the payment of up to one-sixth the purchase price if the Affiliated Association agrees that such patrons' equities will be redeemed simultaneously with Capital Equity Certificates of the Company held by such Affiliated Association.

SEE "RISK FACTORS" COMMENCING ON PAGE 5 FOR A DISCUSSION OF CERTAIN MATERIAL FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE UNITS OFFERED HEREBY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                                   Underwriting
                                                                   Discounts and                  Proceeds to the
                                          Price                     Commissions(1)                   Company (2)
                                      -------------               ---------------                 ----------------
Milling
   Per Unit .....................   $                         $       --                            $
   Total ........................$                            $       --                       $

Processing and
   Refining
   Per Unit .....................   $                         $       --                            $
   Total ........................$                            $       --                       $


---------------

(1) Units are being offered by the Company, and no discounts or commissions will be paid.

(2)      Before deduction of expenses estimated to be $________.



              The date of this Prospectus is ______________, 1997.

         No person has been authorized to give any information or to make any representations not contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or a solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

                                  -------------

                                                       Page
 Prospectus Summary                                      3
 Risk Factors                                            5
 Equity Participation Units
 Trading of Units
 Use of Proceeds
 Dividend Policy
 Capitalization
 Business
 Management
 Certain Transactions
 Membership in the Company and Authorized Capital
 Validity of Units
 Experts
 Additional Information
 Index to Financial Statements ......................    F-1
 Exhibits
    Subscription Agreement...........................    Exhibit A
    Member Marketing Agreement.......................    Exhibit B

                                  -------------

         Until ________, 1997 (25 days after the date of this Prospectus), all dealers effecting transactions in the Units offered hereby, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

         The Company intends to furnish holders of the Units with annual reports containing financial statements audited by its independent public accountants, but does not intend to furnish interim reports.

                               PROSPECTUS SUMMARY


        The following summary is qualified in its entirety by the more detailed information and the financial statements and related notes included elsewhere in this Prospectus.

The Company

        Harvest States Cooperatives (the "Company") is an agricultural cooperative. Its primary business is merchandising grain, which involves purchase of various grains from its Individual Members, Affiliated Associations and others, sale of the grain to users, exporters and other intermediaries and arranging for transportation and storage of purchased grain for delivery to buyers. The Company also sells feed and other farm supplies to its Individual Members and others, offers services to its Individual Members and Affiliated Associations, crushes and refines soybeans, through a joint venture participates in the food processing and packaging business and mills wheat.

The Processing and Refining Division; the Milling Division

        Through this Prospectus, the Company is offering an opportunity to participate in the patronage sourced income from soybeans from its Oilseed Processing and Refining Division (also known as Honeymead Products Company) ("Processing and Refining Division") and the patronage sourced income from its Wheat Milling Division (also known as Amber Milling Company) ("Milling Division"). While the Processing and Refining Division and the Milling Division will remain part of the Company, patronage earnings from the businesses operated by those Divisions will inure in part to the purchasers of the Units.

        At its integrated crushing and refining facility in Mankato, Minnesota, the Processing and Refining Division processes soybeans into soybean meal, soyflour and crude soybean oil. The crude soybean oil, with additional purchased crude oil, is refined.

        The Milling Division mills durum wheat into flour and semolina and, to a lesser extent, mills spring and winter (hard) wheats into bread flour. While the Milling Division had historically concentrated on durum wheat milling and is the largest miller of durum wheat in the United States, with the opening of a new mill in 1995 and the scheduled opening of another mill in February 1997, the Division has broadened its markets to include bakery flour and significantly increased its capacity.

The Offering

        The Company is offering Equity Participation Units in its Wheat Milling Business Unit and its Oilseed Processing and Refining Business Unit, each of which has been designated as a Defined Business Unit by the Company's Board of Directors. Each subscriber for Units in a Business Unit is required to also enter into an a Member Marketing Agreement ("Agreement") by which such holder has the right and obligation to deliver annually the number of bushels of wheat or soybeans equal to the number of Units held. Pursuant to the Agreement, subscribers for Units will participate in the net patronage sourced income from operations of the applicable Business Unit as patronage refunds. Net patronage sourced income from a Business Unit will be allocated on the basis of wheat or soybeans delivered pursuant to the Agreement.

Risk Factors

     Certain material factors should be considered in connection with an investment in the Units offered hereby. See "Risk Factors."

Summary Consolidated Financial Data



Income Statement Data:
                                                                                                              Three Months Ended
                                                       Years Ended May 31,                                         August 31,
                              --------------------------------------------------------------------            -------------------
                             1992            1993            1994            1995            1996            1995            1996
                             ----            ----            ----            ----            ----            ----            ----
Revenues
  Sales:
   Grain .............. $2,858,358,055  $2,793,407,187  $3,086,531,429  $4,191,665,535  $7,127,223,407 $1,341,016,649 $1,875,912,189
   Processed
    grain .............    460,088,193     501,297,427     593,116,553     708,219,307     819,863,541    187,687,561    234,548,425
   Feed and farm
    supplies ..........    118,788,291     138,103,158     165,925,459     156,699,068     207,252,696     43,124,346     61,003,251
                        --------------  --------------  --------------  --------------  -------------- -------------- --------------
                         3,437,234,539   3,432,807,772   3,845,573,441   5,056,583,910   8,154,339,644  1,571,828,556  2,171,463,865
  Patronage
   dividends ..........      4,476,323       7,781,622       6,609,602       6,512,481      13,278,997      1,801,005      4,504,239
  Other revenues ......     39,803,692      41,671,562      45,895,922      57,556,984      68,339,523     16,782,771     14,839,801
                        --------------  --------------  --------------  --------------  -------------- -------------- --------------
                         3,481,514,554   3,482,260,956   3,898,078,965   5,120,653,375   8,235,958,164  1,590,412,332  2,190,807,905
Costs and expenses:
  Cost of goods
   sold ...............  3,384,418,840   3,384,637,000   3,786,336,764   4,981,820,272   8,076,073,326  1,556,325,280  2,156,922,994
  Marketing, general,
   and admin-
   istrative ..........     48,266,596      52,545,022      60,847,099      69,509,491      70,054,248     18,505,661     19,595,114
  Interest ............     12,842,991       8,964,230      10,250,765      19,268,575      31,921,936      6,511,366      4,621,786
                        --------------  --------------  --------------  --------------  -------------- -------------- --------------
                         3,445,488,427   3,446,146,252   3,857,434,628   5,070,598,338   8,178,049,510  1,581,642,307  2,181,139,894
                        --------------  --------------  --------------  --------------  -------------- -------------- --------------
Earnings before
  income taxes ........     36,026,127      36,114,704      40,644,337      50,055,037      57,908,654      8,770,025      9,668,011

Income taxes ..........      5,000,000       3,725,000       5,500,000       5,100,000       6,900,000      1,150,000      1,150,000
                        --------------  --------------  --------------  --------------  -------------- -------------- --------------

Net earnings .......... $   31,026,127  $   32,389,704  $   35,144,337  $   44,955,037  $   51,008,654 $    7,620,025 $    8,518,011
                        ==============  ==============  ==============  ==============  ============== ============== ==============




                                                            May 31,                                                 August 31,
                              --------------------------------------------------------------------        --------------------------
                               1992           1993             1994            1995           1996            1995          1996
                               ----           ----             ----            ----           ----            ----          ----
Balance Sheet Data
 (at end of period):
  Working capital .....     66,880,378      69,550,702      69,409,621      66,904,085      95,874,938      64,971,312    98,393,079
  Net property, plant
   and equipment ......    137,919,139     146,223,870     156,311,551     205,837,690     232,145,401     216,001,148   208,605,760
  Total assets  .......    523,018,883     612,261,778     734,655,223     924,533,569   1,228,772,684   1,122,040,355   983,806,311
  Long-term debt,
   including current
   maturities .........     49,196,060      44,479,207      39,135,097      84,816,525     132,629,176      97,566,932   129,012,393
  Total equity ........    222,126,239     246,797,147     270,761,017     299,487,893     337,252,119     307,961,026   346,382,651
                        ==============  ==============  ==============  ==============  ==============  ==============  ============


                                  RISK FACTORS

         Supply and Demand. The Company may be adversely affected by supply and demand relationships, both domestic and international. Supply is affected by weather conditions, disease, insect damage, acreage planted, government regulation and policies and commodity price levels. The business is also affected by transportation conditions, including rail, vessel, barge and truck. Demand may be affected by foreign governments and their programs, relationships of foreign countries with the United States, the affluence of foreign countries, acts of war, currency exchange fluctuations and substitution of commodities. Demand may also be affected by changes in eating habits, by population growth and increased or decreased per capita consumption of some products.

         Recent Developments. Rising grain and oilseed prices in the 1995 growing and harvesting season, which continued into 1996, tended to reduce inventories of stored grain, but prompted producers in Europe, Canada, Argentina, Australia and other countries to plant additional grain. Prices for most grains have fallen substantially in recent months. Worldwide wheat production is reported to be up, and United States exports of wheat are expected to be down, in the year ending May 31, 1997.

         The Freedom to Farm Act of 1996, enacted in April 1996, removes a requirement that some land be idled from production as a consequence of receipt of federal farm subsidies. As a result, the amount of land planted in some types of crops is expected to increase in the future. The budget for the federal export subsidy program has decreased substantially from recent years, adversely affecting the ability of the United States to sell grain in world markets.

         Price Risk and Hedging. Upon purchase, the Company has risks of carrying grain, including price changes and performance risks (including delivery, quality, quantity and shipment period), depending upon the type of purchase contract entered into. The Company is exposed to risk of loss in the market value of positions held, consisting of grain inventory and purchase contracts at a fixed or partially fixed price, in the event market prices decrease. The Company is also exposed to risk of loss on its fixed price or partially fixed price sales contracts in the event market prices increase.

         To reduce the price change risks associated with holding fixed price positions, the Company generally takes opposite and offsetting positions by entering into grain commodity futures contracts (either a straight futures contract or an options futures contract) on regulated commodity futures exchanges. While hedging activities reduce the risk of loss from changing market values of grain, such activities also limit the gain potential which otherwise could result from changes in market prices of grain. Hedging arrangements do not protect against nonperformance of a contract.

         At any one time the Company's inventory and purchase contracts for delivery to the Company may be substantial.

         Processing and Refining Risks. Competition in the soybean processing and refining business is driven by price, transportation costs, service and product quality. The industry is highly competitive. Competitors are adding new plants and expanding capacity of existing plants. Unless exports increase or existing refineries are closed, this extra capacity is likely to put additional pressure on prices and erode margins. Several competitors operate over various market segments and may be suppliers to or customers of other competitors.

         Milling Risks. The Company's Wheat Milling Division has under construction a flour mill in Houston, Texas, which is not yet operational, and plans to construct semolina and flour and bread flour mills in Pocono, Pennsylvania, but final approvals by local and state authorities have not been received. There can be no assurance that these new mills, if completed, will be competitively or operationally successful. There can be no assurance that the necessary approvals for the Pocono facility will be obtained.

        Taxation. The Internal Revenue Service could take a position on patronage refunds adverse to the holders of the Units. Further, current income tax laws and regulations pertaining to the receipt of patronage refunds could be changed.

                                 USE OF PROCEEDS

         The net proceeds from the sale of the Units offered hereby are estimated to be $_________, assuming that each subscriber uses Capital Equity Certificates to the full extent allowed in payment of the purchase price, and after deducting the estimated offering expenses.

         The Company will use the net proceeds initially to repay outstanding balances under the Company's unsecured revolving credit facility. As of January 31, 1997, $_________ of borrowings were outstanding under this facility. The facility is used primarily to fund working capital needs. See "Capitalization."

         Upon a change in its redemption policy for Patrons' Equities by the Board of Directors (see "Membership in the Company and Authorized Capital--Debt and Equity Instruments--Redemption or Retirement of Patrons' Equities and Allocated Reserve"), a portion of the proceeds will be used for redemption of Patrons' Equities. Proceeds may also be used for construction of the proposed Pocono Mill (see "Business--Wheat Milling--Facilities") and for other capital purposes.


                                 DIVIDEND POLICY

         The Company distributes net patronage earnings on an annual basis in the form of patronage refunds which are distributed as a combination of cash and Patrons' Equities. Patrons' Equities are retired in accordance with policies established by the Board of Directors.

        Holders of the Units will not be entitled to the payment of dividends by virtue of holding such Units. However, holders of the Units will be entitled to receive patronage refunds attributable to the patronage sourced income from operations of the applicable Business Unit on the basis of wheat or soybeans delivered pursuant to the Agreement. The Board of Directors has not yet determined the proportion of such patronage refunds to be paid in cash and the portion to be paid as Patrons' Equities, nor has it set a policy for retirement of Patrons' Equities arising from Business Units. The Company expects that a high percentage of patronage refunds will be payable in cash and that non-cash patronage dividends from Business Units will be retired over a period not to exceed 10 years.

         The Company is not authorized to issue capital stock and accordingly does not pay dividends on capital stock. The Board of Directors is authorized to establish the rights, preferences and privileges of equity securities, which could include the payment of dividends, but no such equity securities are presently outstanding.


                                 CAPITALIZATION

         The following table sets forth the capitalization of the Company at November 30, 1996, as adjusted to give effect to the issuance and sale by the Company of the Units offered hereby and the application of the estimated net proceeds therefrom.

                                                                       November 30, 1996
                                                                       -----------------
                                                            Outstanding                    As Adjusted
                                                         ------------------             -------------------

Short-term debt (1):    ...............................  $                 (2)          $
                                                         ==================             ===================

Long-term debt:
   St. Paul Bank for Cooperatives, with
      fixed and variable interest rates
      from 6.24% to 7.51%, due in
      installments through 2007 .......................  $ 69,675,333                   $

   National Bank for Cooperatives, with fixed and
      variable interest rates from
      6.24% to 7.51%, due in installments
      through 2007.....................................    51,083,333

   Industrial development revenues bonds, payable
      through July 2005, interest
      rate 7.4%.......................................     2,100,000

   Capitalized lease obligations, with
      fixed and variable rates from 8.0%
      to 8.90%.........................................     5,979,743

   Mortgages payable and other  .......................     1,736,579
                                                         ------------------             -------------------
                                                          130,574,988

   Equity
      Equity Participation Units.......................           --                       100,000,000
      Capital equity certificates......................
      Non-patronage certificates.......................
      Capital reserve..................................
      Patronage dividend payable in cash ..............
      Net earnings.....................................
                                                                                        -------------------

                                                         ------------------             -------------------
         Total capitalization..........................                                 $
                                                         ==================             ===================

(1) The Company has a $550,000,000 Revolving Credit Facility provided by CoBank, ACB, St. Paul Bank for Cooperatives and other lenders which will remain in place until October 31, 1997, subject to extension. The Company may select a method of calculating interest based on a base rate, LIBOR or a bid rate.

(2)      As of January 31, 1997.


                                    BUSINESS

         Harvest States Cooperatives (the "Company") is an agricultural cooperative. Its primary business is merchandising grain, which involves purchase of various grains from its Individual Members, Affiliated Associations and others, sale of the grain to users, exporters and other intermediaries and arranging for transportation and storage of purchased grain for delivery to buyers. The Company also sells feed and other farm supplies to its Individual Members and others, offers services to its Individual Members and Affiliated Associations, crushes and refines soybeans, through a joint venture participates in the food processing and packaging business and mills wheat.

        Through this Prospectus, the Company is offering an opportunity to participate in the patronage sourced income from its Oilseed Processing and Refining Division (also known as Honeymead Products Company) ("Processing and Refining Division") and its Wheat Milling Division (also known as Amber Milling Company) ("Milling Division"). While the Processing and Refining Division and the Milling Division will remain part of the Company, the patronage earnings from the businesses operated by those Divisions will inure in part to the purchasers of the Units.

         Information is presented in this Prospectus on the historical operations of the Company, including the Processing and Refining Division and the Milling Division. In addition, certain historical and pro forma information is presented for the Processing and Refining Business Unit and the Milling Business Unit.

         The Company has authorized three classes of membership: Individual Members ("Individual Members"), Affiliated Associations ("Affiliated Associations") and Defined Members ("Defined Members"). Individual Members are producers of agricultural products who have done business with the Company during its last fiscal year and have consented to take patronage into account for tax purposes. Affiliated Associations are associations of producers of agricultural products complying with certain federal requirements which have done at least $100,000 of business with the Company during its last fiscal year and have consented to take patronage into account for tax purposes. Defined Members are persons otherwise eligible for membership who hold Equity Participation Units. Currently, there are no Defined Members. As of June 1, 1996, the Company had 35,915 Individual Members and 503 Affiliated Associations.

         The Company's principal executive offices are located at 1667 North Snelling Avenue, St. Paul, Minnesota 55108 (612-646-9433). As of November 30, 1996, the Company employed 1,954 full and part-time regular employees.

         Individual Members, Defined Members and Affiliated Associations who sell grain to the Company, and Individual Members, Defined Members, Affiliated Associations and consenting patrons who purchase goods and services from the Company are entitled to receive patronage refunds from the Company, which are declared on an annual basis. The Company may also allocate non-member-sourced income to its Members and Non-Member Consenting Patrons in proportion to patronage. See "Membership in the Company and Authorized Capital."


Selected Consolidated Financial and Operating Data

        The selected financial information presented below has been derived from the Company's consolidated financial statements. The consolidated financial statements for the years ended May 31, 1992, 1993, 1994, 1995 and 1996, have been audited by Deloitte & Touche LLP, independent auditors. The consolidated financial statements for the three-month periods ended August 31, 1995 and 1996, are unaudited. In management's opinion, the unaudited financial statements for the three-month periods include all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the Company's financial condition and results of operations for such periods. The results for the three-month period ended August 31, 1996, are not necessarily indicative of the results expected for the full year. The selected consolidated financial information should be read in conjunction with the Company's consolidated financial statements and notes thereto included elsewhere in this Prospectus.


Income Statement Data:
                                                                                                              Three Months Ended
                                                       Years Ended May 31,                                         August 31,
                              --------------------------------------------------------------------            -------------------
                             1992            1993            1994            1995            1996            1995            1996
                             ----            ----            ----            ----            ----            ----            ----
Revenues
  Sales:
   Grain ........       $2,858,358,055  $2,793,407,187  $3,086,531,429  $4,191,665,535  $7,127,223,407 $1,341,016,649 $1,875,912,189
   Processed
    grain ...........      460,088,193     501,297,427     593,116,553     708,219,307     819,863,541    187,687,561    234,548,425
   Feed and farm
    supplies ........      118,788,291     138,103,158     165,925,459     156,699,068     207,252,696     43,124,346     61,003,251
                        --------------  --------------  --------------  --------------  -------------- -------------- --------------
      ...............    3,437,234,539   3,432,807,772   3,845,573,441   5,056,583,910   8,154,339,644  1,571,828,556  2,171,463,865
  Patronage
   dividends ........        4,476,323       7,781,622       6,609,602       6,512,481      13,278,997      1,801,005      4,504,239
  Other revenues ....       39,803,692      41,671,562      45,895,922      57,556,984      68,339,523     16,782,771     14,839,801
                        --------------  --------------  --------------  --------------  -------------- -------------- --------------
                         3,481,514,554   3,482,260,956   3,898,078,965   5,120,653,375   8,235,958,164  1,590,412,332  2,190,807,905
Costs and expenses:
  Cost of goods
   sold .............    3,384,418,840   3,384,637,000   3,786,336,764   4,981,820,272   8,076,073,326  1,556,325,280  2,156,922,994
  Marketing, general,
   and admin-
   istrative ........       48,266,596      52,545,022      60,847,099      69,509,491      70,054,248     18,505,661     19,595,114
  Interest ..........       12,842,991       8,964,230      10,250,765      19,268,575      31,921,936      6,511,366      4,621,786
                        --------------  --------------  --------------  --------------  -------------- -------------- --------------
                         3,445,488,427   3,446,146,252   3,857,434,628   5,070,598,338   8,178,049,510  1,581,642,307  2,181,139,894
                        --------------  --------------  --------------  --------------  -------------- -------------- --------------
Earnings before
  income taxes ......       36,026,127      36,114,704      40,644,337      50,055,037      57,908,654      8,770,025      9,668,011

Income taxes ........        5,000,000       3,725,000       5,500,000       5,100,000       6,900,000      1,150,000      1,150,000
                        --------------  --------------  --------------  --------------  -------------- -------------- --------------

Net earnings ........   $   31,026,127  $   32,389,704  $   35,144,337  $   44,955,037  $   51,008,654 $    7,620,025 $    8,518,011
                        ==============  ==============  ==============  ==============  ============== ============== ==============



Balance Sheet Data
 (at end of period):
                                                            May 31,                                                 August 31,
                              --------------------------------------------------------------------            -------------------
                              1992          1993             1994             1995            1996            1995           1996
                              ----          ----             ----             ----            ----            ----           ----
  Working capital  ...      66,880,378      69,550,702      69,409,621      66,904,085      95,874,938      64,971,312    98,393,079
  Net property, plant
   and equipment .....     137,919,139     146,223,870     156,311,551     205,837,690     232,145,401     216,001,148   208,605,760
  Total assets  ......     523,018,883     612,261,778     734,655,223     924,533,569   1,228,772,684   1,122,040,355   983,806,311
  Long-term debt,
   including current
   maturities ........      49,196,060      44,479,207      39,135,097      84,816,525     132,629,176      97,566,932   129,012,393
  Total equity  ......     222,126,239     246,797,147     270,761,017     299,487,893     337,252,119     307,961,026   346,382,651
                        ==============  ==============  ==============  ==============  ==============  ==============  ============



Management's Discussion and Analysis of Financial Condition and
Results of Operations

      Results of Operations

              Comparison of Three Months Ended August 31, 1996, with 1995

         The Company's consolidated net earnings for the three month period ended August 31, 1996 of $8,500,000 improved $900,000 over 1995 due to increased volumes and slightly higher gross margins per bushel within its Milling
Division and increased patronage refunds received on purchases of wholesale crop inputs, partially offset by lower earnings in the Grain Marketing Division due to decreased volumes and gross margins per bushel.

         Consolidated net sales of $2,171,000,000 increased by $600,000,000 (38%) during the three months ended August 31, 1996 compared to the same period of 1995. This increase is primarily attributed to an increase in the weighted average of all commodities sold of $5.83 compared to $3.58 for 1995.

         Patronage dividends received increased $2,700,000 (150%) for the three month period ended August 31, 1996 versus 1995 as a result of higher patronage earnings distributed by cooperative customers and suppliers.

         Other revenues decreased $2,000,000 (12%) through August 31, 1996 versus 1995 primarily due to a decrease in interest income of $1,800,000, a decrease in joint venture income of $500,000, primarily from those joint ventures involved in the exporting of grain, and a decrease in storage and handling income of $400,000, partially offset by an increase in commission income of $700,000.

         Cost of goods sold of $2,157,000,000 for the three month period ended August 31, 1996 increased $601,000,000 (39%) from the same period of 1995. This increase is attributable primarily to an increase in the weighted average cost of commodities of $5.79 in 1996 from $3.54 in 1995.

         Marketing and administrative expenses increased $800,000 (4%) during the 1996 period from the 1995 period due to an increase in the relative size of the Company's operations.

         Interest expense decreased $1,900,000 (29%) for the 1996 period from 1995 attributable to a decline in working capital requirements.

         Tax expense for the three month period ended August 31, 1996 remained relatively unchanged from 1995 with effective tax rates of 11.9% and 13.1%, respectively.

              Comparison of Year Ended May 31, 1996 with 1995

         Consolidated net earnings of approximately $51,000,000 for the year ended May 31, 1996 is a $6,100,000 increase from 1995. This increase is attributed primarily to increased volumes of grain handled and increased returns on investments.

         Consolidated net sales of $8,154,000,000 in 1996 increased by $3,097,000,000 (61%) in 1996. This increase was due principally to grain volume of 1.7 billion bushels in 1996, an increase of 550 million bushels over 1995 and an increase in grain price as a weighted average of all commodities sold which was $4.21 for 1996, 56 cents per bushel greater than 1995.

         Patronage dividends increased $6,800,000 (105%) in 1996 compared to 1995 resulting from higher patronage earnings distributed by cooperative customers and suppliers.

         Other revenues of $68,300,000 increased $10,700,000 (19%) in 1996. This net increase was due primarily to an increase of $4,600,000 in service revenues, from the Company's export facilities, and an increase in joint venture income of $8,500,000, primarily from those joint ventures involved in the exporting of grain, net of a $2,400,000 decrease in all other categories of other revenues, including the write-down of investments totaling $1,100,000.

         Cost of goods sold of $8,076,000,000 increased $3,094,000,000 (62%) in
1996. This increase is attributable primarily to an increase in the weighted average cost of commodities of $4.16 in 1996 from $3.59 in 1995.

         Marketing and administrative expenses were essentially flat compared to 1995. An expansion of the relative size of the Company's operations, which increased costs in certain areas, was offset by a decrease in pension costs of $4,000,000, principally caused by a settlement adjustment recognized in 1995.

         Interest expense of $31,900,000 increased $12,600,000 (65%) in 1996.
This increase is substantially attributable to a $10,300,000 increase in interest on short-term debt incurred to finance increased volumes at higher prices and an increase of $3,200,000 in interest on long-term debt incurred primarily for the expansion of property, plant, and equipment.

         Income tax expense of $6,900,000 and $5,100,000 for 1996 and 1995, respectively, results in effective tax rates of 11.9% and 10.2%. The increase in the effective tax rate is primarily attributable to an increase in non-patronage income during 1996.

              Comparison of Year Ended May 31, 1995 with 1994

         The Company's consolidated net earnings of approximately $45,000,000 for 1995 was a $9,900,000 increase from 1994 primarily attributed to increased grain handled at margins per bushel equal to that of the prior year, along with increased joint venture and export terminal service revenues.

         Consolidated net sales of $5,057,000,000 increased by $1,211,000,000 (31%) in 1995. This increase was due principally to grain volume of 1.15 billion bushels in 1995 compared to 816 million bushels in 1994, an increase of 334 million bushels (41%), offset by price as a weighted average of all commodities sold of $3.65 for 1995 compared to $3.78 for 1994, a decrease of 13 cents per bushel.

         Other revenues of $57,600,000 increased $11,700,000 (25%) from 1994.
This net increase was due primarily to an increase of $2,200,000 in service revenues, for the most part at the Company's export facilities, an increase in joint venture income of $4,300,000, primarily from those joint ventures involved in the exporting of grain, and an increase of $3,500,000 in interest income primarily generated from short-term loans to local Affiliated Associations of the Company.

         Cost of goods sold of $4,982,000,000 increased $1,196,000,000 (32%).
This increase is primarily attributed to higher volumes of grain handled offset to some extent by lower grain prices. The weighted average cost of commodities was $3.59 in 1995, down from $3.72 in 1994.

         Marketing and administrative expenses of $69,500,000 increased $8,700,000 (14%) in 1995. This increase was due to an expansion of the relative size of the Company's operations which increased costs in certain areas, and an increase in pension costs of $4,000,000 principally caused by a benefit plan settlement adjustment recognized in 1995.

         Interest expense of $19,300,000 increased $9,000,000 (87%) in 1995.
This increase is substantially attributed to increased volumes of business and an increase of $3,000,000 in interest on long-term debt incurred primarily for the expansion of property, plant and equipment.

         Income tax expenses of $5,100,000 and $5,500,000 for 1995 and 1994, respectively, result in effective tax rates of 10.2% and 13.5%.

      Liquidity and Capital Resources

              Cash Flows from Operations

         Operating activities of the Company provided cash of $302,100,000 during the three months ended August 31, 1996, while operating activities used $18,700,000 of cash for the same period in 1995. Net cash provided and used for operations during these periods is primarily attributable to the changes in working capital requirements with such balance declining and therefore contributing working capital of $292,500,000 in 1996. Working capital requirements increased and therefore used cash in the net amount of $27,700,000 in 1995.

         Net cash used for the Company's operating activities totaled $105,700,000, $49,700,000 and $33,200,000, respectively, for the years ended
1996, 1995 and 1994. The increase in net cash used in operations in 1996, compared to 1995 and 1994, resulted primarily from increases in grain inventories and receivables due to higher volumes of grain processed.

              Cash Flows from Investing

         Net cash flows used in the Company's investing activities were $100,000 and $13,400,000 during the three months ended August 31, 1996 and 1995, respectively. Acquisitions of property, plant and equipment comprised the principal use of this cash in each of the periods.

         On August 31, 1996 the Company formed a joint venture with a regional food processing company, and contributed substantially all of the net assets of its Holsum Foods Division as its capital investment in the joint venture. In return for these net assets, the Company received a 40% interest in the joint venture and the joint venture assumed debt of $33,000,000.

         For the years ended 1996, 1995 and 1994, net cash flows used in the Company's investing activities totaled $37,600,000, $71,400,000 and $24,300,000, respectively. The acquisition of property, plant and equipment comprised the primary use of cash in each of these three years, totaling $40,500,000, $69,300,000 and $28,000,000 in 1996, 1995 and 1994, respectively.

              Cash Flows from Financing

         The Company finances its working capital needs through short-term lines of credit with the banks for cooperatives and commercial banks. As of May 31, 1996 the Company had short-term lines of credit totaling $570,000,000, of which $550,000,000 was committed and $324,000,000 was outstanding.

         The Company decreased its outstanding net short-term borrowings by $315,000,000 during the three months ended August 31, 1996 and increased such borrowings by $10,500,000 during that period in 1995.

         For the years ended May 31, 1996, 1995 and 1994, the Company increased its outstanding net short-term borrowings by $124,000,000, $87,000,000 and $79,500,000, respectively, in order to fund the working capital needs caused by the increase in grain volumes.

         The Company has financed its long-term capital needs, primarily the acquisition of property, plant, and equipment, with long-term agreements through the banks for cooperatives with maturities through the year 2007. Total indebtedness of these agreements totaled $120,700,000 and $70,300,000 on May 31, 1996 and 1995, respectively. The Company also had long-term debt in the form of capital leases, industrial development revenue bonds and miscellaneous notes payable totaling $11,900,000 and $14,500,000 on May 31, 1996 and 1995,
respectively.

         The Company borrowed on a long-term basis $15,000,000 during the three months ended August 31, 1995 and repaid long-term debt in the amounts of $3,600,000 and $2,500,000 for the same period of 1996 and 1995.

         The Company borrowed on a long-term basis $58,000,000, $51,000,000 and $1,200,000 and repaid long-term debt in the amounts of $11,300,000, $5,900,000 and $6,500,000 in 1996, 1995 and 1994, respectively.

         The Company anticipates further short-term financing needs to fund increases in the volume of grain handled and further long-term needs to fund acquisitions of grain facilities and for expansion and development of existing value-added businesses. Management believes such needs can be financed with a combination of debt and the proceeds of this offering.

         In accordance with the bylaws and by action of the Board of Directors, annual net earnings from patronage sources are distributed to consenting patrons following the close of each year and are based on amounts reportable for federal income tax purposes as adjusted in accordance with the bylaws. The cash portion of this distribution, deemed by the Board of Directors to be 30% of such earnings for 1996, 1995 and 1994, respectively, totaled $11,000,000, $10,000,000 and $6,800,000.

         The Board of Directors authorized the redemption of patronage certificates held by patrons who were 72 years of age and those held by estates of deceased patrons during the three months ended August 31, 1996 and 1995. These amounts totaled $1,600,000 and $1,700,000, respectively.

         The Board of Directors authorized the redemption of patronage certificates held by patrons who were 72 years of age and those held by estates of deceased patrons during the years ended May 31, 1996, 1995 and 1994. These amounts totaled $6,600,000, $5,700,000 and $5,500,000, respectively.


GRAIN MERCHANDISING

Industry Overview

         Grain and oilseed merchandising involves the sale and distribution of grain and oilseeds from producer to processor, to be processed for human and animal consumption and other uses. These commodities are produced and consumed throughout the world. Increased worldwide demand is generated through population growth and, for certain regions, increased per capita food consumption supported by growing affluence. Demand for these commodities is satisfied by worldwide production, which is in part determined by prevailing prices.

         In recent years, a significant portion of high demand grains (wheat, corn and soybeans) grown domestically has been exported. United States production competes with production in numerous other countries to supply worldwide demand for these grains. A portion of domestic demand for other grains has been satisfied by imports, and United States producers compete against those imports. The ability of producers in particular countries to compete on a worldwide basis may be enhanced by governmental support and protection, which may vary from time to time. Demand for grain and perceptions about prevailing supplies and future production affect prices for grain, which can be erratic.

         In the United States, grain merchandising involves the purchase of grain, sale for export or further domestic use and storage and transportation to export facilities or to users.

         Grain merchandising may be adversely affected by supply and demand relationships, both domestic and international. Supply is affected by weather conditions, disease, insect damage, acreage planted, government regulation and policies and commodity price levels. The business is also affected by transportation conditions, including rail, vessel, barge and truck. Demand may be affected by foreign governments and their programs, relationships of foreign countries with the United States, the affluence of foreign countries, acts of war, currency exchange fluctuations and substitution of commodities. Demand may also be affected by changes in eating habits, by population growth and increased or decreased per capita consumption of some products.

         Recent Developments. Rising grain prices in the 1995 growing and harvesting season, which continued into 1996, tended to reduce inventories of stored grain, but prompted producers in Europe, Canada, Argentina, Australia and other countries to plant additional grain. Prices for most grains have fallen substantially in recent months.

         Worldwide wheat production is reported to be up, and United States exports of wheat are expected to be down, in the year ending May 31, 1997.

         Demand for corn has been supported domestically by its use in feeding cattle. United States exports of meat have continued to increase.

         The Freedom to Farm Act of 1996, enacted in April 1996, removes a requirement that some land be idled from production as a consequence of receipt of federal farm subsidies. As a result, the amount of land planted in some types of crops is expected to increase in the future. The budget for the federal export subsidy program has decreased substantially from recent years, adversely affecting the ability of the United States to sell grain in world markets.

Introduction

         The Company buys grain through its Grain Marketing Division from Affiliated Associations (typically a cooperative organization of local producers), directly from Individual Members (to a limited extent) and from third parties (such as grain dealers, non-Member producers, marketing associations or marketing pools, elevators and other grain merchandising companies) and through its Agri-Service Centers, which are country elevators owned by the Company, directly from Individual Members. See "Farm Marketing and Supply." Grain purchased by Agri-Service Centers is usually sold to the Grain Marketing Division for resale. A small portion of grain is handled on a consignment basis.

         Grain is sold by the Company for future delivery at a specified location. Grain sold by a producer is typically trucked to a local elevator for sale. From local elevators, grain may be transported in a variety of ways to the purchaser. The Company arranges transportation to delivery locations using truck, rail and barge transportation. Grain intended for export may be shipped by rail to an export terminal or to a barge loading facility to be shipped by barge to an export terminal, where it is loaded on an ocean-going vessel. Grain intended for domestic use may be shipped by truck or rail to various locations throughout the United States. Because of its facilities (see "--Grain Handling and Transportation"), the Company has significant capacity to sell grain for export.

         Purchases. The number of bushels of grain purchased from Individual Members and Affiliated Associations, the total grain purchased and the percentage relationship for each of the years ended May 31 are set forth below:

                                                                             Three Months Ended
                                    Years Ended May 31,                         August 31,
                                    -------------------                         -----------
                        1994             1995             1996             1995             1996
                        ----             ----             ----             ----             ----
Member purchases ... 525,715,235      720,024,458      959,166,596      228,722,782      162,520,929
Total purchases .... 816,421,362    1,148,952,019    1,692,438,700      364,896,189      312,493,669
Percentage .........        64.4%            62.7%            56.7%            62.7%            52.0%


Substantially all of the grain purchased by the Company is grown in the Midwest, Great Plains and Pacific Northwest. The Company also purchases grain grown in other parts of the United States and other countries.

         Grains Handled. The primary grains merchandised by the Company are corn, wheat and soybeans. The Company also merchandises barley, milo, sunflowers and oats as well as smaller quantities of canola, flax, rye, millet and others.

         The number of bushels of grain purchased by the Company for the periods indicated is set forth below:

                                                                   Three Months Ended
                          Years Ended May 31,                          August 31,
                         -------------------                           ----------
                 1994            1995             1996            1995            1996
             -------------   -------------   -------------   -------------   -------------
Wheat.......   445,201,610     457,684,648     505,606,729     110,670,137     101,099,229
Corn .......   185,121,268     342,832,256     777,631,466     181,706,545     138,390,104
Soybeans ...    68,325,522     172,025,373     234,930,247      39,029,209      46,548,038
Barley .....    82,842,737      93,699,078      75,225,773      14,116,222      11,225,436
Milo .......     5,953,433      36,663,822      48,199,610      13,074,774      10,621,758
Sunflowers..    12,322,105      28,929,026      25,952,855       1,742,018         459,686
Oats .......    14,097,310      13,423,696      20,008,442       4,187,136       3,545,572
All other...     2,557,377       3,694,120       4,883,578         370,149         603,846
               -----------   -------------   -------------     -----------     -----------
               816,421,362   1,148,952,019   1,692,438,700     364,896,190     312,493,669
             =============   =============   =============   =============   =============

The amounts above include grain sold to the Milling Division and the Processing and Refining Division and for use in feeds.

         Sales of grain by the Company for each of the years ended May 31 are set forth below:

                              1994            1995             1996
                        --------------   --------------   --------------
Wheat ...............   $1,973,640,146   $1,890,923,540   $2,631,202,689
Corn ................      488,542,201      954,570,208    2,518,939,007
Soybeans ............      304,681,449      880,627,929    1,431,485,630
All other ...........      319,667,633      465,543,859      545,596,081
                        --------------   --------------   --------------
TOTAL ...............   $3,086,531,429   $4,191,665,535   $7,127,223,407
                        ==============   ==============   ==============

         Recent Developments. In recent years, sales of grain have been substantially dependent on exports. During the year ended May 31, 1996, approximately 40% of the Company's grain sales were domestic and approximately 60% were exports. See Note 1 of Notes to Financial Statements.

         Because of a decline of grain prices and anticipation of increased worldwide supplies of grain, the Company expects that United States exports of grains will decline in the current year. It believes that many producers will store current production, allowing domestic supplies, which have been at historically low levels, to be replenished. As a result, the Company expects that its own grain sales in the current year will decline materially from the record level for the year ended May 31, 1996.

Merchandising

         The Company buys and sells grain through offices of its Grain Marketing Division located in Portland, Oregon, Great Falls, Montana, Lincoln, Nebraska, Kansas City, Kansas, St. Paul, Minnesota, Winona, Minnesota, Davenport, Iowa, and Lewiston, Idaho, and at its Agri-Service Centers.

         Grain purchased through Agri-Service Centers is purchased on a cash and futures basis. Grain purchased through the Grain Marketing Division is usually purchased for future delivery.

         Grain is sold for future delivery at a specified location, with the Company usually responsible for arranging necessary transportation to that location. Purchasers include millers, malters, exporters and foreign buyers as well as the soybean, wheat and feed operations of the Company. The Company is not dependent on any one customer. The Company has supply relationships calling for delivery of grain at prevailing market prices. Grain users store varying amounts of grain for their own use.

         The Company's ability to arrange transportation is a significant part of the service it offers to its customers. The Company's loading capabilities onto unit trains, ocean going vessels and barges is a component of the selling price of grain handled by the Company

         Virtually all grain sold domestically is sold by employees while approximately half of grain exported is sold by brokers or agents and the balance by employees. The Company has a small ownership position in Intrade, a company which owns part of a German-based marketing organization involved in trading grain and feedstuffs in German and international markets. The Company also has relationships with agents, brokers and marketing companies in other countries to assist it in export sales.

Competition

         The Company competes for both the purchase and sale of grain. Competition is intense and margins are low. Some of the Company's competitors are integrated food producers, which may also be customers. Many competitors have substantially greater financial resources than the Company.

         In the purchase of grain from producers, location of a delivery facility is a prime consideration but producers are willing to truck grain for sale over increasingly longer distances. Grain prices are affected by reported trading prices on national markets, shipping costs and storage capabilities. Price is affected by the capabilities of the facility. For example, if it is cheaper to deliver to a customer by unit train than by truck, a facility with unit train capability provides a price advantage. The Company believes that its relationship with Individual Members serviced by local Agri-Service Centers and with Affiliated Associations gives it a broad origination capability.

         The Company competes in the sale of grain based on price and its ability to provide quantity and quality of grains required and its ability to deliver. Location of facilities is a major factor in ability to compete. Major grain merchandising companies in addition to the Company include Archer-Daniels-Midland, Cargill, Continental, ConAgra, Bunge and Louis Dreyfus, each of which handles grain volumes of more than one billion bushels annually. The Company estimates it would be among the smaller merchandisers among these seven. The Company also competes with numerous other grain merchandisers with annual volumes of less than one billion bushels.

         Since the Company's facilities are located primarily in the Midwest, Great Plains and Pacific Northwest, with a terminal in the Gulf, the Company primarily competes with the companies whose facilities are in these areas. The Company's export facilities in three major areas allow it to ship to anyplace in the world.

Grain Handling and Transportation

         The Company owns export terminals, river terminals and other elevators involved in the handling of grain. All such facilities can receive inbound truck and rail. Export facilities on river systems can receive grain by barge. In addition, the Company owns 144 Agri-Service Centers, which are country elevators which receive grain from producers.

         The Company operates river terminals at Kansas City, Missouri (two), St. Paul, Savage and Winona, Minnesota, and Davenport, Iowa (two), which are used to load grain onto barges for shipment to both domestic and export customers via the Mississippi River system, on trucks for domestic markets and on rail for both domestic and export markets. The Company owns and operates a terminal at Kennewick, Washington, on the Columbia River. The Company has interests in three river terminals located on the Snake River: Lewis and Clark Terminal Association's facility located at Lewiston, Idaho, Central Ferry Terminal Association's facility located at Central Ferry, Washington and Co-Grain Elevator Company's facilities located at Upper Monumental and Burbank, Washington. Much of the grain from these terminals is loaded onto barges for shipment to Pacific Northwest export terminals.

         The Company's export terminal at Superior, Wisconsin, provides access to the Great Lakes and St. Lawrence Seaway, and the Company's export terminal at Myrtle Grove, Louisiana, serves the Gulf market. An export terminal at Kalama, Washington, leased by the Company and an export terminal at Vancouver, Washington, owned by a joint venture partner, serve the Pacific market. A partnership between the Company and Continental Grain Company operates an export terminal at Tacoma, Washington, for feed grain and oil seed shipments to Pacific Rim customers. A facility in Spokane, Washington is used for storage and transloading. An elevator in Petersburg, North Dakota, is used to standardize barley for a particular customer.

         The Division leases a fleet of covered hopper cars and enters into various contracts for covered grain barges. In addition, at various times the Company may charter vessels.

Price Risk and Hedging

         Upon purchase, the Company has risks of carrying grain, including price changes and performance risks (including delivery, quality, quantity and shipment period), depending upon the type of purchase contract entered into. These contracts include flat price, basis fixed, delayed price, deferred payment, hedge to arrive and futures fixed. The Company is exposed to risk of loss in the market value of positions held, consisting of grain inventory and purchase contracts at a fixed or partially fixed price, in the event market prices decrease. The Company is also exposed to risk of loss on its fixed price or partially fixed price sales contracts in the event market prices increase.

         To reduce the price change risks associated with holding fixed price positions, the Company generally takes opposite and offsetting positions by entering into grain commodity futures contracts (either a straight futures contract or an options futures contract) on regulated commodity futures exchanges. Most of the grain volume handled by the Company can be hedged. Some grains cannot be hedged because there are no futures for certain commodities. For those commodities, risk is managed through the use of forward sales and different pricing arrangements and to some extent cross-commodity futures hedging. While hedging activities reduce the risk of loss from changing market values of grain, such activities also limit the gain potential which otherwise could result from changes in market prices of grain. The Company's policy is to generally maintain hedged positions in grain which is hedgeable, but the Company can be long or short at any time. The Grain Marketing Division's profitability is primarily derived from margins on grain merchandised and revenues generated from other merchandising activities with its customers, not from hedging transactions. Hedging arrangements do not protect against nonperformance of a contract.

         When a futures contract is entered into, an initial margin deposit must be sent to the applicable exchange. The amount of the deposit is set by the exchange and varies by commodity. If the market price of a short futures contract increases, then an additional margin deposit (maintenance margin) would be required. Similarly, if the price of a long futures contract decreases, a maintenance margin deposit would be required to be sent to the applicable exchange. Subsequent price changes could require additional maintenance margins or could result in the return of maintenance margins.

         At any one time the Grain Marketing Division's inventory and purchase contracts for delivery to the Company may be substantial. The Grain Marketing Group has a risk management policy and procedures that includes net position limits. It is defined by commodity and includes both trader and management limits. This policy and computerized procedure triggers a review by management of the Grain Marketing Division when any trader is outside of position limits and also triggers review by management of the Company if the Grain Marketing Division is outside of its position limits. The position limits are reviewed at least annually with management of the Company. The Company monitors current market conditions and may expand or reduce the purchasing program in response to changes in those conditions. In addition, certain purchase and sale contracts are subject to credit approvals and appropriate terms and conditions.

Seasonality

         Harvest for most crops occurs in the summer and fall, and the Company purchases more grain during that period. Because of the Company's geographic location and the fact that it is further from its export facilities, grain tends to be sold later than in other parts of the country. Because many producers have significant on-farm storage capacity and because of the Company's own storage capacity, grain is bought and moved throughout the year.

Working Capital

         Due to the amount of grain purchased and held in inventory, the Company has significant working capital needs at various times of the year. The amount of borrowings for this purpose and the interest rate charged on such borrowings directly affect the profitability of the grain merchandising operations. See "Capitalization."

Employees

         As of November 30, 1996, the Grain Marketing Division had 520 employees, of which 82 were traders, 300 production staff, 14 management and 124 support staff. See "Farm Marketing and Supply" with respect to employment by Agri-Service Centers.


OILSEED PROCESSING AND REFINING

Industry Overview

         The soybean crushing industry converts soybeans into meal used for feeding animals, soy flour used for specialty food and other purposes and crude soybean oil. The soybean refining industry refines the crude oil for use in processed foods, such as margarine, salad dressings and baked goods, and to a more limited extent industrial uses. Soybean production is concentrated in the central United States, Brazil, China and Argentina. Crushing plants are generally located in proximity to sources of soybeans and usage of meal often arises in proximity to crushing plants. Refineries are generally located next to the crushing plants. Oil is shipped throughout the United States and for export.

         Per capita domestic consumption of soybean oil has declined slightly in recent years. Exports of soybean oil are variable but generally a minor portion of total production. In recent years, exports have varied widely, which dramatically influenced margins in both crushing and refining.

         Usage of meal is dependent on the amount of livestock being raised, which has increased in recent years. While per capita domestic consumption of meat has been stable in recent years, demand for meal has increased due to an increase in the domestic consumption of white meat and in increase in meat exports. Soybean meal provides a ready source of protein with a 44% or higher protein content, compared to corn at 9%, wheat at 9.5% and barley at 11.5%

         Major competitors in the industry include the Company, Archer-Daniels-Midland (ADM), Cargill, Ag Processing, Inc. ("AGP"), Central Soya and Bunge. Competition is driven by price, transportation costs, service and product quality. The industry is highly competitive. These and other competitors are adding new plants and expanding capacity of existing plants. Unless exports increase or existing refineries are closed, this extra capacity is likely to put additional pressure on prices and erode margins. Several competitors operate over various market segments and may be suppliers to or customers of other competitors.

         Historically, in the Company's trade area there has been an adequate supply of soybeans, even in years when there has been a substantial amount of soybeans exported. While the price of soybeans has fluctuated substantially, the prices of meal and oil have followed, so that margins have been maintained. The amount of carryover soybeans domestically at the end of the 1996 harvest season was at the lowest level since the 1988/1989 crop year.

Business

        At its integrated crushing and refining facility in Mankato, Minnesota, the Processing and Refining Division processes soybeans into soybean meal, soyflour and crude soybean oil. The crude soybean oil, with additional purchased crude oil, is refined.

Selected Financial and Operating Data

         The selected financial information presented below has been derived from the Processing and Refining Division's financial statements. The financial statements for the years ended May 31, 1994, 1995 and 1996, were audited by Deloitte & Touche LLP. The financial statements for the three-month periods ended August 31, 1995 and 1996, are unaudited. In management's opinion, the unaudited financial statements for the three-month periods include all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the Division's financial condition and results of operations for such periods. The results for the three-month period ended August 31, 1996, are not necessarily indicative of the results expected for the full year. The selected financial information should be read in conjunction with the Division's financial statements and notes thereto included elsewhere in this Prospectus.

                                                                                         Three Months Ended
                                                     Years Ended May 31,                      August 31,
                                                    -------------------                       -----------
                                             1994           1995           1996           1995           1996
                                         ------------   ------------   ------------   ------------   ------------
Revenue:
  Processed Oilseed Sales.............   $358,372,039   $398,095,108   $399,271,001   $ 93,227,683   $113,145,890
  Other revenues .....................      1,394,484      1,162,518      1,435,708      1,407,881        599,421
                                         ------------   ------------   ------------   ------------   ------------
                                          359,721,523    399,257,626    400,706,709     94,635,564    113,745,311
Cost and expenses
  Costs of goods sold ................    334,968,474    366,407,451    371,424,566     88,122,829    107,833,751
  Marketing and
    administrative ...................      4,722,900      5,137,663      4,544,763      1,214,952      1,194,870
  Interest ...........................        164,300              0        151,500         12,600         19,100
                                         ------------   ------------   ------------   ------------   ------------
          ............................    339,855,674    371,545,114    376,120,829     89,350,381    109,047,721
                                         ------------   ------------   ------------   ------------   ------------
Earnings before income
  taxes ..............................     19,865,849     27,712,512     24,585,880      5,285,183      4,697,590
Income taxes .........................      1,650,000      1,500,000      1,600,000        375,000        350,000
                                         ------------   ------------   ------------   ------------   ------------
Net earnings .........................   $ 18,215,849   $ 26,212,512   $ 22,985,880   $  4,910,183   $  4,347,590
                                         ============   ============   ============   ============   ============
Earnings per bushel:
  Pretax earnings ....................   $ 19,865,849   $ 27,712,512   $ 24,585,880   $  5,285,183   $  4,697,590
  Earnings from purchased oil ........     (4,511,979)    (4,680,813)    (3,557,406)    (1,198,320)    (1,239,925)
  Non-patronage joint venture income..     (1,300,427)      (990,191)    (1,353,708)    (1,355,222)      (567,093)
  Book to tax differences ............        135,170        393,608        (71,485)
                                         ------------   ------------   ------------   ------------   ------------
  Tax basis soybean earnings .........   $ 14,188,613   $ 22,435,116   $ 19,603,281   $  2,731,641   $  2,890,572
                                         ============   ============   ============   ============   ============

  Bushels processed ..................     22,630,472     30,807,933      30,466,475     6,579,233      8,237,817
  Earnings per bushel ................   $       0.63   $       0.73   $        0.64  $       0.42   $       0.35

Operating Data:
  Quantities processed
    Soybeans (bu.) ...................     24,136,364     30,807,933     30,446,475      6,585,202      8,237,817
    Crude oil (lb.) ..................    860,221,089    894,970,248    920,492,402    222,386,518    241,044,985
  Production
    Meal (tons) ......................        588,873        741,190        728,435        147,723        189,913
    Flour (tons) .....................         31,614         40,614         39,914         10,198          7,794
    Refined oil (lbs.) ...............    799,908,000    835,396,000    858,240,000    223,090,442    241,813,167

                                             1994           1995           1996           1995           1996
                                         ------------   ------------   ------------   ------------   ------------
Balance Sheet Data (at end of period):
  Working capital ....................   $ 33,813,064   $ 32,980,590   $ 28,619,585   $ 31,690,281   $ 26,317,895
  Net property, plant
    and equipment ....................     19,577,934     20,410,408     24,771,413     21,700,717     27,073,103
  Total assets .......................     53,390,998     53,390,998     53,390,998     53,390,998     53,390,998
  Long-term debt, including
    current maturities ...............           --             --             --             --             --
         Total equity ................     53,390,998     53,390,998     53,390,998     53,390,998     53,390,998



Management's Discussion and Analysis of Financial Condition and Results of Operations

      Results of Operations

         Certain operating information pertaining to the Division is set forth below, as a percentage of sales, except processing margins.

                                                           Three Months Ended
                               Years Ended May 31,            August 31,
                               -------------------            -----------
                           1994       1995       1996       1995       1996
                           ----       ----       ----       ----       ----
Gross margin
  percentage .....         6.91%      8.25%      7.33%      6.99%      5.22%
Marketing and
  administrative .         1.32%      1.29%      1.14%      1.30%      1.06%
Interest .........         0.05%       --        0.04%      0.01%      0.02%
Processing margins
  Crushing/bu ....       $  .50     $  .59     $  .60     $  .38     $  .32
  Refining/lb ....       $.0132     $.0149     $.0154     $.0116     $.0110

         Because of the volatility of commodity prices, the Company believes that processing margins are a better measure of the Division's performance than gross margin percentages.

              Comparison of Three Months Ended August 31, 1996 with 1995

         The Division's net earnings of $4,400,000 for the three months ended August 31, 1996 represent a $500,000 decrease compared to the same period in 1995. This decrease in net earnings is primarily attributable to income from an oilseed joint venture in 1995.

         Net sales of $113,100,000 for the three months ended August 31, 1996 increased by $19,900,000 (21%) compared to the same period in 1995. Volume increases of processed soybean products, primarily soymeal and soyflour, contributed $6,100,000 to sales and increased volumes of refined oil contributed $5,800,000. Increased sales prices for soymeal and soyflour contributed $15,500,000 in sales, offset by a decline in the average sales price for refined oils which reduced sales by $7,500,000.

         Other revenues of $600,000 decreased $800,000 (57%) from the 1995 period due primarily to income from an oilseed joint venture in 1995.

         Cost of goods sold for the 1996 period of $107,800,000 increased $19,700,000 (22%) from 1995. Of this increase, $9,600,000 is attributable to additional soybean processing volume (8,250,000 bushels in 1996 compared with 6,600,000 bushels in 1995). Additional requirements for crude soy oil in 1996 resulted in approximately $3,700,000 of increased costs over 1995. An increase in the per bushel cost of soybeans in 1996 resulted in $15,600,000 in additional costs compared to 1995. These costs were partially offset by a decline in the cost per pound of crude soybean oil, which reduced cost of sales by $9,200,000. Plant expenses were essentially unchanged in 1996.

         Marketing and administrative expenses were unchanged for the 1996 period compared to the 1995 period.

         Interest expense was unchanged for the three months ended August 31, 1996 compared with the same period in 1995.

         Income tax expense of $350,000 and $375,000 for the three months ended August 31, 1996 and 1995, respectively, results in effective tax rates of 7.5% and 7.1%. The increase in the effective tax rate is the result of a higher percentage of divisional nonpatronage income in 1996 to total divisional income, versus 1995.

              Comparison of Year Ended May 31, 1996 with 1995

         The Division's net earnings of $23,000,000 for the year ended May 31, 1996 is a $3,200,000 decrease in net earnings from the prior year. This decrease in net earnings is attributable to an increase in cost of goods sold which could not entirely be passed on to the customer due to competitive industry conditions.

         Net sales of $399,300,000 increased by $1,200,000 in 1996 compared to 1995. Product volume increases, particularly refined oil, contributed $6,800,000 in additional sales, offset by a decline in overall average sale prices which decreased net sales by $5,600,000.

         Other revenues of $1,400,000 increased $200,000 (17%) compared to 1995. This net increase was primarily attributed to an increase in income from an oilseed joint venture.

         Cost of goods sold of $371,400,000 in 1996 increased $5,000,000 (1.4%)
compared to 1995. Of this increase, $2,700,000 is due to increased volume of production and $2,500,000 is due to increased prices of soybeans and crude soybean oil. Plant expenses decreased by $200,000.

         While the cost of raw materials (soybeans and soybean crude oil) increased during the year on a per unit basis, the average sales price for products declined because of an overall increase in production in the industry. The increase in raw material costs could not be passed on in the form of higher sales prices because of this competitive environment and is the primary cause for the decline in gross margins and net earnings in 1996 when compared to 1995.

         Marketing and administrative expenses declined by $600,000 in 1996. This decrease largely results from additional pension expense of $600,000 in 1995 related to a benefit plan settlement adjustment which was allocated to all Harvest States divisions.

         The Division incurred interest expense of $152,000 in 1996 while in 1995 it incurred no such expense. This increase is attributable to increased working capital requirements caused primarily by comparatively higher inventory values caused by higher soybean and soybean oil prices and fixed asset additions of $6,000,000 in 1996 which were partially financed by borrowings.

         Income tax expense of $1,600,000 and $1,500,000 for 1996 and 1995, respectively, results in effective tax rates of 6.5% and 5.4%. The increase in the effective tax rate is the result of a higher percentage of divisional nonpatronage income in 1996.

              Comparison of Year Ended May 31, 1995 With 1994

         The Division's net earnings of $26,200,000 for 1995 improved $8,000,000 over 1994 due primarily to increased unit sales of soybean meal and oil.

         Net sales of $398,100,000 increased by $39,700,000 (11%) over 1994.
This increase was due primarily to expansion of the facility's soybean crushing capacity and production time lost in the 1994 season due to an extended construction project. Soybeans crushed totaled 30,808,000 bushels in 1995 compared to 24,136,000 bushels in 1994, an increase of 28%. This increase contributed approximately $41,000,000 in additional sales. A slight decline in the average sales price of products reduced sales by approximately $1,300,000.

         Other revenues of $1,200,000 decreased $200,000 (14%) compared to 1994. This net decrease was due primarily to a decrease in income from the supply contract assigned to another processor of $300,000, offset by an increase in interest income of $100,000.

         Cost of goods sold of $366,400,000 increased $31,400,000 (9.4%) from 1994. Increased volume, particularly soybeans purchased and crushed, produced approximately $49,400,000 in additional costs. This volume increase was partially offset by a decline in the per unit cost of soybeans and soybean oil, which produced a favorable variance compared to the prior year of approximately $18,700,000. Plant expense increased approximately $700,000 in 1995 due to the additional operating time related to the volume increases.

         Marketing and administrative expenses increased $400,000 (8.5%) over 1994 primarily attributed to an increase in pension costs arising from a benefit plan settlement adjustment recognized in 1995 partially offset with a decrease of $200,000 in other marketing and administrative expenses.

         The Division incurred no interest expense in 1995 compared with interest expense of $164,000 in 1994, primarily because of lower working capital requirements in 1995. Working capital requirements, primarily attributed to inventories, declined $16,900,000 between May 31, 1994 and May 31, 1995.

         Income tax expenses of $1,500,000 and $1,650,000 for 1995 and 1994, respectively, result in effective tax rates of 5.4% and 8.3%. This decrease was the result of a lower percentage of divisional nonpatronage income to total divisional pretax income in 1995 versus 1994.

      Liquidity and Capital Resources

         The Division's cash requirements result from capital improvements and from a need to finance additional inventories and receivables based on increased raw material costs or levels. These cash needs are expected to be fulfilled by the Company.

              Cash Flows from Operations

         Operating activities for the three months ended August 31, 1996 and 1995, respectively, provided cash of $15,300,000 and $7,300,000 due to net earnings contributions of $4,400,000 and $4,900,000, and a decrease in working capital requirements of $10,600,000 and $25,000,000.

         For the years ended May 31, 1996, 1995 and 1994, the Division's operating activities generated net cash of $14,400,000, $44,900,000 and $9,100,000. Net earnings of $23,000,000, $26,200,000 and $18,200,000 in 1996,
1995 and 1994, respectively, were offset by an increase in working capital requirements in 1996 of $10,200,000, in 1994 of $5,800,000, while a decrease in working capital requirements in 1995 added $16,900,000.

              Cash Flows Used for Investing

         The Division used $2,700,000 and $1,700,000 during the three months ended August 31, 1996 and 1995, respectively, for the purchase of property, plant and equipment.

         Net cash flows used in the Division's investing activities for the years ended 1996, 1995 and 1994 were $6,000,000, $2,600,000 and $6,300,000, respectively. Essentially all of these cash usages were for the acquisition of property, plant and equipment.

              Cash Flows from Financing Activities

         The Division's financing activities are coordinated through the Company's cash management department. Cash from all of the Company's operations is deposited with the Company's cash management department and disbursements are made centrally. As a result, the Division has a zero cash position. Financing is available from the Company to the extent of the Company's working capital position and corporate loan agreements with various banks, and cash requirements of all other Company operations.

         Working capital requirements for each Division of the Company are reviewed on a periodic basis, and could potentially be restricted based upon management's evaluation of the prevailing business conditions and availability of funds.

         The Division had debt of $1,200,000 on August 31, 1996, an increase of $400,000 over 1995 which reflects working capital and fixed asset financing requirements.

         Debt outstanding and payable to the Company as of May 31, 1996 and 1994 was $2,300,000 and $2,400,000, respectively, whereas the Division had a receivable from the Company of $1,900,000 on May 31, 1995. These interest bearing balances reflect working capital and fixed asset financing requirements of the respective years.

Supply

         The Processing and Refining Division purchases virtually all of the soybeans processed by it from Members. The balance is purchased in the commercial marketplace. Because the Processing and Refining Division has not had long-term contracts with customers, it does not obligate itself to purchase soybeans based on orders received from customers but instead on its contemplation of future production. The Processing and Refining Division does not hold significant inventories of raw beans; capacity for raw bean storage is approximately three to four weeks of production. At any one time, inventories of beans and contracts for future delivery represent two to ten weeks of requirements. Inventories of raw beans and contracted purchases for future delivery are substantially hedged.

         The Processing and Refining Division also purchases crude soybean oil for processing at its refinery. Approximately 40% of the crude oil refined is produced by the Processing and Refining Division, and the balance is purchased. Major suppliers have been AGP and ADM. Because ADM is opening a refinery early in 1997 in Minnesota, it will no longer be a major supplier of crude oil. However, there are several producers of crude oil, and the Company believes it will be able to replace this supply source. The refining facility has storage capacity for approximately 10 days' supply of crude oil, so it depends on a steady supply of crude oil to supplement its own output of crude oil to maintain constant production. It typically commits for several months' supply, to be priced prior to delivery.

         As with other agricultural commodities, the availability and price of soybeans fluctuate with forces of supply and demand. The Processing and Refining Division has never experienced a supply shortage of soybeans.

Customers

         Refined Oils. The Processing and Refining Division sells refined oil throughout most of the United States although it concentrates on customers located in Minnesota, Wisconsin, North and South Dakota, northern Iowa and northern Illinois, which can be reached by truck rather than rail and are therefore slightly more profitable. Customers in these states accounted for more than 50% of refined oil sales in the year ended May 31, 1996. The Company estimates that of oil sold, 25% is used for margarine, 15 to 20% for salad dressing and smaller percentages for snack foods, bakeries, imitation cheese manufacturers, processed potato manufacturers and others. Approximately 5% of oil sales are for industrial use. During the year ended May 31, 1996, the Processing and Refining Division had over 100 customers, the largest of which was Ventura Foods and its predecessor operations described in the next paragraph. One other customer was responsible for over 10% of refined oil sales by the Division. Sales of refined oil are made by Division employees and to a lesser extent by brokers.

         The Company has a long-term supply agreement with Ventura Foods, LLC. (see "--Ventura Foods") which commences January 1, 1997 and continues for 15 years or longer if the Company continues to hold at least a 25.5% interest in Ventura Foods. The Company has agreed to supply and Ventura has agreed to purchase a minimum quantity of soybean salad oil, hydrogenated soybean oil and other edible oils which the Company may refine during the term of the agreement. The Company has agreed to sell to Ventura Foods, and Ventura Foods has agreed to purchase from the Company, during each calendar year at least 430,000,000 pounds of products or 50% of its requirements if greater, but not more than 100% of its requirements. The price for the products sold to Ventura Foods is a formula adjusted annually to be competitive with alternative sources.

         Soybean Meal. Soybean meal sold by the Processing and Refining Division is used for feeding animals. During the year ended May 31, 1996, the Division sold meal to over 500 customers, primarily feed lots and feed mills. During the year ended May 31, 1996, ten customers accounted for approximately 55% of meal sold, and two customers, which would be difficult to replace, accounted for approximately 34% of meal sold. For the year ended May 31, 1996, 55% of meal was sold in Minnesota, 25% in Wisconsin, 13% in Canada and the balance in Iowa, the Dakotas and Montana. These sales could be adversely affected by a decline in the livestock or turkey industries in these areas. Substantially all meal sales are made directly by employees of the Division.

         Soyflour. Soyflour is used in the baking industry, as milk replacers in animal feed and in industrial applications. Sales of soyflour have not been significant relative to sales of meal.

Competition

         The Company believes that the Processing and Refining Division has 6 to 8% of the refined soybean oil market and less than 3% of the soybean crushing capacity. See "Industry Overview."

Processing

         Soybeans arriving by truck or rail are sampled, weighed, dumped and unloaded into bean storage. When brought out of storage, beans are cleaned, dehulled, cracked and conditioned and are compressed into flakes. Oil is removed from the flakes through a solvent process. Flakes are then further processed into soyflour or soymeal. Soymeal can be made into animal feed at various protein levels.

         Crude oil is filtered to remove remaining meal particles and centrifuged to separate out trace constituents. The oil can be sold as an industrial product used in plastics, inks and paints. Further processing prepares the oil for food use, by bleaching with a special clay to remove trace metals, chlorophyll and other impurities to make salad oil. By adding hydrogen under pressure to bleached oil, the Company makes partially hydrogenated soybean oil which may be used in products such as shortenings or margarines. To remove unwanted odors, flavors and mild color constituents, bleached or hydrogenated oil is heated under vacuum. The result is a product that is flavorless, odorless, tasteless and virtually clear.

         While the Processing and Refining Division runs at between 80 to 100% of capacity throughout the year, volume is typically higher at harvest time since soybean supplies are more abundant in the fall. Producer and cooperative elevator storage capabilities allow suppliers to sell for delivery throughout the year.

Facilities

         The Division has one facility located in Mankato, Minnesota, comprised of a crushing plant, a refinery, a flour plant and self contained utilities. A quality control lab with technically sophisticated equipment assures high quality standards.

         The Division expects to expend approximately $26 to $36 million over the three years ending May 31, 1999, to expand the capacity of its crushing plant, to increase processing efficiency and to meet environmental requirements.

Employees

         The Processing and Refining Division currently employs 202 employees, 34 in the office in administration, sales and support service and 168 in the plant.


VENTURA FOODS

         On August 30, 1996, the Company and Wilsey Foods, Inc. combined the assets and certain liabilities of the Company's Holsum Foods consumer products packaging division with the assets and liabilities of Wilsey Foods, Inc. as Ventura Foods, LLC ("Ventura Foods"). A joint venture owned by Wilsey Foods, Inc. and the Company which operated a manufacturing facility in Chambersburg, Pennsylvania, was merged into Ventura Foods. The Company owns 40% and Wilsey Foods owns 60% of the equity and rights to distribution of profits of Ventura Foods. The Company's total net investment in Ventura Foods was $27,000,000 as of August 30, 1996.

         Sales by the Processing and Refining Division to Ventura Foods and its predecessors in interest are shown below:


                                                                                   Three Months Ended
                                             Years Ended May 31,                       August 31,
                                             -------------------                       ----------
                                      1994         1995            1996           1995           1996
                                 -----------   -----------     ------------    -----------    -----------
Sales ($)                        $80,425,000   $99,150,000     $111,650,000    $29,632,000    $30,322,000
Percentage of total
  refinery sales  ...........             31%           35%              40%            41%            42%



         Ventura Foods is in the business of manufacturing and/or packaging and selling food products, including salad dressings, mayonnaise, margarine, salad oils, jams, jellies, olives, syrups, soup bases and sauces. Its customers are national. Ventura Foods is governed by a committee, and each of the Company and Wilsey Foods appoints half the committee members. Neither the Company nor Wilsey Foods may transfer any part of its interest in Ventura Foods until September 1, 1999. Thereafter a transferring party must retain at least a 25.5% interest in Ventura Foods. Ventura Foods will be dissolved if it has cumulative losses in excess of $25 million or is unable to discharge its liabilities as they become due.


WHEAT MILLING

Industry Overview

        The Company's Milling Division mills durum wheat into flour and semolina and, to a lesser extent, mills spring and winter (hard) wheats into bread flour. The Milling Division is the largest miller of durum wheat in the United States. The Milling Division had historically concentrated on durum wheat milling at its Rush City and Huron facilities. With the opening of its Kenosha mill in late 1995, which can produce durum and bakery flours, and its Houston facility, scheduled to open in February 1997, which will produce primarily bakery flour, the Division has broadened its markets and significantly increased its capacity.

         Semolina and Durum Flour. Durum wheat millers process durum wheat into semolina and durum flours. Semolina and high grade durum flours are the chief ingredient in pasta; low grade durum flour is used for pet food. Durum is grown in arid regions of the United States, such as North Dakota and certain areas of the Southwest, as well as in other countries. Most of the quality durum is grown in the Midwest, particularly North Dakota. Durum milling plants are generally located in proximity to customers; wheat is shipped to the mill for milling.

         Sale of semolina and durum flour is entirely dependent on pasta production. Per capita consumption of pasta has continued to increase in recent years, and the number of consumers continues to grow with population growth. Pasta in its many forms is sold at retail, for restaurants and institutional use and for use in other processed food products.

         Imported pasta accounted for approximately 11% of the domestic market in the year ended May 31, 1996. The International Trade Commission in July 1996 determined that certain Italian and Turkish companies benefitted unfairly from subsidies and had sold product in the United States at less than fair value and imposed countervailing and anti-dumping duties. However, the Company does not believe the amount of imports has decreased significantly.

         Major competitors in the industry (and estimates by the Company of their respective market shares) include the Company (30%), Italgrani (20%) and Miller Milling (10%). Competition is driven by price, service and product quality. Some competitors have developed long-term relationships with customers by locating plants adjacent to pasta manufacturing plants.

         Bakery Flour. Bakery flour milled from spring and hard winter wheat is used in breads, cookies, pizza crusts, tortillas and other products. The baking industry is highly fragmented, with the largest participant being no more than four percent of the market.

         Demand for bakery flour has been stable, although per capita consumption fell slightly in the year ended May 31, 1996. New dietary guidelines established by the United States Department of Agriculture emphasize cereal grains in the food pyramid. The Company believes that demand for bakery flour will increase based on population growth. Imports and exports of bakery flour do not significantly affect the domestic business.

Selected Financial and Operating Data

         The selected financial information presented below has been derived from the Milling Division's financial statements. The financial statements for the years ended May 31, 1994, 1995 and 1996, were audited by Deloitte & Touche LLP. The financial statements for the three-month periods ended August 31, 1995 and 1996, are unaudited. In management's opinion, the unaudited financial statements for the three-month periods include all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the Division's financial condition and results of operations for such periods. The results for the three-month period ended August 31, 1996, are not necessarily indicative of the results expected for the full year. The selected financial information should be read in conjunction with the Division's financial statements and notes thereto included elsewhere in this Prospectus.


                                                                                              Three Months Ended
                                                      Years Ended May 31,                          August 31,
                                                      -------------------                          ----------
                                             1994             1995            1996            1995             1996
                                         -------------    -------------   -------------   -------------    -------------
Sales ................................   $ 103,716,012    $ 119,725,183   $ 173,315,613   $  32,416,461    $  55,647,949
Costs and expenses
  Cost of goods sold .................      97,206,374      112,690,679     161,293,430      30,005,525       51,323,046
  Marketing and
    administrative ...................       2,415,155        3,834,289       4,471,563         985,644        1,104,186
  Interest ...........................       1,832,037        2,278,544       4,457,797         766,517        1,411,133
                                         -------------    -------------   -------------   -------------    -------------
                                           101,453,566      118,803,512     170,222,790      31,757,686       53,838,365
Earnings before income:
  taxes ..............................       2,262,446          921,671       3,092,823         658,775        1,809,584
Income taxes .........................         150,000          125,000         200,000          50,000          125,000
                                         -------------    -------------   -------------   -------------    -------------
Net earnings .........................   $   2,112,446    $     796,671   $   2,892,823   $     608,775    $   1,684,584
                                         =============    =============   =============   =============    =============

Earnings per bushel:
  Pretax earnings ....................   $   2,262,446    $     921,671   $   3,092,823   $     658,775    $   1,809,584
  Book to tax differences ............        (135,715)         123,844         (84,481)
                                         -------------    -------------   -------------   -------------    -------------
  Tax basis earnings .................   $   2,126,731    $   1,045,515   $   3,008,342   $     658,775    $   1,809,584
                                         =============    =============   =============   =============    =============

  Bushels milled .....................      16,930,702       17,696,689      22,390,011       4,374,157        6,971,473
                                         =============    =============   =============   =============    =============

  Earnings per bushel ................   $        0.13    $        0.06   $        0.13   $       0.15     $       0.26

Operating Data:
  Wheat used (bu.)
    Durum ............................      15,763,000       16,058,000      19,376,000       4,055,528        5,405,721
    Spring ...........................       1,167,000        1,638,000       3,013,000         318,629        1,565,752
  Shipments (cwt)
    Semolina/flour ...................       8,088,000        8,718,000      10,085,000       2,149,063        2,849,659
    Baking flour .....................            --               --           634,000            --            576,530


                                               1994             1995            1996            1995             1996
                                         -------------    -------------   -------------   -------------    -------------
Balance Sheet Data (at end of period):
  Working capital ....................   $  (4,703,152)   $   1,604,146   $   3,337,317   $ (11,244,789)    $    250,603
  Net property and
    equipment ........................      19,739,029       43,395,670      59,233,046      50,584,430       62,587,320
  Total assets .......................      55,031,562       82,606,055     125,321,564      92,360,887      133,899,743
  Long-term debt, including
    current maturities ...............      19,000,000       33,750,000      54,000,000      45,500,000       54,000,000
  Total equity .......................      27,797,072       27,797,072      27,797,072      27,797,072       27,797,072




Management's Discussion and Analysis of Financial Condition and Results of Operations

      Results of Operations

         Certain operating information pertaining to the Division is set forth below, as a percentage of sales, except for margins/cwt.

                                                                Three Months Ended
                               Years Ended May 31,                  August 31,
                               -------------------                  ----------
                        1994           1995         1996        1995          1996
                        ----           ----         ----        ----          ----
Gross margin
  percentage .......     6.28%         5.88%        6.94%        7.44%        7.77%
Marketing and
  administrative ...     2.33%         3.20%        2.58%        3.04%        1.98%
Interest ...........     1.80%         1.90%        2.57%        2.36%        2.54%
Margins/cwt ........   $  .80        $  .81       $ 1.12       $ 1.33       $ 1.31



         Because of the volatility of commodity prices, the Company believes that margins per hundred weight (manufacturing margins) are a better measure of the Division's performance than gross margin percentages.

        Comparison of Three Months Ended August 31, 1996 with 1995

         The Division's net earnings of $1,700,000 for the three months ended August 31, 1996 represents a $1,100,000 increase from the same period in 1995 due to a modest increase in gross margins and the control of marketing and administrative expenses despite the substantial increase in sales.

         Net sales of $55,700,000 for the three months ended August 31, 1996, increased by $23,300,000 (72%) from the same period in 1995 due to an increase in shipments from 2,700,000 cwt to 4,400,000 cwt as the Division's Kenosha mill came on line in late 1995 and an increase in average price per cwt from $11.82 in 1995 to $12.67 in 1996.

         Cost of goods sold of $51,300,000 for the three months ended August 31, 1996 increased by $21,300,000 (71%) from the same period in 1995. Raw material costs increased $19,800,000 due to an average increase of 48 cents per bushel for durum and wheat and a 60% increase in bushels used (4.4 million bushels in the 1995 period and 7.0 million bushels in the 1996 period). Plant expenses increased by $1,500,000 in the 1996 period, of which $1,300,000 is attributable to the Kenosha mill, which was not in operation in fiscal year 1995.

         Marketing and administrative expenses were $1,100,000 for the three months ended August 31, 1996 compared with $1,000,000 for the same period in 1995. This increase is attributable to an increase in staff and system expansion to handle the additional volumes generated by the Kenosha mill.

         Interest expense of $1,400,000 for the 1996 period increased by $600,000 compared to the similar period of 1995. This increase is attributable to additional short-term borrowings necessary to carry increased inventories and receivables caused primarily by comparatively higher prices for durum and wheat and volume increases, primarily the result of production from the Kenosha mill, and additional interest expense on the debt used to finance the construction of the Kenosha mill.

        Comparison of Year Ended May 31, 1996 with 1995

         The Division's net earnings of $2,900,000 for the year ended May 31, 1996 increased $2,100,000 over 1995. This increase in net earnings is attributable to higher volumes, largely the result of increased processing capacity generated by the opening of the Kenosha milling facility during the fiscal year 1996, and higher sales prices.

         Net sales of the Division of $173,300,000 increased by $53,600,000 (45%) from 1995, due to an increase in shipments of semolina and flour from 8,720,000 cwt to 10,720,000 cwt and an increase in the average price per cwt from $11.03 in 1995 to $12.64 in 1996.

         Cost of goods sold of $161,300,000 increased $48,600,000 (43%) from 1995. Raw material costs increased $46,000,000 due to an average increase of 83 cents per bushel for durum and wheat and a 38% increase in bushels sold of 6.7 million bushels, from 17.7 million bushels in 1995 to 24.4 million bushels in 1996. Plant expenses increased $2,600,000 in 1996, essentially all due to operations of the Kenosha mill, which did not begin milling until late 1995.

         Marketing and administrative expenses were $4,500,000 in 1996 and increase of $700,000 from 1995. This increase is attributable primarily to an increase of $900,000 due to staffing and system expansion to handle the additional volumes generated by the Kenosha mill, offset by a decrease of approximately $200,000 in pension expense related to a benefit plan settlement adjustment in 1995.

         The Division incurred interest expense of $4,500,000 in 1996 compared with $2,300,000 in 1995. This increase was attributable to increased short-term borrowings used to finance higher inventories and receivables primarily the result of production from the Kenosha mill and increased long-term debt used to finance construction of the Kenosha mill.

        Comparison of Year Ended May 31, 1995 with 1994

         The Division's net earnings of $800,000 for the year ended May 31, 1995 decreased $1,300,000 from 1994. The decrease is attributable to increases in marketing and administrative expenses and interest expense which were only partially offset by a small increase in gross margins.

         Net sales of $119,700,000 increased $16,000,000 (15%) from 1994 despite a 6.4% increase in shipments, due primarily to an increase in average sales price from $10.18 per cwt in 1994 to $11.03 per cwt in 1995.

         Cost of goods sold of $112,700,000 in 1995 increased $15,500,000 (16%)
from 1994. The primary cause for this increase was a 750,000 bushel increase in raw material input, from 16,950,000 bushels in 1994 to 17,700,000 bushels in 1995. Cost per bushel and plant expenses remained relatively unchanged between 1994 and 1995.

         Marketing and administrative expenses of $3,800,000 increased $1,400,000 (58%) from 1994. This increase was due partially to an increase in pension cost relative to a benefit plan settlement adjustment reflected in 1995 and an increase of $1,200,000 for all other marketing and administrative expenses, primarily for staffing and system expansion relative to the Kenosha mill which was under construction in 1995.

         The Division incurred interest expense of $2,300,000 in 1995 increased from $1,800,000 in 1994. Increased short-term borrowings to support higher inventory and receivable balances caused additional interest expense of $300,000 in 1995. Borrowings for additions to property, plant and equipment in 1995 contributed an increase in interest expense of $200,000 over 1994.

      Liquidity and Capital Resources

         The Division's cash needs are primarily the result of continued capital additions. The Division's Kenosha plant, which began operations in late 1995, represented an investment of $39,000,000. The Division's Houston plant, which is expected to begin operations in February 1997, is expected to represent an investment of $15,400,000. In addition, if the Pocono facility is constructed (see "--Facilities"), the Division expects capital additions of $38,800,000. The Division expects capital additions to all its facilities.

         Commencement of operations at a particular facility involves increased working capital to fund required inventories and receivables related to increased sales. In addition, increased carrying value of inventories and receivables because of higher prices, increased receivables because of slow collections or increased inventories above historical levels requires additional financing.

         All of the Division's financing needs are expected to be met by the Company.

         Cash Flows from Operations

         Operating activities for the three months ended August 31, 1996 and 1995, respectively, provided net cash of $4,600,000 and $3,400,000 due to net earnings contributions of $1,700,000 and $600,000, a decrease in working capital requirements of $1,900,000 and $2,200,000, and non-cash expenses such as depreciation and amortization of $1,000,000 and $600,000, respectively.

         Operating activities used net cash of $16,200,000 in the year ended May 31, 1996, provided $7,800,000 in 1995, and used $8,500,000 in 1994, generally attributable to working capital needs, namely an increase in working capital requirements in 1996 of $22,400,000, a decrease in working capital requirements of $4,500,000 in 1995, and an increase in working capital requirements in 1994 of $12,800,000. Cash requirements were offset by net earnings of $2,900,000, $800,000 and $2,100,000 in 1996, 1995 and 1994, respectively, and depreciation and amortization of $3,300,000, $2,500,000 and $2,200,000 in 1996, 1995 and
1994, respectively.

         Cash Flows Used from Investing

         Cash expended for the acquisition of property, plant and equipment during the three months ended August 31, 1996 and 1995 totaled $4,100,000 and $7,600,000, respectively.

         Net cash flows used in the Company's investing activities for the years ended 1996, 1995 and 1994 were $18,100,000, $25,100,000 and $800,000, respectively. All of these cash usages were for the acquisition of property, plant and equipment. The Division also acquired intangibles of $476,000 and $5,600,000 in 1996 and 1995, respectively, related to the elimination of a minority interest effective June 1, 1994.

         Cash Flows from Financing Activities

        The Division's financing activities are coordinated through the Company's cash management department. Cash from all of the Company's operations is deposited with the Company's cash management department and disbursements are made centrally. As a result, the Division has a zero cash position. Financing is available from the Company to the extent of the Company's working capital position and corporate loan agreements with various banks and cash requirements of all other Company operations.

         Working capital requirements for each division of the Company are reviewed on a periodic basis, and could potentially be restricted based upon management's evaluation of the prevailing business conditions and availability of funds.

         The Division had short-term debt of $32,200,000 on August 31, 1996, an increase of $5,200,000 over May 31, 1996, which reflects working capital and fixed asset financing requirements.

         Short-term debt outstanding and payable to the Company as of May 31, 1996 and 1995 was $27,000,000 and $9,750,000, respectively. These interest bearing balances reflect working capital and fixed asset financing requirements of the respective years.

         On May 31, 1996 and 1995 the Division's long-term debt was $54,000,000 and $33,750,000. This debt was incurred by the Division to retire debt assumed with the acquisition of the Huron facility in 1990, to expand the Huron facility in 1990 and 1991, and to construct Kenosha in the 1995 and 1996 fiscal years.

Supply

         Most of the durum, spring and winter wheats processed by the Milling Division is purchased from Members. Some grain is purchased from Canada and a small percentage is purchased from the Southwest.

         Semolina and durum flour sales are hedged to a significant extent by buying durum at the time of pricing the semolina or flour. To minimize the price volatility for winter and spring wheats, the Milling Division usually hedges by purchasing wheat futures at the time of pricing the flour. There is no futures market for durum, and except for limited cross hedging using other commodities the Milling Division does not hedge durum.

         The availability, price and quality of durum and spring and winter wheat affect the operations and profitability of the Milling Division. The Milling Division has never experienced a supply shortage of durum, but shortages have affected prices.

Customers

         Semolina & Durum Flour. The Milling Division sells semolina and durum flour to eight major customers and approximately 50 smaller customers, which are large and mid-size pasta manufacturers in the United States. In the year ended May 31, 1996, over 38% of the Milling Division's total production was sold to its two largest customers, Borden and Hershey, which are estimated by the Company to represent approximately 60% of the country's pasta production. The Milling Division would be adversely affected by the loss of either of these customers or a decline in the market share of either customer.

         The Milling Division would be adversely affected by a decline in pasta production in the United States.

         Most of the Milling Division's products are marketed by employees of the Milling Division. The Milling Division uses outside agents and distributors for the balance of its production.

         Bread Flour. The baking industry is composed of many companies. No one customer buys more than 10% of the Milling Division's bread flour production. The Company believes because of the large number of potential customers and the fact that the Milling Division is not dependent on any customer, it would not have substantial difficulty in replacing an existing customer.

         The Milling Division's first hard wheat milling unit (Kenosha) began production in late 1995. In October 1996, the Milling Division expanded hard wheat capacity with the addition of a swing mill at Kenosha capable of milling either durum or hard wheat flour. A plant in Houston, expected to open in February 1997, will add additional hard wheat capacity. The Company believes that there is a substantial customer base available in the Houston area. The area serves a sizeable population base and there are no other milling facilities within the area.

Competition

         Durum Milling. The Milling Division's largest competitors in durum milling are Italgrani and Miller Milling Company.

         Dakota Growers has expanded its Carrington, North Dakota, milling facility and has begun expansion of its pasta production capacity. Philadelphia Macaroni has announced plans to build a semolina mill in Minot, North Dakota. General Mills has announced a plant expansion in Great Falls, Montana.

         Bread Flour. Competitors include ConAgra, ADM, Cargill, Bay State Milling, Cereal Foods and General Mills. All of these competitors have multiple milling facilities with larger bakery flour production capacity than the Milling Division. Capacity for hard wheat milling has been expanding faster than consumption. This additional capacity may put pressure on margins.

Processing

         The Division mills wheat into flour using standard industry processes. More recently manufactured equipment has reduced the labor component of wheat milling. The Company believes that its facilities are, on average, newer than its competitors. Operations are somewhat seasonal in anticipation of reduced demand for pasta in summer months.

Facilities

         The Milling Division has four milling facilities in operation; production in Houston is scheduled to begin in February 1997. Each facility includes a milling plant as well as an elevator to store grain. Information on the four mills is set forth below:

         Location            Grain Milled               Capacity
         --------            ------------               --------
         Rush City, MN       Primarily durum            10,000 cwts/day

         Huron, OH           Primarily durum            14,500 cwts/day

         Kenosha, WI         Durum                      11,000 cwts/day
                             Spring and winter wheat    10,000 cwts/day

         Houston, TX         Spring and winter wheat    13,000 cwts/day

The Rush City and Kenosha facilities are owned entirely by the Company. At Houston, the milling plant is constructed on property leased from the Port of Houston on a long-term basis and the elevator is owned by the Port of Houston, but is subject to a put through agreement with the Company. The Huron facility is leased on a long-term basis, but the equipment is owned.

         Because transportation costs for durum, spring and winter wheats are cheaper than for the milled products, it is a strategic advantage for a mill to be located close to a large customer base rather than close to the producer. Each of the Huron, Kenosha and Houston mills are in proximity to a large customer base. The Company's Rush City mill is in an area close to one customer that currently takes, under contract, most or all of the production. However, there is no large customer base in proximity to the Rush City Plant.

         Approximately 85% of the Milling Division's current milling capacity uses equipment that is less than 10 years old. This newer equipment generates cost advantages in labor, energy, improved yields and better and more consistent products. In the last few years, some competitors have closed less efficient mills in less strategic locations.

         The Milling Division plans to construct semolina and flour and bread flour mills in Pocono, Pennsylvania, but has not received final approval of the plans by the local and state authorities. If it is unable to secure necessary approvals, it intends to seek an alternative location.

         For the year ended May 31, 1996 the Milling Division facilities ran at 97% of capacity based upon a year of 307 operating days being 100%.

Employees

         As of November 30, 1996 the Milling Division employed the following full time equivalents: production (97), plant management (15) and headquarters
(20).


FARM MARKETING AND SUPPLY

         The Farm Marketing and Supply Division owns and operates Agri-Service Centers at 144 locations in Minnesota, North Dakota, South Dakota, Montana, Idaho and Washington. Agri-Service Centers sell farm supplies, including fertilizer, feed, seed and crop protection products, and other related services and have grain elevator operations that buy grain. Some Centers have only grain operations or grain and feed operations, while some have only supply operations. Locations are grouped together into 47 units for operational purposes. A small number of Centers are grouped into seven regionalizations, which have their own producer board and participate in separate patronage pools.

         Agri-Service Centers purchase grain from member and nonmember producers and others, such as other elevators and grain dealers. Of these facilities, 55 have the capability of loading unit trains, while other facilities can load only single cars or are truck stations. Most of the grain purchased is sold through the Company's Grain Marketing division, with the balance going to local feed and grain processors.

         The supplies and services offered vary from location to location. Agronomy supplies and services are sold at approximately 70 locations to member and non-member producers. Feed is sold at approximately 75 locations. Agronomy and feed sales are considered district operations involving different expertise and sales forces.

         Most feed sold is purchased from the Feed Division. Fertilizer is obtained from co-op sources and other suppliers. Crop protection products are bought through co-op programs and directly from industry sources. Other goods are obtained through commercial channels.

         The Company has increased the number of Agri-Service Centers in recent years. The number, the number of bushels of grain purchased and sales of Centers for the years ended May 31 are shown below:

                            1992              1993             1994              1995             1996
                       --------------   --------------   --------------   --------------   --------------
No. of centers .....              107              105              115              121              144
No. of op. units ...               42               42               43               43               47
Grain purchased (bu)      175,773,000      175,492,000      141,238,000      159,891,000      214,085,000
Sales ..............   $  636,266,516   $  651,697,000   $  613,151,000   $  679,200,000   $1,126,600,000


         Competitors for the purchase of grain include other elevators and large grain marketing companies. Competitors for the sale of agronomy supplies and feed include a variety of cooperative and privately owned facilities. The Company competes on the basis of service and patronage.

         On November 30, 1996, the Division had over 1,000 full time employees and over 300 temporary employees.

         Fin-Ag, Inc. Fin-Ag, Inc. is a wholly owned subsidiary of the Company located in Sioux Falls, South Dakota. It provides seasonal cattle feeding and swine financing loans, facility financing loans and crop production loans for producers. It also provides consulting services to member cooperatives. Its competitors are other financial institutions. Most whole loans are sold to the St. Paul Bank for Cooperatives, on which the Company bears a 15% residual exposure. The Company's exposure at November 30, 1996, was approximately $7,500,000. Under the Company's borrowing arrangements (see "Capitalization") the maximum amount of the loans outstanding at any one time may not exceed $35,000,000.


FEED

         The Company manufactures and sells feed products and sells feed ingredients, supplements and animal health products under several brand names, including GTA Feeds(R), Norco Feeds, CC Bar Feeds, Let'er Buck Feeds(R) and Pantec(TM). In addition, it provides livestock production services, including customized ration planning, feedstuffs analysis, profit projections, livestock nutritional management, recordkeeping, animal health and environmental engineering and facility management. Sales are made at retail through five retail stores and through Agri-Service Centers and at wholesale to cooperatives (both Affiliated Associations and otherwise) and to other retail farm supply businesses located in Minnesota, North Dakota, South Dakota, Nebraska, Montana, Wyoming, Idaho, Washington and Oregon.

         Sales of feed for the years ended May 31 is set forth below:

                                     1992              1993             1994              1995             1996
                                     ----              ----             ----              ----             ----
Manufactured feed (tons) . .        262,000           301,000          306,000           333,000          351,000



The Company has been able to increase sales and production capacity through several joint venture arrangements entered into in recent years.

         The Company owns nine manufacturing facilities located in Sioux Falls, South Dakota; Great Falls, Montana; Hardin, Montana; Dickinson, North Dakota; Minot, North Dakota; Edgeley, North Dakota; Willmar, Minnesota; Gettysburg, South Dakota; and Norfolk, Nebraska. The Company also has an interest in three joint ventures with facilities in Hermiston, Oregon; Tillamook, Oregon; and Owatonna, Minnesota. The administrative office for the feed business is located in Sioux Falls, South Dakota.

         The Feed Division's operations reflect the condition of the livestock business. Recent increases in poultry and swine production have been driven by increased exports. The transition from individual producers to more integrated producers has affected the demand for and composition of the Division's products.

         At November 30, 1996, the Division had 265 full time and 9 part time employees.

         Competitors in the feed business are other cooperatives and private companies.

         The Company is a part of the Cooperative Research Farms, a research partnership of 12 regional cooperatives in the United States, Canada and France. This partnership provides the Company with production research.


SERVICES

         The Company's Country Services Division provides certain services to Individual Members and Affiliated Associations.

Country Hedging, Inc.

         Country Hedging, Inc. offers full service commodity futures and options brokerage. For the year ended May 31, 1996, 60% of revenues were from Affiliated Associations, 30% from Individual Members and 10% from others. This separate subsidiary of the Company is a registered futures commission merchant and a clearing member of both the Minneapolis Grain Exchange and the Kansas City Board of Trade. On November 30, 1996, it had 38 employees operating primarily out of St. Paul, Minnesota.

         Competitors include international brokerage firms, national brokerage firms, regional brokerage firms (both co-op and non-co-op) as well as local introducing brokers. Competition is driven by price and service.

Ag States Agency, LLC

         Ag States Agency, LLC, 50% owned by the Company, is an independent insurance agency which sells insurance primarily to local cooperatives, including group benefits, property and casualty, and bonding programs. For the year ended May 31, 1996, substantially all of its revenues were from local cooperatives. Ag States Agency, LLC competes with other insurance agencies.

Financial Services Department

         The Financial Services Department provides business planning consulting and financing to Affiliated Associations. It offers open account financing, involving the discretionary extension of credit, and term and seasonal loans. Most of the term and seasonal loans are participated up to 90% to National Bank for Cooperatives (CoBank). Participation by CoBank is subject to credit approval on a loan-by-loan basis by CoBank subject to an overall limit of participation of $150,000,000. In addition to financing, the open account between the Company and an Affiliated Association is used as a clearing account for settlement of grain purchases and as a cash management tool. Open account financing has been provided to more than 200 Affiliated Associations in the past year.

          During the year ended May 31, 1996, average aggregate loan balances outstanding were $106,581,000 (of which CoBank's participation was $59,836,000) and the highest aggregate loan balance outstanding at any one time was $177,939,000 (of which CoBank's participation was $78,287,000). The Company's borrowing arrangements limit loan balances outstanding to not more than $150,000,000 at any one time. See "Capitalization."

         Pursuant to its agreement with CoBank, the Company has additional credit risk on CoBank participations to 10% of total loan commitments.

         A wholly owned subsidiary of the Company provides certain types of financing to members. See "Farm Marketing and Supply."

Affiliated Accounting Department

         The Affiliated Accounting Department offers computerized country elevator accounting systems and a full complement of accounting support systems for local cooperatives, including tax and patronage allocation services, dividend ledger services and payroll services. For the year ended May 31, 1996, substantially all of its revenues were from local cooperatives.

Field Services Department

         The Field Service Department acts as a liaison between Affiliated Associations and the Company, providing consulting services in marketing, management, operations, accounting, tax, finance and government regulations.

Member Relations Department

         The Member Relations Department conducts cooperative education programs for Affiliated Associations and assists in planning meetings and organizing visits to Company facilities.


                                   MANAGEMENT

Board of Directors

         The table below lists the current directors of the Company, consisting of four members from District One (comprised of the states of Minnesota, Illinois, Iowa and Wisconsin), four members from District Two (comprised of the state of North Dakota), two members from District Three (comprised of the states of South Dakota, Kansas and Nebraska), two members from District Four (comprised of the states of Montana and Wyoming) and two members from District Five (comprised of the states of Washington, Oregon, Utah and Idaho). Each director must be an agricultural producer and an active patron of the Company (either directly or through an Affiliated Association) for a period of five years at the time of the director's election, must be less than 68 years of age at the time of election and cannot be an employee of the Company or of an Affiliated Association. The directors have been elected for three-year terms, expiring in November of the years listed in the table below.

                                                                                                          Term
                                                                                      Director           Expires
Name and Address                                Age              District               Since            in Nov.
----------------                                ---              --------               -----            -------

Steven Burnet                                    56                  5                  1983                1998
94699 Monkland Lane
Moro, OR  97039-9705

Steve Carney                                     45                  4                  1988                1997
P.O. Box 1122
Scobey, MT  59263-1122

Edward Ellison                                   61                  1                  1978                1999
RR 1, Box 46
Elbow Lake, MN  56531-9740

Sheldon Haaland                                  58                  1                  1984                1997
RR 2, Box 55
Hanley Falls, MN  56245-9731

Jerry Hasnedl                                    50                  1                  1995                1998
RR 1, Box 39
St. Hilaire, MN  56754

Edward Hereford                                  57                  5                  1983                1997
RR 1, Box 53
Thornton, WA  99176-9710

Gerald Kuster                                    61                  2                  1979                1997
RR 1, Box 46
Reynolds, ND  58275-9742

Leonard Larsen                                   60                  2                  1993                1999
RR 1, Box 88
Granville, ND  58741

Tyrone Moos                                      58                  3                  1991                1997
HCR 1, Box 1
Phillip, SD  57567-9601

Duane Risan                                      60                  2                  1989                1998
RR 1, Box 4
Parshall, ND  58770-9703

Duane Stenzel                                    50                  1                  1993                1999
RR 2, Box 173
Wells, MN  56097

Russell Twedt                                    47                  4                  1993                1999
P.O. Box 296
Rudyard, MT  59540-0296

Merlin Van Walleghen                             60                  3                  1993                1999
RR 1, Box 188
Letcher, SD  57359

William Zarak                                    61                  2                  1983                1998
3711 124th Ave. S.W.
South Heart, ND  58655-9767





         STEVEN BURNET. Mr. Burnet has been a director since 1983 and currently serves as Chairman of the Board. He grows dryland wheat and barley and supports a cow/calf and yearling operation. Mr. Burnet is a member of the Oregon Wheat Growers League and the Oregon Cattlemen's Association. He also serves as a director on the Agricultural Co-op Council of Oregon.

         STEVE CARNEY. Mr. Carney has been a director since 1988 and currently serves as Secretary Treasurer. Mr. Carney operates a spring wheat and durum farm with his wife and brother. He is a former president of Farmers Union Grain Company (Peerless) and Farmers Union Grain Terminal of Daniels County. He is also a member of several local cooperatives.

         EDWARD ELLISON. Mr. Ellison has been a director since 1978. Together with his sons, he raises wheat, soybeans and corn on his Grant County, Minnesota, farm. Mr. Ellison is on the board of the Minnesota Association for Cooperatives and an alternate to the Agricultural Cooperative Development International (ACDI) board of directors. He also serves as a member of the Farmland Insurance and the Ag Utilization Research Institute (AURI) boards of directors.

         SHELDON HAALAND. Mr. Haaland has been a director since 1984 and currently serves as Assistant Secretary and Treasurer. He and his family farm 550 acres of corn, soybeans and wheat. Mr. Haaland is a member of several cooperatives and has previously served on the boards of Cottonwood Co-op Oil Company and Western Transport Co-op and as an advisory board member of the Southwest State University Co-op Program.

         JERRY HASNEDL. Mr. Hasnedl has been a director since 1995. He farms wheat, barley, sunflowers, corn, alfalfa and registered seed for MCIA. Mr. Hasnedl is a member of several cooperatives as well as the Minnesota Crop Improvement Association and Minnesota Farmers Union. He also is a farmer/dealer for Northrup King Seeds.

         EDWARD HEREFORD. Mr. Hereford has been a director since 1983. He and his two sons produce wheat, barley, peas and lentils on his dryland farm. Mr. Hereford is a director of the Idaho Co-op Council, a board member of the ACDI and a member of the Thornton Grange, the Washington Association of Wheat Growers and the Washington Association of Peas and Lentils Growers.

         GERALD KUSTER. Mr. Kuster has been a director since 1979. He and his sons operate a 3,000-acre farm. Mr. Kuster is President of Agri City Cooperative Services in Grand Forks, North Dakota, and Central Valley Bean Cooperative in Buxton, North Dakota. He also serves as president of Reynolds United Cooperative.

         LEONARD LARSEN. Mr. Larsen has been a director since 1993. He farms a 1,440-acre grain and sunflower operation and is vice president of the Granville area Development Corp. Mr. Larsen is also a member of Dakota Growers Pasta Company.

         TYRONE MOOS. Mr. Moos has been a director since 1991 and currently serves as Second Vice Chairman. He and his wife, together with their son and son-in-law, operate a combination farm and ranch raising winter wheat, barley and millet as well as managing cow-calf and hog finishing operations. Mr. Moos is a former member of the local co-op elevator board.

         DUANE RISAN. Mr. Risan has been a director since 1989. He raises durum, spring wheat and barley and, as a former educator, has a degree in mathematics and education from Jamestown College. He is a member of Dakota Growers Pasta Company and a patron of Dakota Quality Grain Co-op.

         DUANE STENZEL. Mr. Stenzel has been a director since 1993. He raises 620 acres of sweet corn, corn and soybeans on his south central Minnesota farm. Mr. Stenzel is a board member of Grainland Cooperative and past president of the Wells Farmer Elevator.

         RUSSELL TWEDT. Mr. Twedt has been a director since 1993. He is a third-generation Hill County farmer and rancher, and he and his family raise wheat and barley, with a cow/calf operation. He is a member of the Montana Grain Growers Association and Montana Farmers Union.

         MERLIN VAN WALLEGHEN. Mr. Van Walleghen has been a director since 1993. He and his son raise corn and soybeans and operate a livestock finishing operation. He is a past Board president of the Mitchell Farmers Cooperative Elevator Association and past member of Mitchell Technical Institutes Agricultural Advisory Board. He is also Chairman of the Sanborn County Development Board.

         WILLIAM ZARAK. Mr. Zarak has been a director since 1983 and currently serves as First Vice Chairman. He owns and operates a 2,000-acre farm with his wife and two sons where they raise small grains, corn, beef cows and hogs and also backgrounds calves. Mr. Zarak is also a member of Dakota Growers Pasta Company.

Directors' Compensation

         The Board of Directors meets monthly. The Company provides its directors with annual compensation of $24,000, paid in twelve monthly payments, with the Chairman of the Board receiving an additional annual compensation of $2,400, paid in twelve monthly payments, a per diem payment of $122.50 plus travel allowance for actual days away from home while attending Board Meetings, a per diem of $200 plus actual expenses and travel allowance for each day spent on other Company business, life insurance, and an annuity plan providing for benefits to become payable monthly when a director reaches age 62.

Committees of the Board of Directors

         The Board of Directors does not have any standing committees. The Board appoints ad hoc committees from time to time to review certain matters and make reports and recommendations to the full Board of Directors for action. The entire Board of Directors determines the salary and incentive compensation of the Chief Executive Officer and reviews the results and scope of the audit and other services provided by the Company's independent auditors, as well as the Company's accounting principles and its system of internal controls.

Compensation Committee Interlocks and Insider Participation

         As noted above, the Company's Board of Directors does not have a Compensation Committee. The entire Board of Directors determines the compensation of the Chief Executive Officer and the terms of the employment agreement with the Chief Executive Officer. The Chief Executive Officer determines the compensation for all other executive officers.

Limitation of Liability and Indemnification

         The Company's Articles of Incorporation limit the liability of directors in their capacity as directors to the full extent permitted by Minnesota law. As permitted by Minnesota law, the Company's Articles of Incorporation provide that a director shall not be personally liable to the Company or its members for monetary damages for breach of fiduciary duty as a director, except for liability for a breach of the director's duty of loyalty to the Company or its members, for acts of omissions not in good faith or that involve intentional misconduct or a knowing violation of law, for a transaction from which the director derived an improper personal benefit or for an act or omission occurring prior to the date when such provisions became effective.

         The provision of the Articles of Incorporation limits only the liability of directors, not officers. These provisions do not affect the availability of equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of fiduciary duty, although, as a practical matter, equitable relief may not be available. The above provisions also do not limit liability of the directors for violations of, or relieve them from the necessity of complying with, the federal securities laws.

         The Bylaws of the Company require the Company to indemnify each director, officer, manager, employee or agent of the Company, and any person serving at the request of the Company as a director, officer, manager, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred to the fullest extent permitted under the laws of Minnesota.

Executive Officers

         The table below lists the executive officers of the Company, none of whom holds any equity in the Company. Officers are elected annually by the Board of Directors.

         Name                         Age                 Position
         ----                         ---                 --------

John D. Johnson                        48            President and Chief Executive Officer

T. F. Baker                            54            Group Vice President  -  Finance

Michael H. Bergeland                   52            Group Vice President  -  Grain & Agri Services

Garry A. Pistoria                      55            Group Vice President  -  Wheat Milling

James Tibbetts                         46            Group Vice President  -  Oilseed Processing and Packaging


         JOHN D. JOHNSON. Mr. Johnson was appointed President and Chief Executive Officer on January 1, 1995. Prior to his appointment to that position he held positions as Group Vice President of Farm Marketing & Supply, GTA Feeds Division General Manager, Director of Sales and Marketing for the GTA Feeds Division, Regional Sales Manager for GTA Feeds Division, and Feed Consultant GTA Feeds Division. He has 20 years total experience with the Company. Mr. Johnson graduated in 1970 from Black Hills State University at Spearfish, South Dakota, with a degree in Business Administration and Economics. He also serves on the Board of Directors of the National Council of Farmer Cooperatives (NCFC) and A.
C. Toepfer Intrade Grain Companies, and is Chairman of the NCFC Agriculture, Trade & Credit Committee. Mr. Johnson also serves on the Management Committee for Ventura Foods, LLC.

         T. F. BAKER. Mr. Baker joined the Company in 1982 as Vice President of Finance. In 1992 he was appointed Group Vice President of Finance and holds that position at the present time. Mr. Baker obtained a Bachelor's Degree in accounting from the College of St. Thomas, did graduate work at the University of Minnesota, and obtained his CPA in the State of Minnesota. Mr. Baker serves on the Board of Governors for Ag States Agency, LLC and on the Management Committee for Ventura Foods, LLC. He is also a member of Minnesota Certified Public Accountants and Financial Executives Institute.

         MICHAEL H. BERGELAND. Mr. Bergeland, Group Vice President of Grain and Agri-Services, joined the Company in 1967. He is a native of Minnesota and attended Moorhead State College. Mr. Bergeland also serves as a board member of the Minneapolis Grain Exchange, Chairman of the Grain Committee for the National Council of Farmer Cooperatives, and a Committee Member and alternate director for A.C. Toepfer Intrade Grain.

         GARRY A. PISTORIA. Mr. Pistoria has been Group Vice President of Wheat Milling since 1985 has been with the Company since 1961. Mr. Pistoria attended Montana State University and the College of Great Falls. He is a member of the National Pasta Association, the American Bakers Association and the Minneapolis Grain Exchange.

         JAMES TIBBETTS. On January 1, 1997, Mr. Tibbetts was appointed to the position of Group Vice President of the Oilseed Processing and Packaging Division. From November of 1995 (when he joined the Company) through 1996, Mr. Tibbetts was Senior Vice President for the former Consumer Products Packaging Division (Holsum Foods Division). From 1977 to 1995, Mr. Tibbetts was a Senior Vice President for Farm Credit Leasing in Minneapolis, Minnesota. Mr. Tibbetts received a Bachelor of Science Degree in Business Administration in 1972 from Northern State University in Aberdeen, South Dakota. He serves on the Management Committee for Ventura Foods, LLC.

Executive Compensation

         Summary Compensation. The following table sets forth the cash and noncash compensation earned by the Chief Executive Officer and each of the four most highly compensated executive officers of the Company (other than the Chief Executive Officer) whose total salary and bonus or similar incentive payment earned during the year ended May 31, 1996, exceeded $100,000 (the "Named Executive Officers"):



     Summary Compensation Table

                                                         Annual Compensation
                                 -------------------------------------------------------------
                                 Year Ended                                      Other Annual           All Other
                                   May 31,       Salary(1)       Bonus(1)       Compensation(2)      Compensation(3)
                                   -------       ---------       --------       ---------------      ---------------
John D. Johnson
  President and Chief
    Executive Officer...........      1996         $450,000        $162,500              $3,659               $7,508

Thomas F. Baker
  Group Vice President--
    Finance.....................      1996          225,300         127,500               7,400                7,908

Michael H. Bergeland
  Group Vice President--
    Grain and Agri-
    Services....................      1996          215,000         129,000               3,970                9,216

Garry A. Pistoria
  Group Vice President--
    Wheat Milling...............      1996          166,500          78,000               7,361                4,138

James Tibbetts(4)
  Group Vice President--
    Oilseed Processing
    and Packaging
    Division....................      1996           87,500          70,000                 510                   29


--------------------

(1) Amounts shown include amounts deferred at the employee's election under the Company's Deferred Compensation Program.

(2)      Amounts shown include personal use of a Company vehicle.

(3) Other compensation includes the Company's matching contributions under the Company's 401(K) Plan and the portion of group term life insurance premiums paid by the Company.

(4) Information for Mr. Tibbetts is from November 1, 1995, the beginning of his employment with the Company.

     Management Compensation Incentive Program

         Each Named Executive Officer is eligible to participate in the Management Compensation Incentive Program (the "Incentive Program") for the year ending May 31, 1997. The Incentive Program is based on Company and group or division performance. The criteria for measurement consists of Economic Value Added (EVA), earnings and Member Value Index; a subjective evaluation of value provided to members and customers. These amounts will be paid after May 31, 1997. The maximum incentive is 60% of base compensation.

     Retirement Plan

         Each of the Named Executive Officers is entitled to receive benefits under the Harvest States Cooperatives Cash Balance Retirement Plan (the "Retirement Plan"). An employee's benefit under the Retirement Plan depends on credits to the employee's account, which are based on the employee's total salary each year the employee works for the Company, the length of service with the Company and the rate of interest credited to the employee's account balance each year. Credits are made to the employee's account from Pay Credits, Special Career Credits and Investment Credits.

         The amount of Pay Credits added to an employee's account each year is a percentage of the employee's gross salary, including overtime pay, commissions, severance pay, bonuses, any compensation reduction pursuant to the 401(K) Plan and any pretax contribution to any of the Company's welfare benefit plan, paid vacations, paid leaves of absence and pay received if away from work due to a sickness or injury. The Pay Credits percentage received is determined on a yearly basis, based on the years of Benefit Service completed as of January 1 of each year. An employee receives one year of Benefit Service for every calendar year of employment in which the employee completed at least 1,000 hours of service.

Effective January 1, 1997, Pay Credits are earned according to the following schedule:

              Years of Benefit Service:           Pay Credit Equals:
              -------------------------           ------------------
              1 to 7 years                        4% of total salary
              8 to 11 years                       5% of total salary
              12 years and more                   6% of total salary

         Special Career Credits were designed to supplement the benefits of mid-career employees affected by the change from the former plan to the current Retirement Plan. Employees qualify for Special Career Credits only if they were employed by the Company and met certain age and service requirements (as defined by the Retirement Plan) on January 1, 1988. The following table shows the credits for those who qualify:

              Total of Age and Benefit
              Service on January 1, 1988:        Special Career Credits:
              ---------------------------        -----------------------
              50 to 54                           1% of total salary
              55 to 59                           2% of total salary
              60 to 64                           3% of total salary
              65 to 69                           4% of total salary
              70 or more                         5% of total salary

Special Career Credits continue at the percentage rate determined from the employee's status on January 1, 1988, for as long as the employee is with the Company.

         The Company credits an employee's account at the end of the year with an Investment Credit based on the balance at the beginning of the year. The Investment Credit is based on the average return for one-year U.S. Treasury Bills for the preceding 12-month period. The maximum Investment Credit will not exceed 12% for any year.

         As of December 31, 1996, the dollar value of the account of each of the Named Executive Officers was:

                                                                      Balance
                                                                      -------
John D. Johnson
                    ..................................................

Thomas F. Baker
          ............................................................

Michael H. Bergeland
           ...........................................................

Garry A. Pistoria
               .......................................................

James Tibbetts
            ..........................................................

Deferred Compensation Plan

         Effective April 1, 1994, the Company established the Harvest Sates Cooperatives Deferred Compensation Plan (the "Deferred Compensation Plan"). Participants in the Deferred Compensation Plan are select management or highly compensated employees of the Company who have been designated as eligible by the President of the Company to participate in such plan. Under the Deferred Compensation Plan, a participant may elect to have an amount of deferred compensation credited to the participant's account for the applicable Plan Year (as defined in the Deferred Compensation Plan). The compensation actually earned during the Plan Year by a participant who elects deferred compensation is reduced by the percentage or amount so elected. A participant may elect to contribute no more than 30% of each payment of base compensation, provided that the percentage selected is expected to result in annual contributions totaling at least $1,000. Also, the participant may elect to contribute either a percentage or a specific dollar amount of any bonus or similar incentive payment that may become payable during the Plan Year, provided the contribution will not be less than the smaller of $1,000 or 100% of the bonus payable. The deferred compensation credited under the Deferred Compensation Plan is allocated to the account of the participant as of the date that the compensation would otherwise have been paid to the Participant in cash. Income is credited to each account each Plan Year at an annual rate equal to 1% over the five-year U.S. Treasury Bond rate as of October 1 of the year preceding the Plan Year, as adjusted as appropriate to reflect contributions to and distributions from the account during the Plan Year.

         A participant's credits to his or her account are unsecured obligations of the Company to pay the participant the actual amount of the credits upon distribution pursuant to the Deferred Compensation Plan. Each participant or beneficiary is only a general creditor of the Company with respect to his or her account. Accounts are maintained for recordkeeping purposes only. Obligations of the Company to pay benefits under the Deferred Compensation Plan may be satisfied by distributions from a grantor trust created by the Company in its sole discretion for such purpose. The Company has not created any such trust.

         Amounts credited to a participant's account are distributed on a predetermined date, such as the date of retirement or the date the participant attains a particular age, in either a lump sum or in installments pursuant to the participant's prior irrevocable election. The Deferred Compensation Plan also provides for distribution upon the participant's death or disability, for unforeseeable emergencies and upon termination of the plan.

          The President of the Company may at any time amend the Plan in whole or in part for any reason. No amendment may decrease the benefits under the Plan which have accrued prior to the date of such amendment, but any amendment may modify the interest rate to be used for future deferrals and for the balance in each account on the date the amendment was adopted. The Company, by action of the President, may at any time terminate the Plan.

     401(k) Plan

         Each Named Executive Officer is eligible to participate in the Harvest States Cooperatives Savings Plan (the "401(k) Plan"). All employees of the Company who are eligible for the Retirement Plan and who are not production employees and who are not covered by a collective bargaining agreement are eligible to participate in the 401(k) Plan. Effective January 1, 1997 participants may contribute between 1% and 15% (not to exceed 8% in the case of "highly compensated" employees) of their pay on a pre-tax basis. Each of the Named Executive Officers is a "highly compensated" employee. The Company matches 50% of the first 6% of pay contributed each year. The Company's Board of Directors may elect to reduce or eliminate matching contributions for any year or any portion thereof. Participants are 100% vested in their own contributions and in any Company matching contribution made on the participant's behalf.

     Deferred Compensation Supplemental Retirement Plan

         Each of the Named Executive Officers may participate in the Harvest Sates Cooperatives Deferred Compensation Supplemental Retirement Plan (the "Supplemental Plan"). Participants in the Supplemental Plan are select management or highly compensated employees of the Company who have been designated as eligible by the President of the Company to participate in such plan. Compensation deferred under the Deferred Compensation Plan is not eligible for Pay Credits or Special Career Credits under the Cash Balance Retirement Plan or matching contributions under the 401(k) Plan. The Supplemental Plan is intended to replace the benefits lost under those plans due to Section 415 of the Internal Revenue Code of 1986, as amended (the "Code") which cannot be considered for purposes of benefits due to Section 401(a)(17) of the Code under the qualified plans that the Company offers. The Supplemental Plan is not funded or qualified for special tax treatment under the Code. As of December 31, 1996, the dollar value of the account of each of the Named Executive Officers will be approximately:

                                                                      Balance
                                                                      -------
John D. Johnson
                    ..................................................

Thomas F. Baker
          ............................................................

Michael H. Bergeland
           ...........................................................

Garry A. Pistoria
                ......................................................

James Tibbetts
            ..........................................................

                              CERTAIN TRANSACTIONS

         Because directors must be active patrons of the Company or an Affiliated Association, transactions between the Company and directors are customary and expected. Transactions include the sale of commodities to the Company and the purchase of products and services from the Company. During each of the three years ended May 31, 1996, the value of those transactions between a particular director (and members of such directors' immediate family) and the Company may have exceeded $60,000.


                MEMBERSHIP IN THE COMPANY AND AUTHORIZED CAPITAL

Introduction

         The Company is a membership cooperative organized to manufacture, process, market, purchase, handle, deal in and sell the agricultural products of its members, non-member patrons and others, including the processing and exporting of grain and other agricultural products; to procure supplies and equipment and to perform any and all services for its members, non-member patrons and others; and to engage in any other activity for which cooperative associations may be lawfully organized under Minnesota law. All net savings from member patronage of the Company shall be distributed to members on the basis of patronage. All net savings from non-member patronage of the purchasing operations and from "Non-Member Consenting Patron" patronage of marketing operations shall be distributed to such patrons on the basis of patronage. The determination of net savings may be made by divisions or units representing separate or different operations of the Company, as determined by the Board of Directors. Patronage refunds may be distributed in cash, written evidences of equity or book credits, or any combination thereof. Any non-cash allocations are redeemable only in the discretion of the Board of Directors.

         The net earnings (after provision for income taxes) of this Association, as reported in its financial statements for the year, less patronage dividends paid with respect to the fiscal year may be distributed in the discretion of the Board to member patrons and to non-member "consenting patrons" (defined as cooperative associations meeting all requirements for membership in this Association other than transacting the minimum amount of business) on the basis of their patronage. Distributions may be in cash, property, Non-Patronage Earnings Certificates, or any combination thereof designated by the Board of Directors. To date, the Board of Directors has always used Non-Patronage Earnings Certificates for distributions, and the current redemption policy is to redeem to estates.

         In making any such non-member/non-patronage distributions, the Board of Directors may use any method of allocating the earnings on the basis of patronage to member patrons and Non-Member Consenting Patrons as shall be reasonable and equitable in the judgment of the Board of Directors.

         The method of allocation for the non-member/non-patronage earnings of this Association for the fiscal year ended May 31, 1996 was based on bushels of the grain marketing/processing activity and dollars on the purchasing and other activity. This method is subject to change, in the discretion of the Board of Directors.

Governance

         The business and affairs of the Company are managed by a Board of Directors of not less than 13 persons (currently set at 14), elected by the members at the Company's annual meeting. Various rights and obligations of members are contained in its articles of incorporation and bylaws (together, the "governing documents"), each of which was amended and restated in November
1996. The governing documents may only be amended upon approval of a majority of the votes cast at an annual or special meeting of the members, except for the higher vote described under "--Certain Antitakeover Effects."

Membership

         Membership in the Company is limited to individuals or entities actually engaged in the production of agricultural products and associations of agricultural producers organized and operating under the provisions of the Agricultural Marketing Act and the Capper-Volstead Act. In addition, only those persons that are "currently active patrons" (defined as agricultural producers and associations of agricultural producers that have patronized the Company during the year for which such status is being determined in a minimum amount established by the Board of Directors) may be members of the Company.

          Under the Company's governing documents, the Company has several classes of membership and has authority to issue a variety of debt and equity instruments to members. The Company has no capital stock. Membership is transferable only with the consent and approval of the Board of Directors. The Company may issue equity or debt securities, on a patronage basis or otherwise, but unless otherwise authorized, such securities shall not entitle the holders thereof to any voting, membership or other rights to participate in the affairs of the Company and are not transferrable without the prior consent of the Board of Directors.

         The Company's governing documents establish three classes of membership:

         Individual Members are individuals or entities actually engaged in the production of agricultural products. Such Individual Members include both natural persons as well as any legal entity owned or controlled by individual farmers or their families, such as joint ventures, corporations, partnerships, limited liability companies and other entities.

         Affiliated Associations are associations of agricultural producers that have transacted at least $100,000 of business with the Company during the preceding fiscal year. Affiliated Associations must be cooperatives or other associations of agricultural producers organized and operating under the provisions of the Agricultural Marketing Act and the Capper-Volstead Act.

         Defined Members are either persons actually engaged in the production of agricultural products or associations of producers of agricultural products that are holders of Equity Participation Units. See "--Defined Members" below.

         Membership in the Company will be terminated by the Board of Directors if a member has become ineligible for membership (for example, by the cessation of agricultural production activities). The Board of Directors has the discretion to terminate membership for a variety of reasons, including repeated violations of the Company's Bylaws, failure to patronize the Company for a period of 12 consecutive months and breach of any contract with the Company. In addition, any member's membership in the Company is terminated when that member either dies or is legally dissolved. Upon termination of membership, a former member loses any and all voting rights in the Company. A former member has no right to require immediate repayment of patronage.

Voting Rights

         Affiliated Associations are entitled to a number of delegates based on the dollar volume of business done with the Company during the last full fiscal year ending prior to the date of the meeting at which the voting power is to be exercised. The number of delegates ranges from one delegate for any Affiliated Association with business from $100,000 up to $1,500,000 during the prior year to 15 delegates for any Affiliated Association with business in excess of $45,000,000 during the prior year. Each delegate from an Affiliated Association is entitled to cast 200 votes on any matter presented to the members for a vote. The dollar volume of business delivered by a Defined Member to an Affiliated Association for handling on behalf of the Company and Defined Member will be included in calculating the dollar volume of an Affiliated Association for purposes of voting.

         Individual Members and Defined Members are entitled to one vote. Individual Members and Defined Members may directly cast their votes on matters presented to the members of the Company only if, for Defined Members, they have provided notice of such intention to the Company, and, for Individual Members, if they have obtained a certificate signed by a manager of the Company facility patronized by such Individual Member. Any such certificate or notice must be provided to the Company at least 10 days before the meeting at which the voting rights are to be exercised.

         Individual Members and Defined Members may exercise their voting power through the designation of a "patrons' association." A patrons' association is an association of the Individual Members associated with a grain elevator, feed mill, seed plant or any other Company facility or an association of Defined Members, as designated and recognized by the Board of Directors. The membership of a Patrons' Association may include both Individual Members and Defined Members. The Individual Members and Defined Members that are identified with a particular patrons' association may, at an annual meeting of the patrons' association, elect delegates and alternates for the patrons' association on the basis of one vote per member. Each patrons' association is entitled to a number of delegates based on the dollar volume of business activities of the patrons' association's currently active patrons and Defined Members with 200 votes per delegate, reduced by the number of individual votes personally voted.

         Members may cast their votes, if the Board of Directors so elects, by mail voting in certain situations. At least 50 members of the Company represented in person, by delegates or by mail votes constitutes a quorum for business at any meeting, unless the Company has fewer than 500 members, in which case a quorum is comprised of 10% of the total number of members.

Defined Members

         Each Defined Member will be affiliated with a "Defined Business Unit" and will hold Equity Participation Units in that Defined Business Unit. Holders of Equity Participation Units will have delivery rights and obligations for farm products pursuant to a member marketing agreement between such Defined Member and the Company.

         Each Defined Business Unit will be represented by a Defined Member Board, comprised of between five and ten individuals. The members of a Defined Member Board must be either Defined Members or representatives of Defined Members and in good standing and in full compliance with all delivery obligations with respect to the applicable Defined Business Unit, provided, however, no employee of the Company may serve as a member of the Defined Member Board. The initial Defined Member Board of each Defined Business Unit will be elected by the Company's Board of Directors. Thereafter the Defined Member Board of a Defined Business Unit will be elected by the Defined Members associated with a particular Defined Business Unit on a one Defined Member/one vote basis. The Chairperson shall be selected by and from the Company's Board of Directors. Individuals serving on a Defined Member Board shall serve staggered three-year terms. Each Defined Member Board shall meet at least quarterly and shall be charged with reflecting Defined Member concerns and providing a direct communication mechanism to the Company's Board of Directors.

         The Company is authorized to retain a portion of the payments otherwise due to Defined Members for purchases of products from them. Such retention is referred to a "unit retain." The Company has the option to treat any such unit retains as taxable to the Company or to treat the unit retains as nontaxable by declaring the unit retains as "qualified." Qualified unit retains are taxable to the Defined Member in the tax year when the Defined Member receives notification that a unit retain has been established. When a qualified unit retain is reimbursed or redeemed, the Defined Member reports no additional income. Unit retains may be called for payout at the lesser of their stated or book value at the discretion of the Board of Directors. The Company intends to establish a redemption schedule if it authorizes unit retains.

Debt and Equity Instruments

         The Company is authorized to issue a variety of debt and equity instruments to its current members, patrons and to persons who are neither members nor patrons. The Company's outstanding capital (see "Capitalization") is represented by Capital Equity Certificates, non-patronage certificates and certain capital reserves.

         The following securities may be issued to current or former members or patrons:

                  Equity Participation Units. Equity Participation Units may be held only by Defined Members and have no voting rights.

                  Capital Equity Certificates. Capital Equity Certificates may be issued by the Company in partial or complete distribution of patronage refunds. Capital Equity Certificates do not bear any interest or carry any dividends. They do not have a specified maturity date unless established by the Company's Board of Directors.

                  Certificates of Indebtedness. The Board of Directors may issue Certificates of Indebtedness from time to time. Such Certificates will carry such terms and conditions as the Board of Directors establishes in its discretion. The Board may also establish the conditions upon which such Certificates of Indebtedness may be called for payment by the Company.

                  Non-Patronage Earnings Certificates. The Board of Directors may issue Non-Patronage Earnings Certificates. Such certificates will not have a maturity date and will not bear interest or annual dividends. They will be issued and distributed only to member patrons and to Non-Member Consenting Patrons as part of a non-member/non-patronage distribution. (Non-Member Consenting Patrons include Affiliated Associations that meet all of the requirements of membership as an Affiliated Association except that they do not transact at least $100,000 of business with the Company during the preceding fiscal year.)

                  Preferred Capital Certificates. The Board of Directors may establish and designate the designation, preferences and relative rights of one or more series of Preferred Capital Certificates. Preferred Capital Certificates will not carry any voting rights.

                  Other. The Board of Directors may issue other debt or equity instruments.

         The Board of Directors may issue "Preferred Equities" and other debt or equity instruments to individuals who are not members or patrons of the Company. The Board of Directors has the discretion to establish and designate one or more series of Preferred Equities and to fix the relative rights, preferences and privileges of such preferred equities. Any Preferred Equities will not carry voting rights.

         Transfer of Patrons' Equities. Debt or equity instruments held by the Company's members and patrons, including Equity Participation Units, Capital Equity Certificates, Certificates of Indebtedness, Non-Patronage Earning Certificates and Preferred Capital Certificates, may be transferred only with the consent and approval of the Company's Board of Directors. The Company may require the execution of appropriate transfer documentation, as well as representations and warranties from the proposed transferee indicating that he or she is eligible to be the holder of the instrument proposed to be transferred.

         Redemption or Retirement of Patrons' Equities and Allocated Reserve. Redemption or retirement of Patrons' Equities is solely within the discretion of and on the terms as determined by the Board of Directors. The Board of Directors has authorized the redemption of Capital Equity Certificates held by patrons who are 72 years of age, as well as Capital Equity Certificates held by estates of deceased patrons. The Board of Directors intends to change its redemption policy following the completion of this offering. There can be no assurance that the Company's Board of Directors will not elect to modify its policy regarding the redemption of Capital Equity Certificates. The Board of Directors will establish a policy for Preferred Equity Certificates arising from Defined Business Units.

Distribution of Assets Upon Dissolution

         Upon dissolution, liquidation or winding up of the Company, all debts and liabilities of the Company will be paid in accordance with their respective priorities. All equity capital will then be allocated among the various holders of the equity instruments in accordance with the following priorities: first, the assets held by any Defined Business Unit will be used to redeem the Equity Participation Units and Preferred Capital Certificates of such Defined Business Unit, on a pro rata basis; next, all Equity Participation Units and Preferred Capital Certificates will be paid to the extent of their face amount or par value; next all Capital Equity Certificates and other outstanding equities (other than Non-Patronage Earning Certificates) will be paid in the amount of the par value or face amount of such instruments; next, payment will be made in the face amount of any issued and outstanding Non-Patronage Earning Certificates. Any remaining assets of the Company will be distributed on an allocation unit basis among the members of the Company in proportion to their patronage.

Certain Antitakeover Effects

         The governing documents may be amended upon the approval of a majority of the votes cast at an annual or special meeting. However, in the event that the Board of Directors by majority resolution has declared that the proposed amendment involves a resolution related to a hostile takeover, the proposed amendment must be adopted by the approval of 80% of the total voting power of the members of the Company.

Tax Treatment

         Subchapter T of the Internal Revenue Code sets forth rules for the tax treatment of cooperatives and applies to both cooperatives exempt from taxation under Section 521 of the Internal Revenue Code and to nonexempt corporations operating on a cooperative basis. The Company is a nonexempt cooperative.

         As a cooperative, the Company is not taxed on amounts withheld from its members in the form of qualified unit retains or patronage dividends, or in the amount distributed in the form of patronage payments. Consequently, such amounts are taxed only at the patron level. However, the amounts of any non-qualified unit retains or patronage dividends are taxable to the Company when allocated. Upon revolvement of any such non-qualified unit retains or patronage dividends, the amount is deductible to the Company and taxable at the member level.

         Income derived by the Company from non-patronage sources is not entitled to the "single tax" benefit of Subchapter T and is taxed to the Company at corporate income tax rates.


                           EQUITY PARTICIPATION UNITS

         Equity Participation Units may be held only by Defined Members. Defined Members are either persons actually engaged in the production of agricultural products or associations of producers of agricultural products. Each Defined Member will be affiliated with a Defined Business Unit and will hold Equity Participation Units in that Defined Business Unit. Holders of Equity Participation Units will have delivery rights and obligations for farm products pursuant to the Agreements between such Defined Member and the Company. See "--Member Marketing Agreements" below.

         Certain rights and limitations pertaining to all Equity Participation Units, including those being offered by this Prospectus, are described in "Membership in the Company and Authorized Capital." Additional rights and limitations established by the Board of Directors in creating the Equity Participation Units offered hereby are described below.

         In determining the offering price of the Units, the Board of Directors has considered the historic and expected operations of, the risks associated with and an appropriate rate of return for each Business Unit.

Milling Business Unit

         The Board of Directors has created the Milling Business Unit for the purpose of purchasing wheat (including durum) and the processing and sale thereof into flour and various byproducts, effective at the close of business on May 31, 1997, to carry on the operations of the Milling Division. On that date there will be allocated to the Milling Business Unit the assets and liabilities, including commitments, contingencies and obligations, appropriately belonging to the Division. In connection with the organization of the Milling Business Unit the Company will contribute an amount sufficient to bring its net worth to $__________, which is its net worth on May 31, 1996, plus additional capital so that the construction of the Pocono facility can be financed from equity capital.

         Holders of Equity Participation Units in the Milling Business Unit have a right to participate in the patronage sourced income from the operations of the Milling Business Unit. Prior to the sale of any Unit to any person, such person shall enter into an Agreement which gives the right and obligation to such person to deliver the number of bushels of wheat as shall equal the number of Units to be purchased by such Member. The delivery obligation and right under the Agreement for the Milling Business Unit will become fully effective for the fiscal year in which the Pocono facility begins operating. Defined Members will be notified. Initially and until the Agreement becomes fully effective, it will represent a right and obligation to deliver 78% of the wheat set forth therein.

         For information on earnings per bushel of the Milling Division, see "Business -- Wheat Milling -- Selected Financial and Operating Data." Allocations of overhead and interest expense to the Milling Business Unit by the Company will vary from the allocations to the Milling Division. See Note 15 to the Milling Division financial statements.

         Patronage sourced income from the operations of the Milling Business Unit will be allocated by the Company as patronage refunds based on the total amount of wheat processed. For example, if the Milling Business Unit were to process 50,000,000 bushels of wheat and holders of Equity Participation Units had delivered 20,000,000 bushels, 40% of the net income would be allocated to holders of Equity Participation Units. As between the holders of Equity Participation Units, patronage sourced income will be allocated to each Defined Member proportionate to the wheat delivered pursuant to the Agreement.

         While Defined Members will be entitled to the allocation of patronage refunds originating from the Milling Business Unit, they may also receive, upon allocation by the Board of Directors, nonpatronage income from operations of the Company, including operations of the Milling Business Unit generating nonpatronage income.

         The initial Defined Member Board of the Milling Business Unit shall be designated by the Board of Directors, to hold such office until their successors are duly elected and qualified, after the completion of the offering. See "Membership in the Company and Authorized Capital" with respect to the Defined Members to elect successor directors.

Processing and Refining Business Unit

         The Board of Directors has created the Processing and Refining Business Unit for the purpose of purchasing soybeans and crude soybean oil and the processing and sale thereof into meal, flour, oil and various byproducts, effective at the close of business on May 31, 1997, to carry on the operations of the Processing and Refining Division. On that date there will be allocated to the Processing and Refining Business Unit the assets and liabilities, including commitments, contingencies and obligations, appropriately belonging to the Division. In connection with the organization of the Processing and Refining Business Unit, the Company will withdraw an amount sufficient to bring its net worth to $53,400,000, which was its net worth on May 31, 1996.

         Holders of Equity Participation Units in the Processing and
Refining Business Unit have a right to participate in the patronage sourced income from the operations of the Processing and Refining Business Unit. Prior to the sale of any Unit to any person, such person shall enter into an Agreement which gives the right and obligation to such person to deliver the number of bushels of soybeans as shall equal the number of Units to be purchased by such Member.

         For information on earnings per bushel of the Processing and Refining Division, see "Business -- Processing and Refining -- Selected Financial and Operating Data." Allocations of overhead and interest income to the Processing and Refining Business Unit by the Company will vary from the allocations to the Processing and Refining Division. See Note 14 to the Processing and Refining Division financial statements.

         Patronage sourced income from the operations of the Processing and Refining Business Unit, excluding patronage sourced income from the refining of crude oil purchased from others and excluding patronage sourced income from Ventura Foods, will be allocated by the Company as patronage refunds based on the total amount of soybeans processed. For example, if the Processing and Refining Business Unit were to process 25,000,000 bushels of soybeans and holders of Equity Participation Units had delivered 10,000,000 bushels, 40% of the patronage sourced income would be allocated to holders of Equity Participation Units. As between the holders of Equity Participation Units, patronage sourced income will be allocated to each Defined Member proportionate to the soybeans delivered pursuant to the Agreement.

         While Defined Members will be entitled to the allocation of patronage refunds originating from the Processing and Refining Business Unit, they may also receive, upon allocation by the Board of Directors, nonpatronage income from operations of the Company, including operations of the Processing and Refining Business Unit generating nonpatronage income.

         The operations of Ventura Foods are not included in the Processing and Refining Division. Should the Company create an additional Business Unit pertaining to those operations, it may offer participation in that Business Unit to holders of Equity Participation Units in the Processings and Refining Business Unit.

         The initial Defined Member Board of the Processing and Refining Business Unit shall be designated by the Board of Directors, to hold such office until their successors are duly elected and qualified, after the completion of the offering. See "Membership in the Company and Authorized Capital" with respect to the Defined Members to elect successor directors.

Allocations Relating to Business Units

         Revenues from the sale of products of a Business Unit shall be credited to the Business Unit, and all direct expenses incurred by a Business Unit shall be charged against the Business Unit. Corporate, general and administrative expenses of the Company shall be allocated to each Business Unit in a reasonable manner based on the utilization by such Business Unit. Intracompany accounts shall be established for the advancements to, and the loan of funds by, each Business Unit, with interest thereon imputed at prevailing rates. Income taxes shall be allocated to each Business Unit as if it were a separate taxpayer. Each Business Unit shall perform and be responsible for commitments, contingencies and obligations allocated to such Business Unit.

         With respect to each year, the total net income from a Business Unit will be withdrawn by the Company from the Business Unit, except to the extent that patronage dividends are not paid in cash and are retained in the Business Unit as equity. The Company will be responsible for the allocation of net income arising from operations of a Business Unit between Defined Members of any one or more Business Units and the remainder of the Company's operations.

         Upon the acquisition by the Company from a third party of any assets (whether by means of an acquisition of assets or stock, merger, consolidation or otherwise) reasonably related to a Business Unit, such assets and related liabilities, including commitments, contingencies and obligations, shall be allocated to that Business Unit and the aggregate cost or fair market value of such assets and liabilities shall be paid by the Business Unit. Such allocation and determination of fair market value may be made by the Board of Directors taking into account such matters as it and its advisers, if any, deem relevant, and any such allocation and determination of fair market value shall be final and binding for all purposes whatsoever.

         Upon any sale, transfer, assignment or other disposition by the Company of any or all assets of a Business Unit (whether by means of a disposition of assets, merger, consolidation, liquidation or otherwise), all proceeds (including non-cash consideration received) or the fair market value from such disposition shall be allocated to the Business Unit. If an asset is allocated to more than one Business Unit, the proceeds or the fair market value of the disposition shall be allocated among all Business Units, based upon their respective interests in such assets. Such allocation and determination of fair market value shall be made by the Board of Directors taking into account such matters as the Board of Directors and its advisers, if any, deem relevant, and any such allocation and determination of fair market value shall be final and binding for all purposes whatsoever.

         The Board of Directors may from time to time reallocate any asset from one Business Unit to the Company or any other Business Unit of the Company. All such reallocations shall be done at fair market value as determined by the Board of Directors.

Additional Equity Participation Units; Sale

         The Board of Directors from time to time may authorize the sale by the Company of Units deemed owned by the Company for the account of the Company provided that sales shall be at a price determined by the Board of Directors taking into account such matters as the Board of Directors and its financial advisers, if any, deem relevant.

         The Board of Directors may authorize the creation, issuance and sale of additional Equity Participation Units from time to time on such terms and for such consideration as it shall deem appropriate. Any proceeds from the sale of such additional Equity Participation Units shall be allocated to the applicable Division.

         Holders of Units shall have no preemptive rights to subscribe for or purchase additional Units or any other securities issued by a Business Unit or the Company. The Company intends to provide an opportunity for existing holders to subscribe for additional Equity Participation Units.

         The Company may, if authorized by the Board of Directors, purchase Units at such price as it shall determine from time to time for its own account, or for the account of a Division.

Merger, Consolidation or Sale

         In connection with the merger, consolidation, liquidation or sale of all or substantially all of the assets of the Company substantially as an entirety or upon the sale of all or any substantial portion of the assets of a Business Unit, all, but not less than all, Units of such Business Unit may be redeemed at their face amount, provided that the Preferred Capital Certificates or unit retains of such Business Unit not previously paid are also redeemed in connection therewith, and that such payments include any prorata profit (or loss) associated with disposition of the assets of the Business Unit as though the assets, subject to the liabilities, of the Business Unit had been sold in connection with such event at their fair market value. Any determination of fair market value shall be made by the Board of Directors taking into account such matters as the Board of Directors and its advisers, if any, deem relevant.

Operations

         The operations of a Business Unit shall be carried out by the Company through the Board of Directors, officers and management of the Company. The capital assets of a Business Unit may be disposed of in the ordinary course of business and the disposition of any substantial portion of the assets of a Business Unit as an entirety may be authorized by the Board of Directors. The Board of Directors may determine to sell the assets and operations of a Business Unit or to abandon or shut down the operations of a Business Unit.

Amendment of Board Resolutions

         The resolutions adopted by the Board of Directors establishing the Milling Division and Business Unit and the Processing and Refining Division and Business Unit may be amended from time to time by the Board of Directors of the Company, except for those matters described under "Allocations Relating to Each Division," which may be amended only with the approval of a majority of Defined Members owning Units not held or deemed held by the Company.

Individual Member Marketing Agreement

         A Defined Member will be obligated to deliver during each delivery year one bushel of wheat or soybeans to the Company for each applicable Unit held, subject to adjustment as described below, at delivery points designated by the Company and of a quality specified by the Company. Wheat or soybeans that do not meet applicable standards may either be rejected or accepted with such discounts as may be established by the Company or agents. Deliveries may be made at any time from June 1 through May 31. The Company expects that certain Affiliated Associations will contract with the Company to act as an agent for handling required deliveries (and will receive funds for that service), and that the Company will designate some or all of its owned and operated elevators as delivery points. The Board of Directors may establish annual "tolerance ranges" allowing a Defined Member the option to deliver more or less wheat or soybeans in any given year. Upon transfer of Units, the remaining obligations under the Agreement must also be assumed by the transferee of the Units. The Agreement may be terminated by a Individual Member effective on May 31 of any year upon written notice of termination. In addition, the Agreement may be terminated following a breach of the Agreement by either party, upon thirty written notice from the party not in breach. The Agreement may be terminated by the Company in connection with termination of the business of the applicable Defined Business Unit.

         The Company is obligated to take and pay for deliveries in accordance with the Agreement. The price to be paid is based on the prevailing price posted at the point of delivery. The Company's obligation to take delivery may be excused due to events beyond the control of the Company. The Defined Member's obligation to deliver may be excused due to Acts of God as provided in the Agreement.

         The Company will pay to each Defined Member an annual patronage refund equal to the portion arising from the net savings of the applicable Business Unit attributable to such Defined Member's patronage of the Business Unit.

         Each Agreement is subject to amendment upon the approval of the Company and the majority vote of the voting power of the applicable Business Unit. As a result, in the event that Members holding the majority of the voting power of the applicable Business Unit approve an amendment to the Agreement which has been approved by the Company, those Defined Members who voted against or oppose the amendment will be bound to performance of the Agreement as amended.

         The Company is authorized to retain a portion of the payments otherwise due to Defined Members for purchases of products from them. Such retention is referred to a "unit retain." The Company has the option to treat any such unit retains as taxable to the Company or to treat the unit retains as nontaxable by declaring the unit retains as "qualified." Qualified unit retains are taxable to the Defined Member in the tax year when the Defined Member receives notification that a unit retain has been established. When a qualified unit retain is reimbursed or redeemed, the Defined Member reports no additional income. Unit retain may be called for payout at the lesser of their stated or book value at the discretion of the Board of Directors.


                                TRADING OF UNITS

         The Company intends to create an electronic bulletin board to facilitate the purchase and sale of Units among Members, although Members are free to make other arrangements in the purchase and sale of Units. A seller may post the seller's name, telephone number, address, number of Units offered and the asking price per Unit. A buyer may post the buyer's name, telephone number, address, number of Units sought and the bid price per Unit. Any sale and purchase of Units will be subject to negotiation of price and other terms of purchase. The Company will not act as a broker or dealer in connection with any such sale and will not receive any commission or other fee.

         The Company also intends to publish information on transfers of Units, including date, the number of Units transferred and, in the case of a sale, the sale price per Unit.


                                VALIDITY OF UNITS

         The validity of the securities offered hereby will be passed upon for the Company by Dorsey & Whitney LLP, Minneapolis, Minnesota.


                                     EXPERTS

         The consolidated financial statements of Harvest States Cooperatives and the financial statements of the Milling Division and the Processing and Refining Division as of May 31, 1995 and 1996, and for each of the three years in the period ended May 31, 1996, included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports thereon appearing herein and have been so included in reliance upon such reports given upon the authority of that firm as experts in accounting and auditing.



                             ADDITIONAL INFORMATION

         A Registration Statement on Form S-1, including amendments thereto, relating to the Units offered hereby has been filed with the Securities and Exchange Commission (the "Commission"). This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or documents filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. For further information with respect to the Company and the Units offered hereby, reference is made to the Registration Statement and the exhibits and schedules thereto. A copy of the Registration Statement, including exhibits and schedules thereto, may be inspected by anyone without charge at the Commission's principal office in Washington, D.C. and copies of all or any part thereof may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of certain fees prescribed by the Commission.





                         INDEX TO FINANCIAL STATEMENTS

                                                                                                PAGE
Harvest States Cooperatives
Independent Auditors' Report                                                                     F-2

Financial Statements:
   Consolidated Balance Sheets as of May 31, 1995 and 1996 and
     August 31, 1996 (unaudited)                                                                 F-3
   Consolidated Statements of Earnings for the Years Ended May 31, 1994, 1995,
     and 1996 and the Three Months Ended August 31, 1995 and 1996 (unaudited)                    F-4
   Consolidated Statements of Capital for the Years Ended May 31, 1994, 1995,
     and 1996 and the Three Months Ended August 31, 1996 (unaudited)                             F-5
   Consolidated Statements of Cash Flows for the Years Ended May 31, 1994, 1995,
     and 1996 and the Three Months Ended August 31, 1995 and 1996 (unaudited)                    F-6
   Notes to Consolidated Financial Statements for the Years Ended May 31, 1994, 1995,
     and 1996 and the Three Months Ended August 31, 1995 and 1996 (unaudited)                    F-7

Wheat Milling Division
(A Division of Harvest States Cooperatives)

Independent Auditors' Report                                                                    F-16

Financial Statements:
   Balance Sheets as of May 31, 1995 and 1996 and August 31, 1996 (unaudited)                   F-17
   Statements of Earnings for the Years Ended May 31, 1994, 1995, and 1996
     and the Three Months Ended August 31, 1995 and 1996 (unaudited)                            F-18
   Statements of Divisional Equity for the Years Ended May 31, 1994, 1995,
     and 1996 and the Three Months Ended August 31, 1996 (unaudited)                            F-19
   Statements of Cash Flows for the Years Ended May 31, 1994, 1995, and 1996
     and the Three Months Ended August 31, 1995 and 1996 (unaudited)                            F-20
   Notes to Financial Statements for the Years Ended May 31, 1994, 1995, and 1996
     and the Three Months Ended August 31, 1995 and 1996 (unaudited)                            F-21

Oilseed Processing And Refining Division
(A Division of Harvest States Cooperatives)

Independent Auditors' Report                                                                    F-28

Financial Statements:
   Balance Sheets as of May 31, 1995 and 1996 and August 31, 1996 (unaudited)                   F-29
   Statements of Earnings for the Years Ended May 31, 1994, 1995, and 1996
     and the Three Months Ended August 31, 1995 and 1996 (unaudited)                            F-30
   Statements of Divisional Equity for the Years Ended May 31, 1994, 1995,
     and 1996 and the Three Months Ended August 31, 1996 (unaudited)                            F-31
   Statements of Cash Flows for the Years Ended May 31, 1994, 1995, and 1996
     and the Three Months Ended August 31, 1995 and 1996 (unaudited)                            F-32
   Notes to Financial Statements for the Years Ended May 31, 1994, 1995, and 1996
     and the Three Months Ended August 31, 1995 and 1996 (unaudited)                            F-33



                          INDEPENDENT AUDITORS' REPORT


Board of Directors
Harvest States Cooperatives
Saint Paul, Minnesota

We have audited the consolidated balance sheets of Harvest States Cooperatives and subsidiaries (the Company) as of May 31, 1995 and 1996 and the related consolidated statements of earnings, capital, and cash flows for each of the three years in the period ended May 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at May 31, 1995 and 1996 and the results of its operations and its cash flows for each of the three years in the period ended May 31, 1996, in conformity with generally accepted accounting principles.


/s/ Deloitte & Touche LLP

August 19, 1996




                              HARVEST STATES COOPERATIVES AND SUBSIDIARIES

                                      CONSOLIDATED BALANCE SHEETS

                                                                  MAY 31,
                                                     --------------------------------       AUGUST 31,
                                                          1995               1996                1996
                                                                                            (UNAUDITED)
ASSETS
CURRENT ASSETS:
   Cash                                             $   11,656,677     $   21,426,227     $    3,213,034
   Receivables (Note 2)                                334,241,233        367,244,539        417,376,700
   Inventories (Note 3)                                247,538,620        434,507,118        173,296,763
   Prepaid expenses and deposits                        19,252,023         41,825,850         26,955,089
                                                    --------------     --------------     --------------
           Total current assets                        612,688,553        865,003,734        620,841,586

OTHER ASSETS:
   Investments (Note 4)                                 57,523,420         83,269,566        119,582,159
   Other (Note 5)                                       48,483,906         48,353,983         34,776,806
                                                    --------------     --------------     --------------
           Total other assets                          106,007,326        131,623,549        154,358,965

PROPERTY, PLANT, AND EQUIPMENT
   (Notes 6 and 7)                                     205,837,690        232,145,401        208,605,760
                                                    --------------     --------------     --------------
                                                    $  924,533,569     $1,228,772,684     $  983,806,311
                                                    ==============     ==============     ==============

LIABILITIES AND CAPITAL

CURRENT LIABILITIES:
   Notes payable (Note 7)                           $  200,000,000     $  324,000,000     $    9,000,000
   Patron credit balances                               59,490,643         29,007,419         80,004,593
   Advances received on grain sales                    123,421,988        201,825,190        226,044,833
   Drafts outstanding                                   17,581,091         23,837,715         23,857,186
   Accounts payable and accrued expenses               127,569,277        163,435,268        150,022,182
   Patronage dividends payable                          11,000,000         13,100,000         15,100,000
   Current portion of long-term debt (Note 7)            6,721,469         13,923,204         18,419,713
                                                    --------------     --------------     --------------
           Total current liabilities                   545,784,468        769,128,796        522,448,507

LONG-TERM DEBT (Note 7)                                 78,095,056        118,705,972        110,592,680

OTHER LIABILITIES                                        1,166,152          3,685,797          4,382,473

COMMITMENTS AND CONTINGENCIES
   (Notes 8 and 13)

CAPITAL (Note 8)                                       299,487,893        337,252,119        346,382,651
                                                    --------------     --------------     --------------
                                                    $  924,533,569     $1,228,772,684     $  983,806,311
                                                    ==============     ==============     ==============

See notes to consolidated financial statements.




                                        HARVEST STATES COOPERATIVES AND SUBSIDIARIES

                                            CONSOLIDATED STATEMENTS OF EARNINGS

                                                                                                     THREE MONTHS ENDED
                                                     FOR THE YEARS ENDED                                  AUGUST 31,
                                            ------------------------------------------------   -------------------------------
                                                  1994            1995            1996               1995           1996
                                                                                                         (UNAUDITED)
REVENUES:
   Sales:
     Grain and oilseed                      $3,086,531,429   $4,191,665,535   $7,127,223,407   $1,341,016,649   $1,875,912,189
     Processed grain and oilseed               593,116,553      708,219,307      819,863,541      187,687,561      234,548,425
     Feed and farm supplies                    165,925,459      156,699,068      207,252,696       43,124,346       61,003,251
                                            --------------   --------------   --------------   --------------   --------------
                                             3,845,573,441    5,056,583,910    8,154,339,644    1,571,828,556    2,171,463,865

   Patronage dividends                           6,609,602        6,512,481       13,278,997        1,801,005        4,504,239
   Other revenues (Note 12)                     45,895,922       57,556,984       68,339,523       16,782,771       14,839,801
                                            --------------   --------------   --------------   --------------   --------------
                                             3,898,078,965    5,120,653,375    8,235,958,164    1,590,412,332    2,190,807,905

COSTS AND EXPENSES:
   Cost of goods sold                        3,786,336,764    4,981,820,272    8,076,073,326    1,556,325,280    2,156,922,994
   Marketing, general, and administrative       60,847,099       69,509,491       70,054,248       18,805,661       19,595,114

   Interest                                     10,250,765       19,268,575       31,921,936        6,511,366        4,621,786
                                            --------------   --------------   --------------   --------------   --------------
                                             3,857,434,628    5,070,598,338    8,178,049,510    1,581,642,307    2,181,139,894
                                            --------------   --------------   --------------   --------------   --------------

EARNINGS BEFORE INCOME TAXES                    40,644,337       50,055,037       57,908,654        8,770,025        9,668,011

INCOME TAXES (Note 11)                           5,500,000        5,100,000        6,900,000        1,150,000        1,150,000
                                            --------------   --------------   --------------   --------------   --------------

NET EARNINGS                                $   35,144,337   $   44,955,037   $   51,008,654   $    7,620,025   $    8,518,011
                                            ==============   ==============   ==============   ==============   ==============

See notes to consolidated financial statements.




                                            HARVEST STATES COOPERATIVES AND SUBSIDIARIES

                                                CONSOLIDATED STATEMENTS OF CAPITAL

                                                                    PATRONAGE        NONPATRONAGE       PATRONAGE        CAPITAL
                                                        TOTAL      CERTIFICATES      CERTIFICATES        PAYABLE         RESERVE
BALANCE AT MAY 31, 1993:
   Stated as capital                              $ 246,797,147    $ 184,835,249                     $  16,100,000    $  45,861,898
   Stated as current liability                        6,900,000                                          6,900,000
                                                  -------------    -------------                     -------------    -------------
                                                    253,697,147      184,835,249                        23,000,000       45,861,898

   Distribution of patronage dividends payable
     for preceding year, including cash payment
     of $6,833,455                                   (6,833,455)      15,819,222                       (23,000,000)         347,323
   Redemption of capital equity certificates         (5,484,613)      (5,484,613)
   Equities issued                                    3,249,624        3,249,624
   Other                                                387,977         (262,036)                                           650,013
   Net earnings                                      35,144,337                                         31,300,000        3,844,337
   Patronage dividends payable in cash,
     stated as a current liability                   (9,400,000)                                        (9,400,000)
                                                  -------------    -------------                      -------------   -------------

BALANCE AT MAY 31, 1994:
   Stated as capital                                270,761,017      198,157,446                        21,900,000       50,703,571
   Stated as current liability                        9,400,000                                          9,400,000
                                                  -------------    -------------                     -------------    -------------
                                                    280,161,017      198,157,446                        31,300,000       50,703,571

   Distribution of patronage dividends payable
     for preceding year, including cash payment
     of $9,945,967                                   (9,945,967)      23,187,069    $   1,832,136      (31,300,000)      (3,665,172)
   Redemption of capital equity certificates         (5,728,997)      (5,728,997)
   Other                                              1,046,803          150,004                                            896,799
   Net earnings                                      44,955,037                                         36,700,000        8,255,037
   Patronage dividends payable in cash,
     stated as a current liability                  (11,000,000)                                       (11,000,000)
                                                  -------------    -------------    -------------    -------------    -------------

BALANCE AT MAY 31, 1995:
   Stated as capital                                299,487,893      215,765,522        1,832,136       25,700,000       56,190,235
   Stated as current liability                       11,000,000                                         11,000,000
                                                  -------------    -------------    -------------    -------------    -------------
                                                    310,487,893      215,765,522        1,832,136       36,700,000       56,190,235

   Distribution of patronage dividends payable
     for preceding year, including cash payment
     of $10,992,918                                 (10,992,918)      25,617,898        7,912,297      (36,700,000)      (7,823,113)
   Redemption of capital equity certificates         (6,554,160)      (6,547,372)          (6,788)
   Equities issued                                    8,721,542        8,721,542
   Other                                             (2,318,892)      (2,041,438)           2,350                          (279,804)
   Net earnings                                      51,008,654                                         43,700,000        7,308,654
   Patronage dividends payable in cash,
     stated as a current liability                  (13,100,000)                                       (13,100,000)
                                                  -------------    -------------    -------------    -------------    -------------

BALANCE AT MAY 31, 1996                             337,252,119      241,516,152        9,739,995       30,600,000       55,395,972

   Stated as current liability (unaudited)           13,100,000                                         13,100,000
   Redemption of capital equity certificates
     (unaudited)                                     (1,612,773)      (1,564,868)         (47,905)
   Equities issued (unaudited)                        4,193,985        4,193,985
   Other (unaudited)                                     31,309           (7,500)            (181)                           38,990
   Net earnings (unaudited)                           8,518,011                                          6,700,000        1,818,011
   Patronage dividends payable in cash, stated
     as a current liability (unaudited)             (15,100,000)                                       (15,100,000)
                                                  -------------    -------------    -------------    -------------    -------------

BALANCE AT AUGUST 31, 1996 (UNAUDITED)            $ 346,382,651    $ 244,137,769    $   9,691,909    $  35,300,000    $  57,252,973
                                                  =============    =============    =============    =============    =============

See notes to consolidated financial statements.




                                        HARVEST STATES COOPERATIVES AND SUBSIDIARIES

                                           CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                   THREE MONTHS ENDED
                                                                FOR THE YEARS ENDED                     AUGUST 31,
                                                   -----------------------------------------   ---------------------------
                                                        1994           1995          1996          1995           1996
                                                                                                       (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net earnings                                    $ 35,144,337  $  44,955,037  $  51,008,654  $  7,620,025  $   8,518,011
   Adjustments to reconcile net earnings to
         net cash flows:
     Depreciation and amortization                   17,705,185     18,907,903     20,421,425     4,991,428      5,713,837
     Noncash loss (gain) on investment                  277,340     (4,025,854)   (12,517,993)   (2,323,009)    (1,753,575)
     Noncash portion of patronage dividends
       received                                      (4,598,180)    (4,622,221)    (9,607,657)   (1,376,946)    (2,912,654)
     Loss (gain) on sale of property, plant,
       and equipment                                    273,843     (1,196,717)      (853,024)       30,920         32,070
     Change in assets and liabilities:
       Receivables                                  (57,084,091)  (103,580,123)   (33,013,948) (137,406,104)   (50,108,075)
       Inventories                                  (36,647,598)   (19,046,875)  (186,968,498)  (32,107,470)   261,210,354
       Patron credit balances                         8,493,415     23,282,391    (30,483,224)    6,043,774     50,997,174
       Advances received on grain and oilseed sales  (2,184,948)    (1,264,842)    78,403,202   155,490,766     24,219,643
       Accounts payable, accrued expenses,
         and drafts outstanding                      16,534,719      4,852,493     43,477,378     2,748,704     (8,736,938)
       Prepaid expenses, deposits, and other        (11,119,894)    (7,973,268)   (25,590,317)  (22,461,103)    14,940,372
                                                  -------------  -------------  -------------  ------------  -------------
           Total adjustments                        (68,350,209)   (94,667,113)  (156,732,656)  (26,369,040)   293,602,208
                                                  -------------  -------------  -------------  ------------  -------------
           Net cash (used in) provided by
             operating activities                   (33,205,872)   (49,712,076)  (105,724,002)  (18,749,015)   302,120,219

CASH FLOWS FROM INVESTING ACTIVITIES:
   Proceeds from disposition of property, plant,
     and equipment                                    1,174,196      3,351,119      3,729,810        48,791         89,216
   Investments redeemed                               7,028,580      3,662,026      2,518,863       712,160      1,522,295
   Acquisition of property, plant, and equipment    (28,035,021)   (69,314,689)   (40,501,980)  (13,021,407)   (11,407,775)
   Payments on notes receivable                         682,313        391,412        398,851       214,688        200,095
   Investments                                       (2,008,822)    (1,843,097)    (1,274,069)
   Investments in joint ventures                                    (6,650,000)      (727,266)                   8,515,059
   Other                                             (3,157,854)    (1,004,755)    (1,778,678)   (1,343,039)     1,003,723
                                                  -------------  -------------  -------------  ------------  -------------
           Net cash used in investing activities    (24,316,608)   (71,407,984)  (37,634,469)   (13,388,807)       (77,387)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Net borrowings (repayments) under line of
     credit agreements                               79,500,000     87,000,000    124,000,000    10,500,000   (315,000,000)
   Long-term debt borrowings                          1,160,000     51,000,000     57,961,058    15,000,000
   Principal payments on long-term debt              (5,869,940)    (5,215,106)   (10,546,075)   (2,157,380)    (3,081,864)
   Principal payments under capital lease
     obligations                                       (634,170)      (680,901)      (739,884)     (365,277)      (534,917)
   Redemption of capital equity certificates         (5,484,613)    (5,728,997)    (6,554,160)   (1,732,344)    (1,639,244)
   Cash patronage dividends paid                     (6,833,455)    (9,945,967)   (10,992,918)
                                                  -------------  -------------  -------------  ------------  -------------
           Net cash provided by (used in) financing
              activities                             61,837,822    116,429,029    153,128,021    21,244,999   (320,256,025)
                                                  -------------  -------------  -------------  ------------  -------------

INCREASE (DECREASE) IN CASH                           4,315,342     (4,691,031)     9,769,550   (10,892,823)   (18,213,193)

CASH AT BEGINNING OF PERIOD                          12,032,366     16,347,708     11,656,677    11,656,677     21,426,227
                                                  -------------  -------------  -------------  ------------  -------------

CASH AT END OF PERIOD                             $  16,347,708  $  11,656,677  $  21,426,227  $    763,854  $   3,213,034
                                                  =============  =============  =============  ============  =============

See notes to consolidated financial statements.



                  HARVEST STATES COOPERATIVES AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

           YEARS ENDED MAY 31, 1994, 1995, AND 1996 AND THREE MONTHS
                   ENDED AUGUST 31, 1995 AND 1996 (UNAUDITED)
-------------------------------------------------------------------------------

1.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        NATURE OF BUSINESS - Harvest States Cooperatives is a producer-owned agricultural cooperative organized for the mutual benefit of its members. Membership extends from the Midwest to the Pacific Northwest. The Cooperative's primary lines of business are grain marketing, milling, and oilseed processing. Members' grain is marketed through a network of inland and export elevators. Sales are both domestic and international.

        UNAUDITED INTERIM FINANCIAL STATEMENTS - Harvest States Cooperatives and its majority-owned subsidiaries' (the Company) consolidated balance sheet as of August 31, 1996, consolidated statements of earnings and cash flows for the three months ended August 31, 1995 and 1996, consolidated statement of capital for the three months ended August 31, 1996, and the interim information in the notes to consolidated financial statements as of August 31, 1996 and for the three months ended August 31, 1995 and 1996 are unaudited. In the opinion of management, such unaudited consolidated financial statements include all adjustments (consisting of only normal, recurring accruals) necessary for a fair presentation thereof. The results of operations for any interim period are not necessarily indicative of the results for the year.

        CONSOLIDATION - The consolidated financial statements include the accounts of Harvest States Cooperatives and its majority-owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

        INVENTORIES - Grain and oilseed and certain processed grain and oilseed products are stated at market, including appropriate adjustment of open purchase, sales, and futures contracts. Substantially all other inventories are priced at the lower of cost (first-in, first-out method) or market.

        The Company follows the general policy of hedging its grain and oilseed inventories and unfilled orders for grain and oilseed products to the extent considered practicable for minimizing risk from market price fluctuations. Futures contracts used for hedging are purchased and sold through regulated commodity exchanges. Inventories, however, are not completely hedged, due in part to the absence of satisfactory hedging facilities for certain commodities and geographical areas and in part to the Company's appraisal of its exposure from expected price fluctuations. Noncommodity exchange purchase and sale contracts may expose the Company to risk in the event that a counterparty to a transaction is unable to fulfill its contractual obligation. The Company manages its risk by entering into purchase contracts with preapproved producers and establishing appropriate limits for individual suppliers. Sales contracts are entered into with organizations of acceptable creditworthiness, as internally evaluated.

        INVESTMENTS - Investments in cooperatives are stated at cost including allocated equity and retainings. Patronage dividends are recorded at the time written notices of allocation are received. Joint ventures and other significant equity investments are accounted for under the equity method. Under the equity method, the Company recognizes its proportionate share of earnings or loss of the investee. Investments in other debt and equity securities are considered available for sale and are stated at market value, with unrealized amounts included in other equity.

        PROPERTY, PLANT, AND EQUIPMENT - Property, plant, and equipment are stated at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

        INTANGIBLE ASSETS - Leasehold rights and other intangible assets are amortized using the straight-line method over 3 to 40 years.

        GRAIN AND OILSEED SALES - Grain and oilseed sales are recorded at time of shipment. Export sales, including those through joint ventures, were approximately $.9, $1.6, and $3.1 billion of total grain sales for the years ended May 31, 1994, 1995, and 1996, respectively.

        INCOME TAXES - Deferred income taxes are provided on temporary differences between the tax basis of an asset or liability and its reported amount in the financial statements. Due to the high proportion of patronage earnings, deferred taxes resulting from temporary differences are not significant.

        ASSET IMPAIRMENT - In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF. This statement is effective for fiscal years beginning after December 15, 1995; however, earlier adoption is allowed.

        ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expense during the reporting period. Actual results could differ from those estimates.

        RECLASSIFICATIONS - Certain reclassifications have been made to the 1994 and 1995 consolidated financial statements to conform to the 1996 presentation. These reclassifications have no effect on the operating results of those years, as previously reported.

2.      RECEIVABLES

                                                         May 31,
                                         ----------------------------------       August 31,
                                               1995              1996               1996
        Trade                            $   222,522,967    $   297,112,614   $    330,061,790
        Elevator accounts                    100,849,459         59,163,181         65,044,922
        Other                                 15,293,807         18,003,744         29,347,584
                                         ---------------    ---------------   ----------------
                                             338,666,233        374,279,539        424,454,296
        Less allowance for losses             (4,425,000)        (7,035,000)        (7,077,596)
                                         ---------------    ---------------   ----------------
                                         $   334,241,233    $   367,244,539   $    417,376,700
                                         ===============    ===============   ================

3.      INVENTORIES

                                                                         May 31,
                                                          ----------------------------------       August 31,
                                                                1995             1996                1996
        Grain and oilseed                                 $   166,797,308   $   351,504,342    $    135,519,919
        Processed grain and oilseed products                   42,294,295        52,555,945          27,531,605
        Feed and farm supplies                                 38,447,017        30,446,831          10,245,239
                                                          ---------------   ---------------    ----------------
                                                          $   247,538,620   $   434,507,118    $    173,296,763
                                                          ===============   ===============    ================

4.      INVESTMENTS

                                                                         May 31,
                                                          ----------------------------------       August 31,
                                                                1995             1996                1996
        Cooperatives:
           St. Paul Bank for Cooperatives                 $     7,358,124   $     8,180,068    $      8,180,068
           National Bank for Cooperatives                       1,385,580         2,855,489           2,851,920
           Cenex                                                8,534,259        12,361,642          12,958,616
           Central Ferry Terminal Association                   1,279,674         1,222,283           1,222,415
           Pro Fac Cooperative                                  2,816,625         1,769,656           1,769,656
           Land O' Lakes, Inc.                                  2,056,032         3,460,903           6,483,807
           Ag Processing, Inc.                                  9,969,001        14,044,556          14,034,306
           Intrade Corporation                                    886,543         1,869,073           1,869,073
           Farmland Industries                                    628,500           891,625             891,268
           Lewis-Clark Terminal, Inc.                             484,027         1,003,433           1,003,433
        Joint Ventures:
           HSPV, L.L.C.                                         2,341,263         6,408,265           6,463,766
           Tacoma Export Marketing Company                      2,583,904         9,330,337          10,540,717
           Ventura Foods, L.L.C.                                4,152,815         4,651,933          37,212,482
           Harvest States - Farmland Specialty Feed             1,007,139           954,678             976,974
           Ag States Agency, L.L.C.                             3,925,310         4,963,174           3,860,205
        Archer Daniels Midland Common Stock                     5,213,400         5,770,031           5,770,031
        International Malting Company                             700,000           700,000             700,000
        Other                                                   2,201,224         2,832,420           2,793,422
                                                          ---------------   ---------------    ----------------
                                                          $    57,523,420   $    83,269,566    $    119,582,159
                                                          ===============   ===============    ================

5.      OTHER ASSETS

                                                                          May 31,
                                                           ----------------------------------      August 31,
                                                                 1995             1996               1996
        Leasehold rights and other intangibles, less
          accumulated amortization of $6,307,759,
          $7,145,101, and $6,207,027, respectively         $    26,770,619     $   24,908,896    $16,032,709
        Notes receivable                                         1,245,992          1,780,474      1,721,296
        Prepaid expenses and other assets                       20,467,295         21,664,613     17,022,801
                                                           ---------------     --------------    -----------
                                                           $    48,483,906     $   48,353,983    $34,776,806
                                                           ===============     ==============    ===========

6.      PROPERTY, PLANT, AND EQUIPMENT

                                                 Estimated                  May 31,
                                                Useful Life   ----------------------------------       August 31,
                                                 in Years            1995              1996               1996
        Grain terminals and country
          elevators                              3 to 50      $   196,193,481    $   210,151,675   $    215,027,562
        Grain and oilseed processing
          plants                                 3 to 40          171,909,217        199,403,336        153,580,008
        Feed plants                              3 to 40           24,930,654         23,137,566         23,806,898
        Corporate office facilities              3 to 40           11,221,624         11,512,620         11,780,215
                                                              ---------------    ---------------   ----------------
                                                                  404,254,976        444,205,197        404,194,683
        Less accumulated depreciation                            (198,417,286)      (212,059,796)      (195,588,923)
                                                              ---------------    ---------------   ----------------
                                                              $   205,837,690    $   232,145,401   $    208,605,760
                                                              ===============    ===============   ================

7.      BORROWINGS

        NOTES PAYABLE:

        The Company had a seasonal loan agreement of $200,000,000 committed with St. Paul Bank for Cooperatives, $65,000,000 and $128,250,000 of which were outstanding on May 31, 1995 and 1996, respectively. The Company has a seasonal loan agreement of $200,000,000 committed with National Bank for Cooperatives, $55,000,000 and $95,750,000 of which were outstanding on May 31, 1995 and 1996, respectively. The Company also has seasonal loan agreements of $170,000,000 of which $150,000,000 is committed with commercial banks, $80,000,000 and $100,000,000 of which were outstanding on May 31, 1995 and 1996, respectively. The average weighted interest rates as of May 31, 1995 and 1996 were 6.07% and 6.05%, respectively. Major conditions of the loan agreements provide that (1) the aggregate principal outstanding under the agreements shall not exceed $650,000,000; (2) the Company will not change its patronage dividend payment policy or equity redemption policy without the consent of the banks; and (3) the Company will maintain working capital of $85,000,000. The total unused seasonal loan commitment at May 31, 1996 was $226,000,000.

        The Company has entered into a seasonal loan agreement of $550,000,000 that is effective as of November 11, 1996 which replaces the above agreements. The agreement is provided by the National Bank for Cooperatives, St. Paul Bank for Cooperatives, and a group of commercial banks, and is committed through October 31, 1997. This agreement can be extended in one year increments through October 29, 1999, if mutually agreed to. No amounts are outstanding as of November 30, 1996.

        Major financial covenants of the new seasonal loan agreement provide that (1) the Company will maintain a working capital amount of not less than $100,000,000; (2) the Company shall have consolidated members and patrons' equity of not less than $275,000,000; and (3) the Company shall not have consolidated funded debt to consolidated members and patrons' equity in excess of .80 to 1.00.

        LONG-TERM DEBT:

                                                                         May 31,
                                                           ----------------------------------      August 31,
                                                                 1995             1996               1996
        St. Paul Bank for Cooperatives, with fixed
          and variable interest rates from 6.24% to
          8.50%, due in installments through 2007          $      44,792,000  $    68,192,000  $     66,937,833
        National Bank for Cooperatives, with fixed
          and variable interest rates from 6.24% to
          7.51%, due in installments through 2007                 25,500,000       52,500,000        52,145,833
        Industrial Development Revenue Bonds,
          payable through July 2005, interest rate
          of 7.4%                                                  4,750,000        3,300,000         2,100,000
        Capitalized lease obligations with fixed and
          variable rates, 8.0% to 8.90%                            7,262,508        6,522,624         5,987,707
        Mortgages payable and other                                2,512,017        2,114,552         1,841,020
                                                           -----------------  ---------------  ----------------
                                                                  84,816,525      132,629,176       129,012,393
        Less current portion                                      (6,721,469)     (13,923,204)      (18,419,713)
                                                           -----------------  ---------------  ----------------
                                                           $      78,095,056  $   118,705,972  $    110,592,680
                                                           =================  ===============  ================

        The principal maturities of outstanding long-term indebtedness outstanding at May 31, 1996 are as follows:

        Year ending May 31:
         1997                                                  $    13,923,204
         1998                                                       19,385,645
         1999                                                       15,061,743
         2000                                                       15,981,172
         2001                                                       11,638,564
         2002 and thereafter                                        56,638,848

8.      PATRONS' EQUITY

        In accordance with the bylaws and by action of the Board of Directors, annual net earnings from patronage sources are distributed to consenting patrons following the close of each year and are based on amounts reportable for federal income tax purposes as adjusted in accordance with the bylaws. The cash portion of this distribution is determined annually by the Board of Directors, with the balance issued in the form of Patronage Certificates.

        Annual net earnings from sources other than patronage may be added to the Capital Reserve or, upon action by the Board of Directors, allocated to members in the form of Nonpatronage Certificates.

        The Board of Directors has authorized the redemption of Patronage Certificates held by patrons who are 72 years of age and those held by estates of deceased patrons. The Board of Directors has also authorized the redemption of Nonpatronage Certificates held by estates of deceased patrons.

9.      RETIREMENT PLANS

        The Company has noncontributory defined benefit retirement plans covering substantially all salaried and full-time hourly employees. The retirement plan benefits for salaried employees are based on years of service and the participants' total compensation. Benefits for hourly employees are based on various monthly amounts for each year of credited service. The plans are funded by annual contributions to tax-exempt trusts in accordance with federal law and regulations. Plan assets consist principally of corporate obligations, U.S. Government bonds, money market funds, and immediate participation guarantee contracts.

        Net pension expense for the years ended May 31 consists of the following:

                                                               1994             1995              1996
        Service cost - benefits earned during
          the period                                     $    2,334,299    $   2,564,115    $    2,496,711
        Interest cost on projected benefit obligation         6,161,068        6,376,612         5,587,377
        Actual return on plan assets                         (7,256,145)      (7,329,046)       (6,860,278)
        Net amortization and deferral                         1,029,260        1,165,499           555,130
        Benefit plan settlement adjustment                                     3,020,077
                                                         --------------    -------------    --------------
                                                         $    2,268,482    $   5,797,257    $    1,778,940
                                                         ==============    =============    ==============


       The funded status of the plans and the amount recognized on the consolidated balance sheets as of May 31 are as follows:

                                                                                1995               1996
        Actuarial present value of benefit obligations:
          Accumulated benefit obligation, including vested benefits
            of $67,539,069 and $74,406,137, respectively                   $   69,898,635    $    77,127,866
                                                                           ==============    ===============
          Projected benefit obligation for service rendered to date        $   73,686,670    $    81,036,131
        Plan assets at fair value                                              70,122,276         75,743,570
                                                                           --------------    ---------------
        Plan assets less than projected benefit obligation                     (3,564,394)        (5,292,561)
        Unrecognized net loss                                                  19,551,900         25,449,810
        Unrecognized transition gain at June 1, 1985 being
          recognized over 13 years                                             (3,614,924)        (2,517,627)
        Unrecognized prior service cost                                         1,606,315          1,520,901
        Additional minimum liability                                                              (1,098,275)
                                                                           --------------    ---------------
        Prepaid pension cost                                               $   13,978,897    $    18,062,248
                                                                           ==============    ===============

        The determination of the actuarial present value of the projected benefit obligation was based on a weighted average discount rate of 8.25% in 1994 and 1995 and 7.75% in 1996 and a rate of increase in future compensation of 5% in 1994, 1995, and 1996. The expected long-term rate of return on plan assets was 8.5% in 1994 and 1995 and 8% in 1996.

10.     POSTRETIREMENT MEDICAL AND OTHER BENEFITS

        The Company provides certain health care benefits for retired employees. Employees become eligible for these benefits if they meet minimum age and service requirements and are eligible for retirement benefits.

        The accrued postretirement medical and other benefits costs that are not funded were as follows at May 31:

                                                                         1995              1996
        Accumulated postretirement benefit obligation (APBO):
          Retirees                                                   $   5,991,309    $    2,993,307
          Fully eligible active plan participants                        1,041,742         1,019,071
          Other active plan participants                                 2,730,508         3,624,620
                                                                     -------------    --------------
                  Total APBO                                             9,763,559         7,636,998

        Unrecognized transition obligation                              (9,984,815)       (9,430,105)
        Unrecognized net gains                                           2,000,094         4,059,863
                                                                     -------------    --------------
        Accrued postretirement medical and other benefits cost       $   1,778,838    $    2,266,756
                                                                     =============    ==============

        The components of the net periodic cost are as follows for the years ended May 31:

                                                               1994             1995              1996
        Service cost - benefits earned during the year    $      299,000    $     312,814    $      337,182
        Interest cost on projected benefit obligation            866,000          739,055           548,997
        Amortization of unrecognized gains                                        (41,435)         (228,025)
        Amortization of transition obligation                    566,000          554,710           554,710
                                                          --------------    -------------    --------------
        Net periodic postretirement cost                  $    1,731,000    $   1,565,144    $    1,212,864
                                                          ==============    =============    ==============

        The calculations assumed a discount rate of 8% in 1995 and 7.75% in 1996 and a health care cost trend rate of 10% in 1996, declining to 6% in 2004. If the health care cost trend rate increased by 1%, the APBO would increase by 8.7% and the service cost and interest cost components would increase by 10%.

11.     PROVISION FOR INCOME TAXES

        The provision for income taxes for each of the three years ended May 31 was as follows:

                                                 1994             1995              1996
        Current provision                   $    5,900,000    $   5,400,000    $    7,100,000
        Deferred - principally federal            (400,000)        (300,000)         (200,000)
                                            --------------    -------------    --------------
        Total provision                     $    5,500,000    $   5,100,000    $    6,900,000
                                            ==============    =============    ==============

        Deferred income taxes, which are not significant, relate principally to allowances and accruals.

        A reconciliation of the statutory federal tax rate to the effective rate for each of the three years ended May 31 follows:

                                                                             1994       1995       1996
        Statutory federal income tax rate                                     35.0%      35.0%      35.0%
        State and local income taxes, net of federal income tax benefit        2.6        2.6        4.3
        Patronage earnings                                                   (27.0)     (27.6)     (29.6)
        Other                                                                  2.9         .2        2.2
                                                                            ------     ------     ------
        Effective rate                                                        13.5%      10.2%      11.9%
                                                                            ======     ======     ======

12.     OTHER REVENUES

                                                                                               Three Months Ended
                                                     For the Years Ended May 31,                    August 31,
                                            --------------------------------------------  -----------------------------
                                                  1994           1995           1996            1995           1996
        Storage and handling                $    8,665,157  $   9,168,022  $   8,722,537  $    1,603,537  $   1,229,497
        Service revenues                        13,695,050     15,942,394     20,572,679       5,599,794      5,383,704
        Commission                               8,023,254      6,722,261      6,837,272       1,568,684      2,273,715
        Joint venture (loss) income               (277,340)     4,025,854     12,517,993       2,323,009      1,753,579
        (Loss) gain on sale of
          property, plant, and
          equipment                               (211,081)     1,196,717        853,024         (30,920)       (32,070)
        Interest income                          7,935,682     11,471,627     11,581,221       3,431,556      1,641,447
        Other                                    8,065,200      9,030,109      7,254,797       2,287,111      2,589,929
                                            --------------  -------------  -------------  --------------  -------------
                                            $   45,895,922  $  57,556,984  $  68,339,523  $   16,782,771  $  14,839,801
                                            ==============  =============  =============  ==============  =============

13.     COMMITMENTS AND CONTINGENCIES

        At May 31, 1995 and 1996, the Company stored grain and oilseed and processed grain and oilseed products for others totaling $30,700,000 and $37,900,000, respectively.

        The Company is a guarantor for lines of credit for related companies totaling $100,000,000, of which $30,300,000 was outstanding as of May 31, 1996. All outstanding loans are current with respective creditors as of May 31, 1996.

        The Company leases approximately 3,400 rail cars with remaining lease terms of one to ten years. In addition, the Company leases vehicles and various manufacturing equipment.

        Minimum rental payments due under these operating leases at May 31, 1996, are as follows:

                                         Rail Cars       Vehicles         Other          Total
        Years ending May 31:
        1997                           $  17,940,667  $   4,823,359  $    2,128,587  $  24,892,613
        1998                              17,450,431      3,795,690       1,753,844     22,999,965
        1999                              15,807,151      2,771,987       1,398,045     19,977,183
        2000                              11,938,430      1,675,650       1,056,157     14,670,237
        2001                               6,906,800        789,227         861,043      8,557,070
        2002 and thereafter               13,599,870        648,190       4,186,672     18,434,732
                                       -------------  -------------  --------------  -------------
                                       $  83,643,349  $  14,504,103  $   11,384,348  $ 109,531,800
                                       =============  =============  ==============  =============

        Total rent expense, net of rail car mileage credits received from the railroad and subleases, was approximately $10,196,000, $11,378,000, and $12,454,000 for the years ended May 31, 1994, 1995, and 1996, respectively. Mileage credits and sublease income were $3,437,000, $5,126,000, and $7,257,000 for the years ended May 31, 1994, 1995, and
        1996, respectively.

        The Company is a party to various lawsuits and administrative proceedings incidental to its business. It is impossible, at this time, to estimate what the ultimate legal and financial liability of the Company will be; nevertheless, management believes, based on the information available to date and the resolution of prior proceedings, that the ultimate liability of all litigation and proceedings will not have a material impact on the financial condition of the Company.

14.     SUPPLEMENTAL CASH FLOW STATEMENT INFORMATION

        Additional information concerning supplemental disclosures of cash flow activities is as follows:

                                                                                              Three Months Ended
                                               For the Years Ended May 31,                        August 31,
                                    -------------------------------------------------   ------------------------------
                                         1994             1995              1996             1995           1996
        Net cash paid for:
          Interest                  $   10,149,452   $   17,741,969    $   31,836,722   $   6,327,153    $   6,533,042
          Income taxes                   5,610,503        7,054,563         3,934,688         597,299          115,805


        Also, the Company issued capital equity certificates in transactions to acquire interest in elevator properties valued at $3,249,624 during the year ended May 31, 1994, $8,721,542 during the year ended May 31, 1996, and $4,467,230 during the three months ended August 31, 1995 and $4,193,983 during the three months ended August 31, 1996. No capital equity certificates to acquire interests in elevator properties were issued in 1995.

15.     FAIR VALUE OF FINANCIAL INSTRUMENTS

        SFAS No. 107, DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS, requires disclosure of the fair value of all financial instruments to which the Company is a party. All financial instruments are carried at amounts that approximate estimated fair value, except for investments in cooperatives, for which it is not practicable to provide fair-value information.





                           HARVEST STATES COOPERATIVES
                             WHEAT MILLING DIVISION

                    FINANCIAL STATEMENTS FOR THE YEARS ENDED
               MAY 31, 1994, 1995, AND 1996 AND THE THREE MONTHS
                   ENDED AUGUST 31, 1995 AND 1996 (UNAUDITED)


                          INDEPENDENT AUDITORS' REPORT


Board of Directors
Harvest States Cooperatives
Saint Paul, Minnesota

We have audited the balance sheets of the Wheat Milling Division, formerly known as Amber Milling Company, a division of Harvest States Cooperatives (HSC), as of May 31, 1995 and 1996 and the related statements of earnings, divisional equity and cash flows for each of the three years in the period ended May 31, 1996. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Wheat Milling Division at May 31, 1995 and 1996 and the results of its operations and its cash flows for each of the three years in the period ended May 31, 1996, in conformity with generally accepted accounting principles.


/s/ Deloitte & Touche LLP

December 11, 1996





                                     WHEAT MILLING DIVISION
                          (A DIVISION OF HARVEST STATES COOPERATIVES)

                                         BALANCE SHEETS

                                                              MAY 31,
                                                  -----------------------------      AUGUST 31,
                                                       1995            1996             1996
                                                                                    (UNAUDITED)
ASSETS
CURRENT ASSETS:
   Receivables (Note 2)                           $ 18,633,076     $ 43,749,134     $ 43,319,822
   Inventories (Note 3)                              7,006,187        9,308,275       15,117,452
   Prepaid expenses and deposits                        98,866          149,873          260,584
                                                  ------------     ------------     ------------
           Total current assets                     25,738,129       53,207,282       58,697,858

OTHER ASSETS (Note 4)                               13,472,256       12,881,236       12,614,565

PROPERTY, PLANT, AND
   EQUIPMENT (Note 5)                               43,395,670       59,233,046       62,587,320
                                                  ------------     ------------     ------------
                                                  $ 82,606,055     $125,321,564     $133,899,743
                                                  ============     ============     ============

LIABILITIES AND CAPITAL

CURRENT LIABILITIES:
   Due to HSC (Note 6)                            $ 13,642,180     $ 31,044,150     $ 32,200,000
   Accounts payable and accrued expenses             7,416,803       12,480,342       19,902,671
   Current portion of long-term debt (Note 6)        3,075,000        6,344,584        6,344,584
                                                  ------------     ------------     ------------
           Total current liabilities                24,133,983       49,869,076       58,447,255

LONG-TERM DEBT (Note 6)                             30,675,000       47,655,416       47,655,416

COMMITMENTS AND CONTINGENCIES (Note 11)

DIVISIONAL EQUITY (Note 7)                          27,797,072       27,797,072       27,797,072
                                                  ------------     ------------     ------------
                                                  $ 82,606,055     $125,321,564     $133,899,743
                                                  ============     ============     ============

See notes to financial statements.




                                            WHEAT MILLING DIVISION
                                 (A DIVISION OF HARVEST STATES COOPERATIVES)

                                           STATEMENTS OF EARNINGS

                                                                                            THREE MONTHS ENDED
                                                     FOR THE YEARS ENDED                        AUGUST 31,
                                        --------------------------------------------  ----------------------------
                                             1994           1995           1996            1995           1996
                                                                                               (UNAUDITED)
REVENUES -
   Processed grain sales                $ 103,716,012  $  119,725,183  $ 173,315,613  $  32,416,461  $   55,647,949

COSTS AND EXPENSES:
   Cost of goods sold                      97,206,374     112,690,679    161,293,430     30,005,525      51,323,046
   Marketing, general, and administrative   2,415,155       3,834,289      4,471,563        985,644       1,104,186
   Interest                                 1,832,037       2,278,544      4,457,797        766,517       1,411,133
                                        -------------  --------------  -------------  -------------  --------------
                                          101,453,566     118,803,512    170,222,790     31,757,686      53,838,365
                                        -------------  --------------  -------------  -------------  --------------

EARNINGS BEFORE INCOME TAXES                2,262,446         921,671      3,092,823        658,775       1,809,584

INCOME TAXES (Note 10)                        150,000         125,000        200,000         50,000         125,000
                                        -------------  --------------  -------------  -------------  --------------

NET EARNINGS                            $   2,112,446  $      796,671  $   2,892,823  $     608,775  $    1,684,584
                                        =============  ==============  =============  =============  ==============

See notes to financial statements.



                 WHEAT MILLING DIVISION
      (A DIVISION OF HARVEST STATES COOPERATIVES)

           STATEMENTS OF DIVISIONAL EQUITY

BALANCE AT MAY 31, 1993                    $ 27,797,072

   Net earnings                               2,112,446
   Divisional equity distributed             (2,112,446)
                                           ------------

BALANCE AT MAY 31, 1994                      27,797,072

   Net earnings                                 796,671
   Divisional equity distributed               (796,671)
                                           ------------

BALANCE AT MAY 31, 1995                      27,797,072

   Net earnings                               2,892,823
   Divisional equity distributed             (2,892,823)
                                           ------------

BALANCE AT MAY 31, 1996                      27,797,072

   Net earnings (unaudited)                   1,684,584
   Divisional equity distributed
    (unaudited)                              (1,684,584)
                                           ------------

BALANCE AT AUGUST 31, 1996 (UNAUDITED)     $ 27,797,072
                                           ============

See notes to financial statements.




                                               WHEAT MILLING DIVISION
                                    (A DIVISION OF HARVEST STATES COOPERATIVES)

                                              STATEMENTS OF CASH FLOWS

                                                                                                THREE MONTHS ENDED
                                                         FOR THE YEARS ENDED                         AUGUST 31,
                                            --------------------------------------------  -----------------------------
                                                 1994            1995           1996            1995           1996
                                                                                                    (UNAUDITED)
CASH FLOWS FROM OPERATING
     ACTIVITIES:
   Net earnings                             $  2,112,446    $    796,671    $  2,892,823    $    608,775    $  1,684,584
   Adjustments to reconcile net earnings
       to net cash flows:
     Depreciation and amortization             2,185,697       2,512,430       3,309,307         633,127         997,533
     Change in assets and liabilities:
       Receivables                            (4,884,658)     (3,781,655)    (25,116,058)        660,342         429,312
       Inventories                            (8,459,257)      4,387,100      (2,302,088)        366,806      (5,809,177)
       Prepaid expenses, deposits,
         and other                                82,151          55,168         (51,007)     (3,851,961)       (110,711)
       Accounts payable and accrued
         expenses                                443,220       3,854,638       5,063,539       4,990,928       7,422,329
                                            ------------    ------------    ------------    ------------    ------------
           Total adjustments                 (10,632,847)      7,027,681     (19,096,307)      2,799,242       2,929,286
                                            ------------    ------------    ------------    ------------    ------------
           Net cash (used in) provided by
              operating activities            (8,520,401)      7,824,352     (16,203,484)      3,408,017       4,613,870

CASH FLOWS FROM INVESTING
     ACTIVITIES:
   Acquisition of additional intangibles                      (5,624,405)       (475,654)
   Acquisition of property, plant,
     and equipment                              (803,647)    (25,123,131)    (18,080,009)     (7,563,146)     (4,085,136)
                                            ------------    ------------    ------------    ------------    ------------
           Net cash used in investing
              activities                        (803,647)    (30,747,536)    (18,555,663)     (7,563,146)     (4,085,136)

CASH FLOWS FROM FINANCING
     ACTIVITIES:
   Net borrowings from
     (repayments to) HSC                      12,136,494       8,969,855      17,401,970      (6,986,096)      1,155,850
   Long-term debt borrowings                                  14,750,000      20,250,000      11,750,000
   Principal payments on long-term debt         (700,000)
   Divisional equity distributed              (2,112,446)       (796,671)     (2,892,823)       (608,775)     (1,684,584)
                                            ------------    ------------    ------------    ------------    ------------
           Net cash provided by (used
              in) financing activities         9,324,048      22,923,184      34,759,147       4,155,129        (528,734)
                                            ------------    ------------    ------------    ------------    ------------

INCREASE (DECREASE) IN CASH                         --              --              --              --              --

CASH AT BEGINNING OF PERIOD                         --              --              --              --              --
                                            ------------    ------------    ------------    ------------    ------------

CASH AT END OF PERIOD                       $       --      $       --      $       --      $       --      $       --
                                            ============    ============    ============    ============    ============

See notes to financial statements.



                             WHEAT MILLING DIVISION
                  (A DIVISION OF HARVEST STATES COOPERATIVES)

                         NOTES TO FINANCIAL STATEMENTS

               YEARS ENDED MAY 31, 1994, 1995, AND 1996 AND THREE
               MONTHS ENDED AUGUST 31, 1995 AND 1996 (UNAUDITED)
-------------------------------------------------------------------------------

1.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        ORGANIZATION AND NATURE OF BUSINESS - Harvest States Cooperatives - Wheat Milling Division (the Division), formerly known as Amber Milling Company, is a division of Harvest States Cooperatives (HSC) and is not organized as a separate legal entity. In the year ended May 31, 1994, the Division was operated as a joint venture in which HSC owned a 70% interest. Effective June 1, 1994, HSC purchased the minority interest. The Division operates commercial bakery and semolina flour milling facilities in Rush City, Minnesota; Huron, Ohio; and Kenosha, Wisconsin. These mills produce semolina and durum flour, which are the primary ingredients in pasta products and wheat flour in the bakery industry. The Division serves customers throughout the United States.

        UNAUDITED INTERIM FINANCIAL STATEMENTS - The Division's balance sheet as of August 31, 1996, statements of earnings and cash flows for the three months ended August 31, 1995 and 1996, statement of divisional equity for the three months ended August 31, 1996, and the interim information in the notes to financial statements as of August 31, 1996 and for the three months ended August 31, 1995 and 1996 are unaudited. In the opinion of management, such unaudited financial statements include all adjustments (consisting of only normal, recurring accruals) necessary for a fair presentation thereof. The results of operations for any interim period are not necessarily indicative of the results for the year.

        SALES - Sales of Processed Grains are recongnized upon shipment to customers, net of freight charges.

        CASH MANAGEMENT - The Division draws all of its cash requirements from and deposits all cash generated with a centralized HSC cash management system.

        INVENTORIES - Grain and certain processed grain products are stated at market, including appropriate adjustment of open purchase, sales, and futures contracts and deferral of normal profit on processed grain products.

        The Division follows the general policy of hedging its grain inventories and unfilled orders for grain products to the extent considered practicable for minimizing risk from market price fluctuations. Futures contracts used for hedging are purchased and sold through regulated commodity exchanges. Inventories, purchase commitments, and sales commitments, however, are not completely hedged, due in part to the absence of satisfactory hedging facilities for certain commodities and geographical areas and in part to the Division's appraisal of its exposure from expected price fluctuations. Noncommodity exchange purchase and sale contracts may expose the Division to risk in the event that a counterparty to a transaction is unable to fulfill its contractual obligation. The Division manages its risk by entering into purchase contracts with preapproved producers and companies and by establishing appropriate limits for individual suppliers. Sales contracts are entered into with organizations of acceptable creditworthiness, as internally evaluated.

        PROPERTY, PLANT, AND EQUIPMENT - Property, plant, and equipment are stated at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

        OTHER ASSETS - Leasehold rights and other intangible assets are amortized using the straight-line method over 15 to 18 years.

        IMPAIRMENT OF LONG-LIVED ASSETS - Management periodically reviews the carrying value of property and equipment for potential impairment by comparing its carrying value to the estimated undiscounted future cash flows expected to result from the use of these assets. Should the sum of the related, expected future net cash flows be less than the carrying value, an impairment loss would be recognized. An impairment loss would be measured by the amount by which the carrying value of the asset exceeds the fair value of the asset.

        INCOME TAXES - Earnings generated on grain purchased by the Division from nonmembers is characterized as nonpatronage and taxable. Earnings generated on grain purchased from HSC are considered to be patronage to the extent of HSC's patronage purchase percentage of that particular commodity; the other portion of those earnings is considered taxable.

        Due to the high proportion of patronage earnings, deferred taxes resulting from temporary differences are not significant.

        REVENUE FROM SIGNIFICANT CUSTOMERS - Sales to individual customers in excess of 5% of total sales were approximately $68,800,000 to six customers, $90,500,000 to nine customers, and $116,200,000 to seven customers for the years ended May 31, 1994, 1995, and 1996.

        ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expense during the reporting period. Actual results could differ from those estimates.

2.      RECEIVABLES

                                                       May 31,
                                          -------------------------------       August 31,
                                                1995             1996             1996
        Trade                             $    18,504,796   $   43,530,542   $    43,199,805
        Other                                     257,468          459,530           393,954
        Less allowance for losses                (129,188)        (240,938)         (273,937)
                                          ---------------   --------------   ---------------
                                          $    18,633,076   $   43,749,134   $    43,319,822
                                          ===============   ==============   ===============

3.      INVENTORIES

                                                       May 31,
                                          -------------------------------       August 31,
                                               1995             1996              1996
        Grain                             $     6,799,010   $    8,327,021   $    11,450,458
        Processed grain products                  (75,951)         629,647         3,259,686
        Other                                     283,128          351,607           407,218
                                          ---------------   --------------   ---------------
                                          $     7,006,187   $    9,308,275   $    15,117,452
                                          ===============   ==============   ===============

4.      OTHER ASSETS

                                                                        May 31,
                                                           -------------------------------       August 31,
                                                                1995             1996              1996
        Goodwill, less accumulated amortization of
          $374,960, $781,635, and $883,305 respectively    $     5,249,445   $    5,318,424   $     5,216,754
        Leasehold rights and other intangibles, less
          accumulated amortization of $3,788,723,
          $4,484,723, and $4,649,724 respectively                8,222,811        7,562,812         7,397,811
                                                           ---------------   --------------   ---------------
                                                           $    13,472,256   $   12,881,236   $    12,614,565
                                                           ===============   ==============   ===============

5.      PROPERTY, PLANT, AND EQUIPMENT

        Property, plant, and equipment is as follows:

                                           Estimated                  May 31,
                                          Useful Life    ----------------------------------       August 31,
                                           in Years            1995              1996               1996
        Land                                             $       142,060    $       181,420   $        181,420
        Grain processing plants            15 to 45            7,435,649         30,835,636         30,835,640
        Machinery and equipment             5 to 20           23,431,415         35,520,073         35,520,071
                                                         ---------------    ---------------   ----------------
                                                              31,009,124         66,537,129         66,537,131
        Less accumulated depreciation                        (12,387,180)       (14,677,871)       (15,408,733)
                                                         ---------------    ---------------   -----------------
                                                              18,621,944         51,859,258         51,128,398
        Construction-in-progress                              24,773,726          7,373,788         11,458,922
                                                         ---------------    ---------------   ----------------
                                                         $    43,395,670    $    59,233,046   $     62,587,320
                                                         ===============    ===============   ================

6.      BORROWINGS

        DUE TO HSC:

        The Division satisfies its working capital needs through borrowings, both long and short term, from HSC to the extent HSC's borrowing capacity permits. Short-term borrowings of $9,750,000 and $27,000,000 were outstanding on May 31, 1995 and 1996, respectively. Interest on short-term borrowings from HSC is charged to the Division and all other HSC divisions based upon a ratable allocation of consolidated HSC interest expense related to short term borrowings based upon working capital employed by each division. This results in an effective borrowing rate that may be less than what the Division could obtain on an independent basis.

                                                                           May 31,
                                                              -------------------------------       August 31,
                                                                   1995             1996              1996
        Harvest States Cooperatives, with fixed and
          variable interest rates from 6.24% to 8.50%,
          due in installments through 2005                    $    31,250,000   $   51,700,000   $    51,700,000
        Industrial Development and Public Grain Elevator
          Revenue Bonds, payable through July 2004,
          with an interest rate of 7.375%                           2,500,000        2,300,000         2,300,000
                                                              ---------------   --------------   ---------------
                                                                   33,750,000       54,000,000        54,000,000
        Less current portion                                       (3,075,000)      (6,344,584)       (6,344,584)
                                                              ---------------   --------------   ---------------
                                                              $    30,675,000   $   47,655,416   $    47,655,416
                                                              ===============   ==============   ===============

        The principal maturities of outstanding long-term indebtedness outstanding at May 13, 1996 are as follows:

        Year ending May 31:
         1997                                                  $     6,344,584
         1998                                                        8,026,875
         1999                                                        8,026,875
         2000                                                        8,026,875
         2001                                                        6,151,875
         2002 and thereafter                                        17,422,916

7.      DIVISIONAL EQUITY

        The Division's earnings are distributed to HSC at the end of each quarter. All patronage-related liability and capital accounts are maintained at HSC's consolidated level.

8.      RETIREMENT PLANS

        The Division, through HSC, has noncontributory defined benefit retirement plans covering substantially all salaried and full-time hourly employees. The retirement plan benefits for salaried employees are based on years of service and the participants' total compensation. Benefits for hourly employees are based on various monthly amounts for each year of credited service. The plans are funded by annual contributions to tax-exempt trusts in accordance with federal law and regulations. Plan assets consist principally of corporate obligations, U.S. Government bonds, money market funds, and immediate participation guarantee contracts. Pension costs billed to the Division for 1994, 1995, and 1996 were approximately $52,000, $101,000, and $46,000, respectively. The Division's portion of the actuarial present value or accumulated benefit obligations and net pension assets available for benefits has not been determined. Selected information at May 31 for HSC's plans are as follows:

                                                                              1995               1996
        Accumulated benefit obligation, including vested benefits
          of $67,539,069 and $74,406,137, respectively                  $   69,898,635    $    77,127,866
        Projected benefit obligation for services rendered to date          73,686,670         81,036,131
        Plan assets at fair value                                           70,122,276         75,743,570

        The determination of the actuarial present value of the projected benefit obligation was based on a weighted average discount rate of 8.25% in 1994 and 1995 and 7.75% in 1996 and a rate of increase in future compensation of 5% in 1994, 1995, and 1996. The expected long-term rate of return on plan assets was 8.5% in 1994 and 1995 and 8% in 1996.

9.      POSTRETIREMENT MEDICAL AND OTHER BENEFITS

        The Division, through HSC, provides certain health care benefits for retired employees. Employees become eligible for these benefits if they meet minimum age and service requirements and are eligible for retirement benefits.

        The accrued postretirement medical and other benefits costs of HSC that are not funded were as follows at May 31:

                                                                           1995              1996
        Accumulated postretirement benefit obligation (APBO):
          Retirees                                                     $   5,991,309    $   2,993,307
          Fully eligible active plan participants                          1,041,742        1,019,071
          Other active plan participants                                   2,730,508        3,624,620
                                                                       -------------    -------------
                  Total APBO                                               9,763,559        7,636,998

        Unrecognized transition obligation                                (9,984,815)      (9,430,105)
        Unrecognized net gains                                             2,000,094        4,059,863
                                                                       -------------    -------------
        Accrued postretirement medical and other benefits cost         $   1,778,838    $   2,266,756
                                                                       =============    =============

        The net periodic costs billed to the Division for 1994, 1995, and 1996 were approximately $30,000, $44,000, and $42,000, respectively.

        The calculations assumed a discount rate of 8% in 1995 and 7.75% in 1996 and a health care cost trend rate of 10% in 1996, declining to 6% in 2004. If the health care cost trend rate increased by 1%, the APBO would increase by 8.7% and the service cost and interest cost components would increase by 10%.

10.     PROVISION FOR INCOME TAXES

        HSC and its divisions, including the Wheat Milling Division, file consolidated federal income tax returns. HSC has a policy that provides for the payment of taxes on an individual company basis for each of its divisions.

        No significant deferred income tax provision was recorded by the Division.

        A reconciliation of the statutory federal tax rate to the effective rate for the years ended May 31 follows:

                                                                               1994       1995       1996
        Statutory federal income tax rate                                      35.0%      35.0%      35.0%
        State and local income taxes, net of federal income tax benefit         2.6        2.6        4.3
        Patronage earnings                                                    (33.9)     (24.2)     (31.9)
        Other                                                                   2.9         .2        2.2
                                                                             ------     ------     ------
        Effective rate                                                          6.6%      13.6%       9.6%
                                                                             ======     ======     ======

11.     COMMITMENTS AND CONTINGENCIES

        The Division leases approximately 242 rail cars with remaining lease terms of one to ten years. In addition, the Division leases a milling facility, vehicles, and various manufacturing equipment.

        Minimum rental payments due under these operating leases at May 31, 1996 are as follows:


        Year ending May 31:
                                                        Milling
                                       Rail Cars       Facility          Other            Total

        1997                        $   1,423,200   $      399,996   $       5,844   $     1,829,040
        1998                            1,001,475          426,668           5,844         1,433,987
        1999                              825,125          440,004           2,435         1,267,564
        2000                              815,630          440,004                         1,255,634
        2001                              610,300          440,004                         1,050,304
        2002 and thereafter                52,850        2,986,672                         3,039,522
                                    -------------   --------------   -------------   ---------------
                                    $   4,728,580   $    5,133,348   $      14,123   $     9,876,051
                                    =============   ==============   =============   ===============

        Total rent expense, net of rail car mileage credits received from the railroad and subleases, was approximately $1,190,606, $1,180,836, and $1,624,576 for the years ended May 31, 1994, 1995, and 1996, respectively. Mileage credits and sublease income were $273,384, $321,909, and $338,700 for the years ended May 31, 1994, 1995, and 1996, respectively.

        The Division is a party to various lawsuits and administrative proceedings incidental to its business. It is impossible, at this time, to estimate what the ultimate legal and financial liability of the Division will be; nevertheless, management believes, based on the information available to date and the resolution of prior proceedings, that the ultimate liability of all litigation and proceedings will not have a material impact on the financial condition of the Division.

        At May 31, 1996, the Division had outstanding grain purchase contracts of approximately 7,800,000 bushels at prices for durum ranging from $5.93 per bushel to $7.50 per bushel and prices for spring wheat ranging from $5.03 per bushel to $7.54 per bushel. In addition, the Division had outstanding sales contracts of both semolina and commercial baking flour totaling approximately $59,800,000.

12.     RELATED-PARTY TRANSACTIONS

        Net sales for the year ended May 31, 1994, 1995, and 1996 included $870,000, $321,768, and $647,416, respectively, to related parties.

        The Division purchases substantially all of its durum and wheat from HSC, a related party. Included in cost of goods sold for the years ended May 31, 1994, 1995, and 1996 were $58,900,000, $69,900,000, and
        $122,900,000, respectively, of these purchases.

        Additionally, HSC performs various direct management services and incurs certain costs for its operating divisions. Such costs, including data processing, office services, and insurance, are charged directly to the divisions. Indirect expenses, such as publications, board expense, executive management, legal, finance, and human resources, are allocated to the divisions based on approximate usage.

13.     SUPPLEMENTAL CASH FLOW STATEMENT INFORMATION

        Additional information concerning supplemental disclosures of cash flow activities for the years ended May 31 is as follows:

                                                       1994             1995              1996
        Net cash paid during year for:
          Interest                              $    1,832,037     $    2,278,544    $    4,457,797
          Income taxes                                 350,000            150,000           125,000

14.     FAIR VALUE OF FINANCIAL INSTRUMENTS

        Statement of Financial Accounting Standards No. 107, DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS, requires disclosure of the fair value of all financial instruments to which the Division is a party. All financial instruments are carried at amounts that approximate estimated fair value.

15.     SUBSEQUENT EVENT

        HSC has announced a plan to offer Equity Participation Units (EPUs) to its members. Each EPU will represent the rights and obligation to deliver a specified quantity of wheat to HSC. Holders of EPUs will be entitled to receive patronage earnings related to the Division's milling of wheat delivered by the holder to HSC, as well as a ratable share of consolidated HSC non-patronage earnings based upon total member deliveries to HSC by members of all commodities. EPU's will represent an equity interest in HSC and will not represent an ownership interest in any assets of the Division.

        In conjunction with the offering of EPUs, HSC announced its intention to begin charging the Division interest on its daily average of short-term borrowings at a rate equivalent to the weighted average interest rate on short-term borrowings of HSC. On May 31,1996, the weighted average borrowing rate of EPUs short-term borrowings was 6.05%. Amounts due from HSC will accrue interest in the same manner at the same rate.




                             OILSEED PROCESSING AND
                               REFINING DIVISION
                  (A DIVISION OF HARVEST STATES COOPERATIVES)

                    FINANCIAL STATEMENTS FOR THE YEARS ENDED
               MAY 31, 1994, 1995, AND 1996 AND THE THREE MONTHS
                   ENDED AUGUST 31, 1995 AND 1996 (UNAUDITED)


                          INDEPENDENT AUDITORS' REPORT



INDEPENDENT AUDITORS' REPORT


Board of Directors
Harvest States Cooperatives
Saint Paul, Minnesota

We have audited the balance sheets of the Oilseed Processing and Refining Division, formerly known as Honeymead Products Company, a division of Harvest States Cooperatives (HSC) as of May 31, 1995 and 1996 and the related statements of earnings, divisional equity, and cash flows for each of the three years in the period ended May 31, 1996. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Oilseed Processing and Refining Division at May 31, 1995 and 1996 and the results of its operations and its cash flows for each of the three years in the period ended May 31, 1996, in conformity with generally accepted accounting principles.


/s/ Deloitte & Touche LLP

December 10, 1996




                     OILSEED PROCESSING AND REFINING DIVISION
                    (A DIVISION OF HARVEST STATES COOPERATIVES)

                                 BALANCE SHEETS

                                                       MAY 31,
                                             ---------------------------      AUGUST 31,
                                                1995            1996              1996
                                                                             (UNAUDITED)
ASSETS
CURRENT ASSETS:
   Receivables (Note 2)                      $20,387,921     $22,795,612     $25,219,890
   Inventories (Note 3)                       17,255,215      26,235,220      12,414,154
   Prepaid expenses and deposits                 524,151         310,692       1,685,087
   Due from HSC                                5,095,299
                                             -----------     -----------     -----------
           Total current assets               43,262,586      49,341,524      39,319,131

PROPERTY, PLANT, AND EQUIPMENT (Note 4)       20,410,408      24,771,413      27,073,103
                                             -----------     -----------     -----------
                                             $63,672,994     $74,112,937     $66,392,234
                                             ===========     ===========     ===========

LIABILITIES AND DIVISIONAL EQUITY

CURRENT LIABILITIES:
   Due to HSC (Note 5)                                       $ 9,482,351     $ 1,200,000
   Accounts payable and accrued expenses     $10,281,996      11,239,588      11,801,236
                                             -----------     -----------     -----------
           Total current liabilities          10,281,996      20,721,939      13,001,236

COMMITMENTS AND CONTINGENCIES (Note 10)

DIVISIONAL EQUITY (Note 6)                    53,390,998      53,390,998      53,390,998
                                             -----------     -----------     -----------
                                             $63,672,994     $74,112,937     $66,392,234
                                             ===========     ===========     ===========

See notes to financial statements.




                                    OILSEED PROCESSING AND REFINING DIVISION
                                   (A DIVISION OF HARVEST STATES COOPERATIVES)

                                            STATEMENTS OF EARNINGS

                                                                                           THREE MONTHS ENDED
                                                     FOR THE YEARS ENDED                       AUGUST 31,
                                        --------------------------------------------  -----------------------------
                                             1994           1995           1996            1995           1996
                                                                                               (UNAUDITED)
REVENUES:
   Processed oilseed sales              $ 358,372,039  $  398,095,108  $ 399,271,001  $  93,227,683  $  113,145,890
   Other revenue                            1,349,484       1,162,518      1,435,708      1,407,881         599,421
                                        -------------  --------------  -------------  -------------  --------------
                                          359,721,523     399,257,626    400,706,709     94,635,564     113,745,311

COSTS AND EXPENSES:
   Cost of goods sold                     334,968,474     366,407,451    371,424,566     88,122,829     107,833,751
   Marketing, general, and administrative   4,722,900       5,137,663      4,544,763      1,214,952       1,194,870
   Interest                                   164,300                        151,500         12,600          19,100
                                        -------------  --------------  -------------  -------------  --------------
                                          339,855,674     371,545,114    376,120,829     89,350,381     109,047,721
                                        -------------  --------------  -------------  -------------  --------------

EARNINGS BEFORE INCOME TAXES               19,865,849      27,712,512     24,585,880      5,285,183       4,697,590

INCOME TAXES (Note 9)                       1,650,000       1,500,000      1,600,000        375,000         350,000
                                        -------------  --------------  -------------  -------------  --------------

NET EARNINGS                            $  18,215,849  $   26,212,512  $  22,985,880  $   4,910,183  $    4,347,590
                                        =============  ==============  =============  =============  ==============

See notes to financial statements.



       OILSEED PROCESSING AND REFINING DIVISION
      (A DIVISION OF HARVEST STATES COOPERATIVES)

           STATEMENTS OF DIVISIONAL EQUITY

BALANCE AT MAY 31, 1993                    $ 53,390,998

   Net earnings                              18,215,849
   Divisional equity distributed            (18,215,849)

BALANCE AT MAY 31, 1994                      53,390,998

   Net earnings                              26,212,512
   Divisional equity distributed            (26,212,512)

BALANCE AT MAY 31, 1995                      53,390,998

   Net earnings                              22,985,880
   Divisional equity distributed            (22,985,880)

BALANCE AT MAY 31, 1996                      53,390,998

   Net earnings (unaudited)                   4,347,590
   Divisional equity distributed (unaudited) (4,347,590)

BALANCE AT AUGUST 31, 1996 (UNAUDITED)     $ 53,390,998
                                           ============

See notes to financial statements.




                                       OILSEED PROCESSING AND REFINING DIVISION
                                      (A DIVISION OF HARVEST STATES COOPERATIVES)

                                               STATEMENTS OF CASH FLOWS

                                                                                                     THREE MONTHS ENDED
                                                            FOR THE YEARS ENDED                           AUGUST 31,
                                             ----------------------------------------------     -----------------------------
                                                  1994            1995             1996             1995             1996
                                                                                                         (UNAUDITED)
CASH FLOWS FROM OPERATING
     ACTIVITIES:
   Net earnings                              $ 18,215,849     $ 26,212,512     $ 22,985,880     $  4,910,183     $  4,347,590
   Adjustments to reconcile net earnings
       to net cash flows:
     Depreciation and amortization              1,940,793        1,724,844        1,598,965          378,976          412,040
     Gain (loss) on sale of property,
       plant, and equipment                        40,721             (431)          31,765
     Change in assets and liabilities:
       Receivables                               (116,143)        (568,635)      (2,407,691)      (2,102,406)      (2,424,278)
       Inventories                             (8,481,765)      16,861,993       (8,980,005)       1,074,792       13,821,066
       Prepaid expenses and deposits              303,248          152,531          213,459         (700,872)      (1,374,395)
       Accounts payable and accrued
         expenses                              (2,821,112)         482,095          957,592        3,756,061          561,648
                                             ------------     ------------     ------------     ------------     ------------
           Total adjustments                   (9,134,258)      18,652,397       (8,585,915)       2,406,551       10,996,081
                                             ------------     ------------     ------------     ------------     ------------
           Net cash provided by
              operating activities              9,081,591       44,864,909       14,399,965        7,316,734       15,343,671

CASH FLOWS FROM INVESTING
     ACTIVITIES:
   Proceeds from disposition of property,
     plant, and equipment                                            1,000
   Acquisition of property, plant,
     and equipment                             (6,293,164)      (2,557,886)      (5,991,735)      (1,669,286)      (2,713,730)
                                             ------------     ------------     ------------     ------------     ------------
           Net cash used in
              investing activities             (6,293,164)      (2,556,886)      (5,991,735)      (1,669,286)      (2,713,730)

CASH FLOWS FROM FINANCING
     ACTIVITIES:
   Net borrowings from (repayments to) HSC     15,427,422      (16,095,511)      14,577,650         (737,265)      (8,282,351)
   Divisional equity distributed              (18,215,849)     (26,212,512)     (22,985,880)      (4,910,183)      (4,347,590)
                                             ------------     ------------     ------------     ------------     ------------
           Net cash used in financing
              activities                       (2,788,427)     (42,308,023)      (8,408,230)      (5,647,448)     (12,629,941)
                                             ------------     ------------     ------------     ------------     ------------

INCREASE (DECREASE) IN CASH                          --               --               --               --               --

CASH AT BEGINNING OF PERIOD                          --               --               --               --               --
                                             ------------     ------------     ------------     ------------     ------------

CASH AT END OF PERIOD                        $       --       $       --       $       --       $       --       $       --
                                             ============     ============     ============     ============     ============

See notes to financial statements.



                    OILSEED PROCESSING AND REFINING DIVISION
                  (A DIVISION OF HARVEST STATES COOPERATIVES)

                         NOTES TO FINANCIAL STATEMENTS

               YEARS ENDED MAY 31, 1994, 1995, AND 1996 AND THREE
               MONTHS ENDED AUGUST 31, 1995 AND 1996 (UNAUDITED)
-------------------------------------------------------------------------------

1.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        ORGANIZATION AND NATURE OF BUSINESS - Harvest States Cooperatives - Oilseed Processing and Refining Division (the Division), formerly known as Honeymead Products Company, is a division of Harvest States Cooperatives (HSC) and is not organized as a separate legal entity. The Division operates a single soybean crushing and oil refining plant in Mankato, Minnesota and serves customers throughout the United States.

        UNAUDITED INTERIM FINANCIAL STATEMENTS - The Division's balance sheet as of August 31, 1996, statements of earnings and cash flows for the three months ended August 31, 1995 and 1996, statement of divisional equity for the three months ended August 31, 1996, and the interim information in the notes to the financial statements as of August 31, 1996 and for the three months ended August 31, 1995 and 1996 are unaudited. In the opinion of management, such unaudited financial statements include all adjustments (consisting of only normal, recurring accruals) necessary for a fair presentation thereof. The results of operations for any interim period are not necessarily indicative of the results for the year.

        SALES - Sales of processed oilseeds are recognized upon shipment to customers, net of freight charges.

        CASH MANAGEMENT - The Division draws all of its cash requirements from and deposits all cash generated with a centralized HSC cash management system.

        INVENTORIES - Oilseed and certain processed oilseed products are stated at market, including appropriate adjustment of open purchase, sales, and futures contracts and deferral of profit on processed oilseed products.

        The Division follows the general policy of hedging its oilseed inventories and unfilled orders for oilseed products to the extent considered practicable for minimizing risk from market price fluctuations. Futures contracts used for hedging are purchased and sold through regulated commodity exchanges. However, inventories, purchase commitments, and sales commitments are not completely hedged, due in part to the Division's appraisal of its exposure from expected price fluctuations. Noncommodity exchange purchase and sale contracts may expose the Division to risk in the event that a counterparty to a transaction is unable to fulfill its contractual obligation. The Division manages its risk by entering into purchase contracts with preapproved producers and companies and by establishing appropriate limits for individual suppliers. Sales contracts are entered into with organizations of acceptable creditworthiness, as internally evaluated.

        PROPERTY, PLANT, AND EQUIPMENT - Property, plant, and equipment are stated at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

        INCOME TAXES - Earnings generated on oilseed purchased by the Division from nonmembers is characterized as nonpatronage and taxable. Earnings generated on oilseed purchased from HSC are considered to be patronage to the extent of HSC's patronage purchase percentage of that particular commodity; the other portion of those earnings is considered taxable. Due to the high proportion of patronage earnings, deferred taxes resulting from temporary differences are not significant.

        ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expense during the reporting period. Actual results could differ from those estimates.

        REVENUE FROM SIGNIFICANT CUSTOMERS - Sales to individual customers in excess of 5% of total sales were approximately $103,700,000 to two customers, $132,500,000 to three customers, and $152,500,000 to three customers for the years ended May 31, 1994, 1995, and 1996.

2.      RECEIVABLES

                                                  May 31,
                                     -------------------------------      August 31,
                                           1995             1996             1996
        Trade                        $    20,782,921   $   23,190,612   $    25,614,890
        Less allowance for losses           (395,000)        (395,000)         (395,000)
                                     ---------------   --------------   ---------------
                                     $    20,387,921   $   22,795,612   $    25,219,890
                                     ===============   ==============   ===============

3.      INVENTORIES

                                                   May 31,
                                      -------------------------------      August 31,
                                           1995             1996              1996
        Oilseed                       $     8,369,881   $   17,141,111   $     4,567,147
        Processed oilseed products          8,885,334        9,094,109         7,847,007
                                      ---------------   --------------   ---------------
                                      $    17,255,215   $   26,235,220   $    12,414,154
                                      ===============   ==============   ===============

4.      PROPERTY, PLANT, AND EQUIPMENT

                                         Estimated
                                        Useful Life                 May 31,
                                                       -------------------------------      August 31,
                                         in Years           1995            1996               1996
        Land                                           $       630,043  $      630,043   $        630,043
        Elevators, crushing plant,
          and refinery                   15 to 20           19,743,982      21,268,532         21,268,532
        Machinery and equipment           5 to 18           37,924,258      41,077,104         41,077,104
        Furniture and fixtures            3 to 12              357,263         379,363            379,363
        Other                             5 to 12               99,112          99,112             99,112
                                                       ---------------  --------------   ----------------
                                                            58,754,658      63,454,154         63,454,154
        Less accumulated depreciation                      (40,532,200)    (42,310,640)       (42,722,680)
                                                       ---------------  --------------   -----------------
                                                            18,222,458      21,143,514         20,731,474
        Construction-in-progress                             2,187,950       3,627,899          6,341,629
                                                       ---------------  --------------   ----------------
                                                       $    20,410,408  $   24,771,413   $     27,073,103
                                                       ===============  ==============   ================

5.      DUE TO HSC

        The Division satisfies its working capital needs through borrowings, both long and short term, from HSC to the extent HSC's borrowing capacity permits. Short-term borrowings of $2,300,000 were outstanding on May 31, 1996. No balance was outstanding on May 31, 1995.

        Interest on short-term borrowings from HSC is charged to the Division and all other HSC divisions based upon a ratable allocation of consolidated HSC interest expense related to short term borrowings based upon working capital employed by each division. This results in an effective borrowing rate that may be less than what the Division could obtain on an independent basis.

6.      DIVISIONAL EQUITY

        The Division's earnings are distributed to HSC at the end of each quarter. All patronage-related liability and capital accounts are maintained at HSC's consolidated level.

7.      RETIREMENT PLANS

        The Division, through HSC, has noncontributory defined benefit retirement plans covering substantially all salaried and full-time hourly employees. The retirement plan benefits for salaried employees are based on years of service and the participants' total compensation. Benefits for hourly employees are based on various monthly amounts for each year of credited service. The plans are funded by annual contributions to tax-exempt trusts in accordance with federal law and regulations. Plan assets consist principally of corporate obligations, U.S. Government bonds, money market funds, and immediate participation guarantee contracts. Pension costs billed to the Division for the years ended May 31, 1994, 1995, and 1996 were approximately $166,000, $264,000, and $169,000, respectively. The Division's portion of the actuarial present value or accumulated benefit obligations and net pension assets available for benefits has not been determined. Selected information at May 31 for HSC's plans are as follows:

                                                                             1995            1996
        Accumulated benefit obligation, including vested benefits
          of $67,539,069 and $74,406,137, respectively                 $  69,898,635    $  77,127,866
        Projected benefit obligation for service rendered to date         73,686,670       81,036,131
        Plan assets at fair value                                         70,122,276       75,743,570

        The determination of the actuarial present value of the projected benefit obligation was based on a weighted average discount rate of 8.25% in 1994 and 1995 and 7.75% in 1996 and a rate of increase in future compensation of 5% in 1994, 1995, and 1996. The expected long-term rate of return on plan assets was 8.5% in 1994 and 1995 and 8% in 1996.

8.      POSTRETIREMENT MEDICAL AND OTHER BENEFITS

        The Division, through HSC, provides certain health care benefits for retired employees. Employees become eligible for these benefits if they meet minimum age and service requirements and are eligible for retirement benefits.



        The accrued postretirement medical and other benefits costs of HSC that are not funded were as follows at May 31:

                                                                       1995             1996
        Accumulated postretirement benefit obligation (APBO):
          Retirees                                                $   5,991,309    $   2,993,307
          Fully eligible active plan participants                     1,041,742        1,019,071
          Other active plan participants                              2,730,508        3,624,620
                                                                  -------------    -------------
                  Total APBO                                          9,763,559        7,636,998

        Unrecognized transition obligation                           (9,984,815)      (9,430,105)
        Unrecognized net gains                                        2,000,094        4,059,863
                                                                  -------------    -------------
        Accrued postretirement medical and other benefits cost    $   1,778,838    $   2,266,756
                                                                  =============    =============

        The net periodic costs billed to the Division for the years ended May 31, 1994, 1995, and 1996 were approximately $301,000, $238,000, and
        $197,000, respectively.

        The calculations assumed a discount rate of 8% in 1995 and 7.75% in 1996 and a health care cost trend rate of 10% in 1996, declining to 6% in 2004. If the health care cost trend rate increased by 1%, the APBO would increase by 8.7% and the service cost and interest cost components would increase by 10%.

9.      PROVISION FOR INCOME TAXES

        HSC and its divisions, including the Oilseed Processing and Refining Division, file consolidated federal income tax returns. HSC has a policy that provides for the payment of taxes on an individual company basis for each of its divisions.

        No significant deferred income tax provision was recorded by the Division.

        A reconciliation of the statutory federal tax rate to the effective rate for the years ended May 31 follows:

                                                                             1994       1995       1996
        Statutory federal income tax rate                                    35.0%      35.0%      35.0%
        State and local income taxes, net of federal income tax benefit       2.6        2.6        4.3
        Patronage earnings                                                  (32.2)     (32.4)     (35.0)
        Other                                                                 2.9         .2        2.2
                                                                           ------     ------     ------
        Effective rate                                                        8.3%       5.4%      6.5%
                                                                           ======     ======     ======

10.     COMMITMENTS AND CONTINGENCIES

        The Division leases approximately 347 rail cars with remaining lease terms of one to ten years.

        Minimum rental payments due under these operating leases at May 31, 1996 are as follows:

        Year ending May 31:
          1997                                                 $    1,983,390
          1998                                                      1,669,740
          1999                                                      1,494,810
          2000                                                      1,219,640
          2001                                                      1,002,660
          2002 and thereafter                                       1,905,600
                                                               --------------
                                                               $    9,275,840
                                                               ==============

        Total rent expense, net of rail car mileage credits received from the railroad and subleases, was approximately $1,634,253, $1,771,790, and $1,832,413 for the years ended May 31, 1994, 1995, and 1996, respectively.

        The Division is a party to various lawsuits and administrative proceedings incidental to its business. It is impossible, at this time, to estimate what the ultimate legal and financial liability of the Division will be; nevertheless, management believes, based on the information available to date and the resolution of prior proceedings, that the ultimate liability of all litigation and proceedings will not have a material impact on the financial condition of the Division.

        At May 31, 1996, the Division had outstanding oilseed purchase contracts of 3,401,670 bushels at prices ranging from $6.27 per bushel to $8.23 per bushel, and outstanding oil purchase contracts of 284,958,713 pounds at prices ranging from $0.2505 per pound to $0.2930 per pound. In addition, the Division had outstanding sales contracts totaling $36,953,870.

11.     RELATED-PARTY TRANSACTIONS

        Net sales for the years ended May 31, 1994, 1995, and 1996 included $22,354,368, $79,133,437, and $124,299,369, respectively, to related parties.

        The Division purchases substantially all of it soybeans from HSC, a related party. Included in cost of goods sold for the years ended May 31, 1994, 1995, and 1996 were $11,468,610, $5,502,705, and $3,772,327, respectively, of these purchases.

        Additionally, HSC performs various direct management services and incurs certain costs for its operating divisions. Such costs, including data processing, office services, and insurance, are charged directly to the divisions. Indirect expenses, such as publications, board expense, executive management, legal, finance, and human resources, are allocated to the divisions based on approximate usage.

12.     SUPPLEMENTAL CASH FLOW STATEMENT INFORMATION

        Additional information concerning supplemental disclosures of cash flow activities for the years ended May 31 is as follows:

                                                      1994           1995            1996
        Net cash paid to HSC during year for:
          Interest                                $  164,300     $       -       $  151,500
          Income taxes                             1,900,000      1,650,000       1,500,000

13.     FAIR VALUE OF FINANCIAL INSTRUMENTS

        Statement of Financial Accounting Standards No. 107, DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS, requires disclosure of the fair value of all financial instruments to which the Division is a party. All financial instruments are carried at amounts that approximate estimated fair value.

14.     SUBSEQUENT EVENT

        HSC has announced a plan to offer Equity Participation Units (EPUs) to its members. Each EPU will represent the rights and obligation to deliver a specified quantity of soybeans to HSC. Holders of EPUs will be entitled to receive patronage earnings related to the Division's crushing and refining of soybeans delivered by the holder to HSC, as well as a ratable share of consolidated HSC non-patronage earnings based upon total member deliveries to HSC by members of all commodities. EPUs will represent an equity interest in HSC and will not represent an ownership interest in any assets of the Division.

        In conjunction with the offering of EPUs, HSC announced its intention to begin charging the Division interest on its daily average of short-term borrowings at a rate equivalent to the weighted average interest rate on short-term borrowings of HSC. On May 31,1996, the weighted average borrowing rate of HSC's short-term borrowings was 6.05%. Amounts due from HSC will receive interest in the same manner at the same rate.



                                                                       Exhibit A


                                                                       Exhibit A
                             SUBSCRIPTION AGREEMENT

                           HARVEST STATES COOPERATIVES



     The undersigned ("Subscriber") subscribes and agrees to purchase:

     * _______ Equity Participation Units (Milling) at a price of $_______ per unit.

     * _______ Equity Participation Units (Processing and Refining) at a price of $_______ per unit.

     Subscriber certifies that:

     * Subscriber has received and carefully reviewed a copy of the Company's Prospectus dated _______________, 1997.

     *    Subscriber is [check one]:

         [ ] an agricultural producer actually engaged in the production of agricultural products, or

         [ ] an agricultural cooperative (an association of producers of agricultural products organized and operating so as to adhere to the provisions of the Agricultural Marketing Act, 12 U.S.C.ss.1141(j)(a), as amended, and the Capper-Volstead Act, 7 U.S.C.ss.ss.291-292, as amended).

     * Subscriber (if a producer) is capable of producing in the 1997 growing season the number of bushels of wheat or soybeans covered by the Member Marketing Agreement.

     This Subscription Agreement is accompanied by:

     *    A Member Marketing Agreement signed by the Subscriber.

     *    A check for the purchase price.

          The Units shall be registered (please print or type):

                        _________________________________
                               Name of Subscriber

                        _________________________________
                            Social Security Number or
                              Taxpayer I.D. Number

                                Mailing Address:
                        _________________________________

                        _________________________________

                        _________________________________

                                   Signatures

Date: ____________________                ______________________________________
                                          Signature of Subscriber or
                                          Subscriber's authorized representative


If Subscriber is an association of producers (please print or type):

_________________________________
Name of Subscriber's authorized
representative


_________________________________
Position of Subscriber's authorized
representative




Accepted:

HARVEST STATES COOPERATIVES


By ________________________________

 Its ______________________________


                                                                       Exhibit B


                           HARVEST STATES COOPERATIVES
                           MEMBER MARKETING AGREEMENT

                  THIS AGREEMENT is made and entered into as of this _______ day of ___________________, 199__, by and between HARVEST STATES COOPERATIVES, a Minnesota cooperative corporation (the "Association"), and __________________, a ____________________ ("Member").

                  In consideration of the mutual terms and conditions contained in this agreement (including the Standard Terms and Conditions attached hereto, as in force from time to time) (this "Agreement"), the Association and Member agree that Member shall deliver grain to the Association, and the Association shall accept grain from member, as further provided in this Agreement. This Agreement contains the entire agreement, and supersedes and replaces any prior agreements (either written or oral), between the parties with respect to the subject matter hereof. This Agreement may be modified only as provided in
Section 9 hereof.

                  IN WITNESS WHEREOF, the Association and Member have executed this Agreement as of the date first above written.



HARVEST STATES COOPERATIVES                       ______________________________
                                                               MEMBER

By: _____________________________

Its: ____________________________

Address: ________________________              Address: ________________________

         ________________________                       ________________________

         ________________________                       ________________________


                           HARVEST STATES COOPERATIVES
                           MEMBER MARKETING AGREEMENT
                         (STANDARD TERMS AND CONDITIONS)

         1. Obligation to Deliver Grain. During each processing year of the term of this Agreement, Member shall deliver to the Association, and the Association shall accept from Member, a base amount of one bushel of _______________ (the "Grain") for each equity participation unit held by Member, subject to tolerance ranges for deliveries of the Grain that may be established each year by the Board of Directors of the Association. For purposes of this Agreement, a processing year shall begin on June 1 of each year and end on May 31 of the following year. Member understands and agrees that its obligation to deliver Grain hereunder is unconditional, except as provided in Paragraph 7.2 of this Agreement. If the undersigned is a producer, rather than a cooperative, Member warrants that the Grain delivered will be produced by Member.

              2. Price and Payment. The Association (directly or through its agent) shall pay Member the price for Grain delivered, received, accepted and processed as provided hereunder. The price shall be based on the prevailing price posted at the authorized local elevator, Association's elevator, plant or receiving station. In addition, any and all distributions, per-unit retains and patronage payments relating to the Defined Business Unit of which Member is a Defined Member (as such terms are defined in the Association's Bylaws) (including, without limitation, any patronage payments to which Member is entitled pursuant to the Association's Bylaws), subject to necessary or appropriate accounting adjustments, shall be paid by the Association to Member.

              3. Delivery of Grain. The full legal title of and to Grain received by the Association shall pass to and vest in the Association contemporaneously with its delivery to the Association or to its authorized agent. The Association shall take and hold the full and absolute title of and to all Grain, including any product or by-products made therefrom; and the Association shall have and may exercise all of the rights of an absolute owner in respect of said Grain, except those in express violation of its obligations hereunder. The Association may reject and refuse to accept delivery of any and all Grain which in its judgment does not conform to the Association's standards. Member shall receive credit for the quantity of Grain accepted for delivery.

              4. Product Quality Standards. The Member warrants that the Grain sold under this Agreement shall be merchantable and shall not be adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act, as amended, and regulations, or include any article or commodity that may not, under the provisions of such Act, be introduced in interstate commerce. All Grain delivered on behalf of Member to the Association shall meet such specifications, and be subject to such allowances, deductions and premiums, as may from time to time be determined by the Association. Grain of substandard quality, as determined by the Association, shall be either (a) rejected and returned to Member with all costs relating to the rejection and return charged to Member; or (b) accepted with deductions and allowances made and charged against Member because of the inferior quality or condition at the time of delivery. The Association may credit Member for certain premiums to be paid on the basis of quality standards which may from time to time be established by the Association. The Association shall use accepted standards to assess the quality of Grain delivered by Member. Member agrees to observe and accept any rules and regulations established by the Association.

              5. Security Interests. The Member warrants that the Grain sold under this Agreement shall be free and clear of any security interest, lien, penalty, charge, or encumbrance, governmental or otherwise. If Member grants a security interest in any of the Grain delivered, Member shall inform the Association, in writing, of any security interest it has granted in such Grain prior to delivery. The Association shall have the right, but not the obligation, after acceptance of the Grain, to name the lienholder as a payee on the payment for the Grain.

              6. Consequences of Failure to Deliver. If during any processing year Member fails to deliver the quantity of Grain required by Section 1 of this Agreement, (i) Member shall forfeit patronage payments to the extent of such nondelivery, and (ii) in the event of a loss by the Defined Business Unit of which Member is a Defined Member, each equity participation unit held by Member shall be charged, on a pro rata basis, with the amount of such loss, as liquidated damages for such nondelivery.

              7. Force Majeure.

                           7.1 In case of fire, explosions, interruption of
power, strikes or other labor disturbances, lack of transportation facilities, shortage of labor or supplies, floods, action of the elements, riot, interference of civil or military authorities, enactment of legislation or any unavoidable casualty or cause beyond the control of the Association affecting the conduct of the Association's business to the extent of preventing or unreasonably restricting the receiving, handling, production, marketing, or other operations, the Association shall be excused from performance during the period that the Association's business or operations are so affected. The Association in its judgment may, during such period, accept such portion of the Grain as the Association has informed Member it can economically handle. The Association shall give written notice to Member of its inability to perform and the specific cause or causes for the nonperformance. In any event, the Association shall pay, pursuant to this Agreement, for all the Grain it accepts.

                           7.2 The Member shall not be liable for failure or
delay in performance of this Agreement to the extent such failure or delay is caused by a crop failure due to an Act of God, such as drought or flood. If Member's performance is excused pursuant to this paragraph, Member shall give written notice to the Association of Member's inability to perform, and shall forfeit patronage payments to the extent of any resulting nondelivery of Grain, unless Member elects to buy-in in accordance with policies and procedures established by Association.

              8. Term and Termination. This Agreement shall enter into force as of the date hereof and shall continue in force indefinitely unless earlier terminated as follows:


                         (i) This Agreement may be terminated at any time by written agreement of Member and the Association as an incident to Member's transfer of equity participation Units in the Association, which transfer must be approved by the Board of Directors of the Association as provided in the Bylaws; or

                        (ii) This Agreement shall terminate within 180 days of the death of Member, unless within such time period the estate of Member has entered into a definitive binding arrangement to transfer Member's equity participation Units in the Association and such transfer has been approved by the Board of Directors of the Association as provided in the Bylaws; or

                       (iii) The nonbreaching party may terminate this Agreement in the event of a breach hereof, if the breach continues for thirty (30) days after the nonbreaching party provides notice of the breach to the breaching party; or

                        (iv) Member may terminate this Agreement upon written notice to the Association. Such termination shall be effective at the end of the processing year in which the notice was given.

                         (v) The Association may terminate this Agreement upon termination of the business of the Defined Business Unit.

Upon termination of this Agreement, the rights and obligations of each party with respect to utilization of, marketing of and payment for Grain previously delivered by Member to the Association hereunder shall continue in force until such Grain has been utilized or marketed by the Association, and paid for by the Association. Termination of this Agreement shall not release either party from liabilities accrued prior to such termination; provided, however, that a terminating Member shall not be entitled to receive patronage or other distributions with respect to equity participation units held by Member.

              9. Modification. This Agreement shall at all times remain subject to modification by the Association upon written notice to Member, provided that such modification is first approved by Defined Members of the Association holding a majority of the voting power of the Defined Business Unit of which Member is a Defined Member who are present and voting at a regular or special meeting of such Defined Members, where notice of such meeting includes a statement of the proposed modification.

              10. Miscellaneous.

                           10.1 Assignment. Member may not assign this Agreement
or delegate performance of its obligations without the written consent of the Board of Directors of the Association. Consent may be granted or denied as the Association shall determine in the exercise of business judgment, and with due consideration to related provisions of the Bylaws. This restriction on assignment shall not be construed to limit Member's right to grant to a third party a security interest in growing crops or proceeds, subject to Section 6 hereof, and provided that any such security agreement shall not empower either Member or any secured party other than the Association to avoid Member's obligations to deliver Grain in performance of this Agreement. Subject to the foregoing, all of the terms, covenants and conditions of this Agreement shall inure to the benefit of and shall bind the parties hereto and their successors, heirs and permitted assigns.

                           10.2 Waiver of Breach. No waiver of a breach of any
of the agreements or provisions contained in this Agreement shall be construed to be a waiver of any subsequent breach of the same or of any other provision of this Agreement.

                           10.3 Notices. Whenever notice is required by the
terms hereof, it shall be given in writing by delivery or by certified or registered mail addressed to the other party at the address appearing below such party's signature above or such other address as such party shall designate by appropriate notice. If notice is given by mail, it shall be effective three (3) days after mailing.

                           10.4 Construction of Terms of Agreement. The language
in all parts of this Agreement shall be constructed as a whole according to its fair meaning and not strictly for or against any party hereto. Headings in this Agreement are for convenience only and are not construed as a part of this Agreement or in any way defining, limiting or amplifying the provisions hereof. In the event any term, covenant or condition herein contained is held to be invalid or void by any court of competent jurisdiction, the invalidity of any such term, covenant or condition shall in no way affect any other term, covenant or condition herein contained.

                           10.5 Marketing Commitments; Indemnifications. Member
represents and warrants that it is not under contract or obligation to sell, market, consign or deliver any of the Grain committed to the Association under this Agreement to any other person, firm, association, corporation or other entity. Further, Member shall defend and hold harmless the Association from any costs, claims, liabilities, suits or other proceedings or actions of any nature or kind whatsoever arising from or connected with any such prior agreement, contract or arrangement or the termination or cancellation of any prior agreements, contracts or arrangements.

                           10.6 Choice of Law; Dispute Resolution. This
Agreement shall be governed in all respects by the laws of the State of Minnesota, excluding its conflict of laws rules. All disputes arising under this Agreement which cannot be amicably resolved between the parties shall be settled exclusively in state or federal court in the State of Minnesota, and the parties specifically consent to personal jurisdiction in any such court.



                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following fees and expenses will be paid by the Company in connection with the issuance and distribution of the securities registered hereby. All such expenses, except for the SEC fee are estimated.

                SEC registration fee   ..........................    $30,304
                Legal fees and expenses  ........................
                Accounting fees and expenses   ..................
                Blue Sky fees and expenses  .....................
                Transfer Agent's and Registrar's fees  ..........
                Printing and engraving expenses  ................
                Miscellaneous  ..................................
                                                                     ----------
                           Total ................................    $
                                                                     ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The statutes of the State of Minnesota give the Company the power to indemnify any director, officer, manager, employee or agent, who was or is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against certain liabilities and expenses incurred in connection with the action, suit or proceeding.

         Article VII of the Bylaws of the Company provides that the Company shall indemnify each director, officer, manager, employee, or agent of the Company, and any person serving at the request of the Company as a director, officer, manager, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred to he fullest extent to which such directors, officers, managers, employee or agents of an association may be indemnified under the law of the State of Minnesota or any amendments thereto or substitutions therefor. Article VII provides that the Company shall have power to purchase and maintain insurance against any liability asserted against such persons and incurred by such persons in any such capacity.

         Article X of the Company's Amended and Restated Articles of Incorporation provides that a director shall not be personally liable to the Company or its members for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for a breach of the director's duty of loyalty to the Company or its members; (ii) for acts of omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
(iii) for a transaction from which the director derived an improper personal benefit; or (iv) for an act or omission occurring prior to the date when the provisions of such Article (or predecessor thereto) became effective. It is the stated intention of the members of the Company to eliminate or limit the personal liability of the directors of the Company to the greatest extent permitted under Minnesota law. Such Article X provides that if amendments to the Minnesota Statues are passed after the effective date of such Article X which authorize associations to act to further eliminate or limit the personal liability of directors, then the liability of the directors of the Company shall be eliminated or limited to the greatest extent permitted by the Minnesota Statues, as so amended.

         The Company maintains a standard policy of officers' and directors' liability insurance.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)      Exhibits

         3.1      Amended and Restated Articles of Incorporation of the Company.

         3.2      Amended and Restated Bylaws of the Company.

         4.1* Resolutions of the Board of Directors creating the Equity Participation Units (Processing and Refining).

         4.2* Resolutions of the Board of Directors creating the Equity Participation Units (Milling).

         5.1*     Opinion of Dorsey & Whitney LLP.

         10.1+ Lease Agreement between Peavey Company and Amber Milling Company, a division of Harvest States Cooperatives, effective as of August 31, 1994.

         10.2 Lease between the Port of Kalama and North Pacific Grain Growers, Inc., dated November 22, 1960.

         10.3 Limited Liability Company Agreement for the Wilsey-Holsum Foods, LLC dated July 24, 1996.

         10.4+ Long Term Supply Agreement between Wilsey-Holsum Foods, LLC and Harvest States Cooperatives dated August 30, 1996.

         10.5 Partnership Agreement between Continental Grain Company and Harvest States Cooperatives dated September 28, 1992.

         10.6     Harvest States Cooperatives Deferred Compensation Plan.

         10.7 Harvest States Cooperatives Deferred Compensation Supplemental Retirement Plan.

         10.8     Harvest States Cooperatives Management Compensation Program.

         10.9 Revolving Credit Agreement by and among Harvest States Cooperatives, Banque Nationale de Paris et al., the St. Paul Bank for Cooperatives and CoBank, ACB dated November 1, 1996.

         10.10 Amended and Restated Master Syndicated Loan Agreement by and among Harvest States Cooperatives, CoBank, ACB (successor to the National Bank for Cooperatives) and the St. Paul Bank for Cooperatives dated October 28, 1996.

         10.11 Fourth Supplement to the August 30, 1994 Master Syndicated Loan Agreement by and among Harvest States Cooperatives, CoBank, ACB (successor to the National Bank for Cooperatives) and the St. Paul Bank for Cooperatives dated October 28, 1996.

         10.11(a) Promissory Note of Harvest States Cooperatives to the St. Paul
                  Bank for Cooperatives for $25,000,000 dated October 28, 1996.

         10.11(b) Promissory Note of Harvest States Cooperatives to CoBank, ACB for $25,000,000 dated October 28, 1996.

         10.12 Third Supplement to the August 30, 1994 Master Syndicated Loan Agreement by and among Harvest States Cooperatives, CoBank, ACB (successor to the National Bank for Cooperatives) and the St. Paul Bank for Cooperatives dated December 15, 1995.

         10.12(a) Promissory Note of Harvest States Cooperatives to the St. Paul
                  Bank for Cooperatives for $10,000,000 dated December 15, 1995.

         10.12(b) Promissory Note of Harvest States Cooperatives to CoBank, ACB for $10,000,000 dated December 15, 1995.

         10.13 First Supplement to the August 30, 1994 Master Syndicated Loan Agreement by and among Harvest States Cooperatives, the National Bank for Cooperatives and the St. Paul Bank for Cooperatives dated August 30, 1994.

         10.13(a) Promissory Note of Harvest States Cooperatives to the St. Paul
                  Bank for Cooperatives for $42,500,000 dated August 30, 1994.

         10.13(b) Promissory Note of Harvest States Cooperatives to the National
                  Bank for Cooperatives for $42,500,000 dated August 30, 1994.

         21.1     Subsidiaries of the Registrant.

         23.1     Consent of Deloitte & Touche LLP.

         23.2* Consent of Dorsey & Whitney LLP (included in Exhibit 5.1 to this Registration Statement).

         24       Power of Attorney.

         ----------------------------
          *    To be filed by amendment.
          + Pursuant to Rule 406 of the Securities Act of 1933, as amended, confidential portions of Exhibits 10.1 and 10.4 have been deleted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

         Pursuant to Instruction 4(iii) of Item 601(b) of Regulation S-K, copies of certain instruments defining the rights of holders of certain long-term debt of the Company and its subsidiaries are not filed and, in lieu thereof, the Company agrees to furnish copies thereof to the Securities Exchange Commission upon request.

(b)      Financial Statement Schedules

          None


ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change to such information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 320% change in the "maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change in the information set forth in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Falcon Heights, State of Minnesota, on December 13, 1996.

                                    HARVEST STATES COOPERATIVES


                                    By: /s/John D. Johnson
                                        -------------------------------------
                                        John D. Johnson
                                        President and Chief Executive Officer


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on December 13, 1996.

Signature                                              Title
---------                                              -----

/s/John D. Johnson                        President and Chief Executive Officer
-----------------------------------       (principal executive officer)
John D. Johnson

/s/T. F. Baker                            Group Vice President--Finance
-----------------------------------       (principal financial officer)
T. F. Baker

/s/John Schmitz                           Vice President--Corporate Accounting
-----------------------------------       (principal accounting officer)
John Schmitz

Steven Burnet*                            Chairman of the Board of Directors

Steve Carney*                             Director

Sheldon Haaland*                          Director

Jerry C. Hasnedl*                         Director

Edward Hereford*                          Director

Gerald Kuster*                            Director

Tyrone A. Moos*                           Director

Duane G. Risan*                           Director

William J. Zarak, Jr.*                    Director

Edward Ellison*                           Director

Leonard D. Larsen*                        Director

Duane Stenzel*                            Director

Russell W. Twedt*                         Director

Merlin Van Walleghen*                     Director

*By /s/John D. Johnson
-----------------------------------
    John D. Johnson
    Attorney-in-fact



                                  EXHIBIT INDEX


Number      Description                                                    Page
------      -----------                                                    ----

3.1         Amended and Restated Articles of Incorporation of the Company.

3.2         Amended and Restated Bylaws of the Company.

10.1+ Lease Agreement between Peavey Company and Amber Milling Company, a division of Harvest States Cooperatives, effective as of August 31, 1994.

10.2 Lease between the Port of Kalama and North Pacific Grain Growers, Inc., dated November 22, 1960.

10.3 Limited Liability Company Agreement for the Wilsey-Holsum Foods, LLC dated July 24, 1996.

10.4+ Long Term Supply Agreement between Wilsey-Holsum Foods, LLC and Harvest States Cooperatives dated August 30, 1996.

10.5 Partnership Agreement between Continental Grain Company and Harvest States Cooperatives dated September 28, 1992.

10.6        Harvest States Cooperatives Deferred Compensation Plan.

10.7 Harvest States Cooperatives Deferred Compensation Supplemental Retirement Plan.

10.8        Harvest States Cooperatives Management Compensation Program.

10.9 Revolving Credit Agreement by and among Harvest States Cooperatives, Banque Nationale de Paris et al., the St. Paul Bank for Cooperatives and CoBank, ACB dated November 1, 1996.

10.10 Amended and Restated Master Syndicated Loan Agreement by and among Harvest States Cooperatives, CoBank, ACB (successor to the National Bank for Cooperatives) and the St. Paul Bank for Cooperatives dated October 28, 1996.

10.11 Fourth Supplement to the August 30, 1994 Master Syndicated Loan Agreement by and among Harvest States Cooperatives, CoBank, ACB (successor to the National Bank for Cooperatives) and the St. Paul Bank for Cooperatives dated October 28, 1996.

10.11(a) Promissory Note of Harvest States Cooperatives to the St. Paul Bank for Cooperatives for $25,000,000 dated October 28, 1996.

10.11(b) Promissory Note of Harvest States Cooperatives to CoBank, ACB for $25,000,000 dated October 28, 1996.

10.12 Third Supplement to the August 30, 1994 Master Syndicated Loan Agreement by and among Harvest States Cooperatives, CoBank, ACB (successor to the National Bank for Cooperatives) and the St. Paul Bank for Cooperatives dated December 15, 1995.

10.12(a) Promissory Note of Harvest States Cooperatives to the St. Paul Bank for Cooperatives for $10,000,000 dated December 15, 1995.

10.12(b) Promissory Note of Harvest States Cooperatives to CoBank, ACB for $10,000,000 dated December 15, 1995.

10.13 First Supplement to the August 30, 1994 Master Syndicated Loan Agreement by and among Harvest States Cooperatives, the National Bank for Cooperatives and the St. Paul Bank for Cooperatives dated August 30, 1994.

10.13(a) Promissory Note of Harvest States Cooperatives to the St. Paul Bank for Cooperatives for $42,500,000 dated August 30, 1994.

10.13(b) Promissory Note of Harvest States Cooperatives to the National Bank for Cooperatives for $42,500,000 dated August 30, 1994.

21.1        Subsidiaries of the Registrant.

23.1        Consent of Deloitte & Touche LLP.

24          Power of Attorney.

-------------------------

+ Pursuant to Rule 406 of the Securities Act of 1933, as amended, confidential portions of Exhibits 10.1 and 10.4 have been deleted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.